                                                      Pursuant to Rule 424(B)(2)
                                                 Registration File No. 333-69218


          PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED NOVEMBER 15, 2001

                                 $554,147,000



                     WELLS FARGO STUDENT LOAN TRUST 2001-1
                                    ISSUER


                       FLOATING RATE ASSET-BACKED NOTES



   WELLS FARGO STUDENT LOANS RECEIVABLES I, LLC   WELLS FARGO BANK SOUTH DAKOTA, NATIONAL ASSOCIATION
                     DEPOSITOR                                    SELLER AND SERVICER

BEFORE YOU PURCHASE ANY OF THESE SECURITIES, BE SURE YOU UNDERSTAND THE STRUCTURE AND THE RISKS. SEE ESPECIALLY THE RISK FACTORS BEGINNING ON PAGE S-11 OF THIS PROSPECTUS SUPPLEMENT AND ON PAGE 5 OF THE ATTACHED PROSPECTUS.

These notes are asset backed securities issued by a trust. The notes are not obligations of Wells Fargo Bank South Dakota, National Association, the depositor or any of their affiliates.

The notes are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.

No one may use this prospectus supplement to offer or sell these securities unless it is accompanied by the prospectus.

                        THE TRUST WILL ISSUE THE FOLLOWING NOTES:

                                PRINCIPAL                 INTEREST                  FINAL
                                  AMOUNT                    RATE                MATURITY DATE
                             --------------- --------------------------------- --------------
  Class A-1 notes .......... $177,254,000    Three-Month LIBOR plus 0.08%(1)    August 2008
  Class A-2 notes .......... $357,498,000    Three-Month LIBOR plus 0.18%(1)      May 2030
  Class B notes ............ $ 19,395,000    Three-Month LIBOR plus 0.50%(1)    August 2035


(1) Subject to increase by 0.50% per annum if the servicer does not exercise its option to purchase the financed student loans when it is first able to do so.

o The sources for payment of the notes are a pool of education loans originated under the Federal Family Education Loan Program to students and parents of students, a reserve account and a rate swap agreement.

o The trust will pay interest and principal on the notes quarterly on the 25th day of each February, May, August and November beginning on February 25, 2002.

                                    INITIAL PUBLIC     UNDERWRITING      PROCEEDS TO
                                    OFFERING PRICE       DISCOUNT       THE DEPOSITOR
                                   ----------------   --------------   --------------
  Per Class A-1 notes ..........       100.000%           0.330%           99.670%
  Per Class A-2 notes ..........       100.000%           0.430%           99.570%
  Per Class B notes ............       100.000%           0.500%           99.500%

We expect the proceeds to the depositor to be $551,930,412 before deducting expenses estimated to be $765,000.

Delivery of the notes, in book-entry form only, will be made through The Depository Trust Company, Clearstream Banking, Societe Anonyme and the Euroclear System on or about November 27, 2001, against payment in immediately available funds.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS TO WHICH IT RELATES IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

SALOMON SMITH BARNEY                                    BEAR, STEARNS & CO. INC.

                      WELLS FARGO BROKERAGE SERVICES, LLC

          The date of this prospectus supplement is November 15, 2001.

UNTIL FEBRUARY 13, 2002, ALL UNDERWRITERS THAT EFFECT TRANSACTIONS IN THE NOTES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, WILL BE REQUIRED TO DELIVER A PROSPECTUS AND PROSPECTUS SUPPLEMENT. THIS REQUIREMENT IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS AND PROSPECTUS SUPPLEMENT WHEN ACTING AS UNDERWRITERS WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

     We are not offering the notes in any state where the offer of the notes is not permitted.

     The underwriters participating in the offering of the notes may engage in transactions that stabilize, maintain or otherwise affect the prices of the notes. These transactions could cause the prices of the notes to be higher than they might otherwise be in the absence of such transactions. See "Underwriting" in this prospectus supplement.


                  WHERE TO FIND INFORMATION IN THESE DOCUMENTS

     This prospectus supplement and the attached prospectus provide information about the trust, Wells Fargo Student Loan Trust 2001-1, including terms and conditions that apply to the notes to be issued by the trust. You should rely only on the information provided in this prospectus supplement and the attached prospectus, including the information incorporated by reference. We have not authorized anyone to provide you with different information.

     We describe the notes in two separate documents, the prospectus and the prospectus supplement, of which the prospectus supplement provides more detail regarding the notes and the offering:

     o The attached prospectus, which provides general information, some of which may not apply to your notes; and

     o This prospectus supplement, which describes the specific terms of your notes.

     This prospectus supplement begins with introductory sections describing the notes and the trust in abbreviated form, followed by a more complete description of the terms. The introductory sections are:

     o Summary of Terms: provides important information concerning the amounts and the payment terms of each class of notes and gives a brief introduction to the key structural features of the trust.

     o Risk Factors: describes briefly some of the risks to investors in the notes.

     We include cross-references in this prospectus supplement and in the attached prospectus to captions in these materials where you can find further related discussions. The table of contents in this prospectus supplement and the table of contents included in the attached prospectus provide the page numbers on which those captions are located.

     We are not offering the notes in any state where the offer of the notes is not permitted.


                           FORWARD LOOKING STATEMENTS

     Information under the headings "Risk Factors" and "Formation of the Trust" contains various "forward looking statements", which represent the depositor's expectations or beliefs concerning future events. The depositor cautions that these statements are further qualified by important factors that could cause actual results to differ materially from those in the forward looking statements.

                               TABLE OF CONTENTS


                             PROSPECTUS SUPPLEMENT




                                                               PAGE
                                                              -----
SUMMARY OF TERMS ............................................  S-5
RISK FACTORS ................................................ S-11
FORMATION OF THE TRUST ...................................... S-18
        The Trust ........................................... S-18
        Eligible Lender Trustee ............................. S-19
THE FINANCED STUDENT LOAN POOL .............................. S-19
        Guarantee of Financed Student Loans ................. S-26
DESCRIPTION OF THE NOTES .................................... S-30
        General ............................................. S-30
        Payments of Interest ................................ S-30
        Distributions of Principal .......................... S-30
        Mandatory Redemption ................................ S-32
        Calculation of Three-Month LIBOR .................... S-32
        Book-Entry Registration ............................. S-33
DESCRIPTION OF THE TRANSFER AND
SERVICING AGREEMENTS ........................................ S-36
        General ............................................. S-36
        Sale of Financed Student Loans;
          Representations and Warranties .................... S-36


                                                               PAGE
                                                              -----
        Additional Fundings ................................. S-36
        Accounts ............................................ S-38
        Servicing Compensation; Administration Fee .......... S-38
        Distributions ....................................... S-38
        Credit Enhancement .................................. S-43
        Swap Agreement ...................................... S-46
        Optional Redemption; Termination .................... S-49
FEDERAL FAMILY EDUCATION LOAN
PROGRAM ..................................................... S-50
CERTAIN FEDERAL INCOME TAX
CONSEQUENCES ................................................ S-51
ERISA CONSIDERATIONS ........................................ S-52
UNDERWRITING ................................................ S-53
LEGAL MATTERS ............................................... S-54
REPORTS TO NOTEHOLDERS ...................................... S-54
ANNEX I ..................................................... S-55
INDEX OF PRINCIPAL TERMS .................................... S-59

                                   PROSPECTUS




                                                          PAGE
                                                         -----
OVERVIEW OF THE INFORMATION IN THIS
   PROSPECTUS AND THE PROSPECTUS
        SUPPLEMENT .....................................    2
RISK FACTORS ...........................................    5
FORMATION OF THE TRUSTS ................................   13
        The Trusts .....................................   13
        Eligible Lender Trustee ........................   13
USE OF PROCEEDS ........................................   13
THE BANK, THE DEPOSITORS, AND THE
   SERVICER ............................................   14
        The Bank .......................................   14
        The Depositors .................................   14
        The Servicer ...................................   15
THE STUDENT LOAN POOLS .................................   15
        The Bank's Student Loan Financing Business .....   16
        Delinquencies, Defaults, Claims and Net
          Losses .......................................   18
FEDERAL FAMILY EDUCATION LOAN
   PROGRAM .............................................   18
        Legislative and Administrative Matters .........   19


                                                          PAGE
                                                         -----
        Eligible Lenders, Students and Educational
          Institutions .................................   19
        Financial Need Analysis ........................   21
        Special Allowance Payments .....................   21
        Federal Stafford Loans .........................   22
        Federal Unsubsidized Stafford Loans ............   25
        Federal PLUS and Federal SLS Loan
          Programs .....................................   25
        Federal Consolidation Loan Program .............   27
        Federal Guarantors .............................   28
        Federal Insurance and Reinsurance of Federal
          Guarantors ...................................   29
        Historical Information .........................   31
        1999 Amendment .................................   33
        Departments of Labor, Health and Human
          Services, and Education, and Related
          Agencies Appropriations Act, 2001 ............   33
        Electronic Signatures in Global and National
          Commerce Act .................................   33
WEIGHTED AVERAGE LIVES OF THE NOTES ....................   34
        Pool Factors and Trading Information ...........   34
DESCRIPTION OF THE NOTES ...............................   35
        Principal of and Interest on the Notes .........   35

                                                             PAGE
                                                            -----
        The Indenture ..................................... 36
INFORMATION REGARDING THE NOTES ........................... 40
        Fixed Rate Notes .................................. 40
        Floating Rate Notes ............................... 40
        Book-Entry Registration ........................... 41
        Definitive Notes .................................. 42
        List of Noteholders ............................... 43
        Reports to Noteholders ............................ 43
DESCRIPTION OF THE TRANSFER AND
   SERVICING AGREEMENTS ................................... 44
        Sale of Student Loans; Representations and
          Warranties ...................................... 44
        Additional Fundings ............................... 45
        Accounts .......................................... 45
        Servicing Procedures .............................. 46
        Payments on Student Loans ......................... 47
        Servicer Covenants ................................ 47
        Servicer Compensation ............................. 48
        Distributions ..................................... 48
        Credit and Cash Flow Enhancement .................. 48
        Statements to Indenture Trustee and Trust ......... 49
        Evidence as to Compliance ......................... 50
        Matters Regarding the Servicer .................... 50
        Servicer Default .................................. 51
        Rights Upon Servicer Default ...................... 51
        Waiver of Past Defaults ........................... 52
        Amendment ......................................... 52
        Payment of Notes .................................. 52
        Termination ....................................... 52
        Administration Agreement .......................... 53


                                                             PAGE
                                                            -----
LEGAL ASPECTS OF THE STUDENT LOANS ........................ 53
        Transfer of Student Loans ......................... 53
        Consumer Protection Laws .......................... 54
LOAN ORIGINATION AND SERVICING
   PROCEDURES APPLICABLE TO STUDENT
   LOANS .................................................. 54
        Student Loans Generally Not Subject to
          Discharge in Bankruptcy ......................... 55
FEDERAL INCOME TAX CONSEQUENCES ........................... 55
        Tax Characterization of the Trust ................. 56
        Tax Consequences to Holders of the Notes .......... 56
        Recent Legislation ................................ 59
ERISA CONSIDERATIONS ...................................... 59
PLAN OF DISTRIBUTION ...................................... 60
FORWARD-LOOKING STATEMENTS ................................ 61
RATINGS OF THE NOTES ...................................... 62
REPORTS TO NOTEHOLDERS .................................... 62
WHERE YOU CAN FIND MORE
   INFORMATION ............................................ 62
INCORPORATION BY REFERENCE ................................ 63
LEGAL MATTERS ............................................. 63
INDEX OF PRINCIPAL TERMS .................................. 64

                                SUMMARY OF TERMS

    o This summary highlights selected information from this prospectus supplement and does not contain all of the information that may be important to you. To understand all of the terms of the offering of the notes, you must read both this prospectus supplement and the accompanying prospectus, each in its entirety.

    o This summary provides an overview of selected information to aid your understanding and is qualified by the full description of this and other information in this prospectus supplement and the accompanying prospectus.

PRINCIPAL PARTIES AND DATES


THE TRUST

 o    Wells Fargo Student Loan Trust 2001-1


THE DEPOSITOR

 o    Wells Fargo Student Loans Receivables I, LLC


THE SELLER

 o    Wells Fargo Bank South Dakota, National Association


THE SERVICER

 o    Wells Fargo Bank South Dakota, National Association


THE ADMINISTRATOR

 o    Wells Fargo Bank Minnesota, National Association


THE ELIGIBLE LENDER TRUSTEE

 o    Bank One, National Association


THE INDENTURE TRUSTEE

 o    JPMorgan Chase Bank


THE SWAP COUNTERPARTY

 o    Wells Fargo Bank, National Association

QUARTERLY PAYMENT DATES

Payments on the notes will be made to you on the 25th day of each February, May, August and November. If the 25th is not a business day, payments will be made to you on the next business day.

FIRST PAYMENT DATE

The first payment date is February 25th, 2002.

CUT-OFF DATE

November 1, 2001, for the initial financed student loans and for each additional student loan, the date on which such loan is transferred to the trust. The trust will receive payments made on the related student loans on and after this date.


CLOSING DATE

The trust expects to issue the notes on or about November 27, 2001.


DESCRIPTION OF THE SECURITIES

GENERAL

       The Trust is offering the following student loan floating rate asset-backed notes:


SENIOR NOTES

 o    Class A-1 notes in the aggregate principal amount of $177,254,000; and

 o    Class A-2 notes in the aggregate principal amount of $357,498,000.


SUBORDINATE NOTES

 o    Class B notes in the aggregate principal amount of $19,395,000.

The trust will issue the notes in book-entry form in $1,000 denominations.

Notes will be held through The Depository Trust Company, Cedelbank, Societe Anonyme or the Euroclear System.


INTEREST PAYMENTS

The interest rate for each class of notes is set forth on the cover page of this prospectus supplement.

Interest will accrue from each quarterly payment date to but not including the following quarterly payment date. For the first quarterly payment date, interest will accrue from the closing date. Interest will be calculated based on the actual number of days elapsed in each interest accrual period and a 360 day year.


PRINCIPAL PAYMENTS

Principal will be paid on the notes on each quarterly payment date until the notes have been paid in full in an amount generally equal to the principal collections with respect to the related student loans for the preceding quarterly period, less the amount representing accrued interest on the student loans for that period that is to be capitalized upon repayment and less the principal amount of any student loans purchased or funded by the trust during that period in the limited circumstances where the trust purchases or funds loans after the funding period.

Principal payments on the notes generally will be made sequentially. Therefore, no principal will be paid on the subordinate notes until the senior notes are paid in full and no principal will be paid on the Class A-2 notes until the Class A-1 notes are paid in full.

However, if the notes are accelerated following a default under the indenture, principal will be paid first to the senior notes, on a pro rata basis, until they are paid in full, and second, to the subordinate notes until they are paid in full.


PRIORITY OF PAYMENTS

On each quarterly payment date, the indenture trustee will make the following distributions in the following priority to the extent of available funds:

 o    certain fees, to the servicer, administrator and swap counterparty;

 o    interest, pro rata, to the senior noteholders;

 o    interest, to the subordinate noteholders;

 o    principal, to the noteholders; and

 o    remaining funds, to the reserve account.

Any shortfalls in funds available to make required interest and principal distributions on the notes on a quarterly payment date may be paid on future quarterly payment dates.

FINAL MATURITY DATES

To the extent not previously paid prior to such dates, the unpaid principal amount of each class of notes will be payable in full on the quarterly payment date occurring in the month listed for that class on the cover page of this prospectus supplement.


OPTIONAL REDEMPTION

Any notes that remain outstanding on any quarterly payment date on which the servicer exercises its option to purchase all of the assets of the trust, will be prepaid in whole at the applicable redemption price on such quarterly payment date. The redemption price for any class of notes will equal the unpaid principal amount of that class, plus accrued and unpaid interest thereon. The servicer may not exercise this option until the aggregate outstanding principal balance of the financed student loans is less than, or equal to, 10% of the sum of the aggregate principal balance of the initial financed student loans as of the cut-off date and the amount deposited in the prefunding account on the closing date.

If the servicer does not exercise the option when it is first able to do so, the interest rate on each outstanding class will increase by 0.50% per annum for the remaining term of that class, i.e., the spread over three-month LIBOR set forth on the cover page of this prospectus supplement will increase for each following quarterly payment date on each outstanding class by fifty basis points per annum.


TRUST PROPERTY

GENERAL

The property of the trust will include:

 o    the student loans;

 o    all amounts collected on the student loans on or after the cut-off date;

 o    amounts on deposit in the accounts of the trust;

 o    the swap agreement; and

 o rights under the demand note issued by Wells Fargo Bank South Dakota, National Association.

THE INITIAL FINANCED STUDENT LOANS

The student loans consist of a pool of guaranteed education loans to students and parents of students made under the Federal Family Education Loan Program. All of the student loans are reinsured by the Department of Education. The depositor will purchase the student loans from Wells Fargo Bank South Dakota, National Association, and will, in turn, deposit and sell the student loans to the trust.

The information presented in this prospectus supplement relating to the initial financed student loans is as of September 30, 2001, which we refer to as the statistical cut-off date. The depositor believes that the information set forth in this prospectus supplement with respect to the initial financed student loans as of the statistical cut-off date is representative of the characteristics of the initial financed student loans as they will exist at the closing date, although certain characteristics of the initial financed student loans may vary. A current report on Form 8-K containing a description of the initial financed student loans as of the closing date will be filed with the Securities and Exchange Commission within 15 days after the closing date.

The student loans to be transferred by the depositor to the trust on the closing date have the following characteristics as of the statistical cut-off date:

 o    Aggregate principal amount:                                 $492,546,102

 o    Weighted average remaining term (months):                         127.66

 o    Stafford Loans (%):                                                81.18

 o    Federal Consolidation Loans (%):                                   12.70

 o    PLUS Loans (%):                                                     5.16

 o    SLS Loans (%):                                                      0.96


ACQUISITION OF STUDENT LOANS DURING THE
FUNDING PERIOD

The funding period begins on the closing date and ends no later than November 25, 2003. During the funding period, the trust will continue to acquire student loans using funds on deposit in the prefunding account. The prefunding account will be created by the depositor on the closing date and held by the indenture trustee. On the closing date, the depositor will use a portion of the proceeds of the sale of the notes to make a deposit of $50,000,000 or 9.02% of the initial principal amount of the notes into that account. Amounts in the prefunding account will be used by the trust to:

 o originate federal consolidation loans, each made for the purpose of consolidating one or more federal student loans at least one of which is already held by the trust; and

 o purchase from the depositor serial loans. For a student loan to qualify as a serial loan it must have been made to a borrower under a student loan held by the trust on the closing date and must meet other criteria specified in this prospectus supplement.

If any amounts remain in the prefunding account at the end of the funding period, these amounts will be distributed to the earliest maturing class of notes as a prepayment of principal.


ACQUISITION OF SERIAL LOANS AFTER THE
FUNDING PERIOD

After the amount on deposit in the prefunding account has been reduced to zero, the trust may continue to acquire serial loans. The trust will purchase these serial loans from principal collections received on the student loans that would otherwise be used to make principal payments on the notes. In no event will the trust acquire additional serial loans after October 31, 2003.


CREDIT ENHANCEMENT

The credit enhancement for the senior notes will consist primarily of the following:

 o    reserve account;

 o overcollateralization, to the limited extent described under "Reserve Account," below; provided that excess amounts released from the reserve account are sufficient to create and maintain such overcollateralization;


 o    until November 25, 2003, the demand note; and

 o    subordination of the subordinate notes.

The credit enhancement for the subordinate notes will consist primarily of the following:

 o    reserve account;

 o overcollateralization, to the limited extent described under "Reserve Account," below; provided that excess amounts released from the reserve account are sufficient to create and maintain such overcollateralization; and

 o    until November 25, 2003, the demand note.


RESERVE ACCOUNT

The depositor will establish a reserve account with the indenture trustee. Funds available under the reserve account will be used to cover shortfalls in servicing, administration and swap fees and distributions of interest on the notes on each quarterly payment date and principal of each class of notes on its final maturity date, in each case to the extent described in this prospectus supplement. The reserve account will be funded as follows:

 o On the closing date, the depositor will deposit into the reserve account, from the net proceeds of the sale of the notes, an amount equal to $1,386,284.

 o On each quarterly payment date, any available funds remaining after making all prior required distributions will be deposited into the reserve account, although they will remain deposited in the reserve account only to the extent necessary to cause the amount on deposit to equal the specified reserve account balance.

Conversely, on each quarterly payment date, if the amount on deposit in the reserve account, including the amount deposited on that quarterly payment date as described in the preceding paragraph, exceeds the specified reserve account balance, the excess amounts will be withdrawn from the reserve account and will be applied in the following priority:

 o to pay principal of the notes in the priority set forth under "Principal Payments" above until

       o the sum of the aggregate principal amount of the student loans held by the trust, together with accrued and unpaid interest on the loans, plus the amounts on deposit in the prefunding account and the reserve account, equals

       o the aggregate principal amount of the notes, thereby creating parity;

 o to pay the swap counterparty the amount of any unreimbursed payments previously received by the trust under the swap agreement plus interest;

 o to reimburse the demand note provider in respect of any unreimbursed draws on the demand note;

 o to pay additional principal of the notes in the priority set forth under "Principal Payments" above until

       o the sum of the aggregate principal amount of the student loans held by the trust, together with accrued and unpaid interest on the loans, plus the amounts on deposit in the prefunding account and the reserve account, equals 100.50% of

       o     the aggregate principal amount
             of the notes, thereby creating overcollateralization; and

 o to be released to the depositor after which noteholders will have no right or claim to the released amounts.

The specified reserve account balance for any quarterly payment date will be the greater of (i) 0.25% of the outstanding principal balance of the notes, and
(ii) $500,000.


DEMAND NOTE

On the closing date, the depositor will assign to the indenture trustee for the benefit of the noteholders all of its rights under a non-interest bearing demand note issued by Wells Fargo Bank South Dakota, National Association in the amount of $10,525,000. The demand note will expire by its terms on November 25, 2003. Prior to that date, the demand note may be drawn on to cover shortfalls in certain fees, distributions of interest on the notes to the same extent as the reserve account but only if amounts in the reserve account are insufficient to do so.

If (i) the short-term unsecured debt rating of Wells Fargo Bank South Dakota, National Association (or its implied short-term unsecured debt rating based on the ratings assigned to an affiliate of Wells Fargo Bank South Dakota, National Association) falls below "A-1" by Standard & Poor's, "P-1" by Moody's or "F-1" by Fitch or if Wells Fargo Bank South Dakota, National Association's long-term unsecured debt rating (or its implied long-term unsecured debt rating based on the ratings assigned to an affiliate of Wells Fargo Bank South Dakota, National Association) falls below "A-" by Standard & Poor's, "A2" by Moody's or "A" by Fitch, and (ii) within 30 days of the withdrawal or reduction, each rating agency that has withdrawn or reduced such rating has not confirmed the ratings assigned by it to the notes on the closing date, then the servicer will instruct the indenture trustee to demand payment of the entire undrawn amount of the demand note and deposit that amount into a separate trust account where such monies would be available in the same manner as draws on the demand note.


SUBORDINATION OF THE SUBORDINATE NOTES

The subordination of the subordinate notes to the senior notes as described in this prospectus supplement will provide additional credit enhancement for the senior notes. Any losses on the student loans not covered by other forms of credit enhancement will be allocated to the subordinate notes before being allocated to the senior notes.


SWAP AGREEMENT

The swap counterparty will pay to the trust, on or before the third business day preceding each quarterly payment date, an amount calculated on a quarterly basis equal to the sum of:

 o the excess, if any, of the Class A-1 interest rate over the student loan rate multiplied by the principal amount of the outstanding Class A-1 notes; plus

 o the excess, if any, of the Class A-2 interest rate over the student loan rate multiplied by the principal amount of the outstanding Class A-2 notes; plus

 o the excess, if any, of the Class B interest rate over the student loan rate multiplied by the principal amount of the outstanding Class B notes.


The student loan rate, in general, will equal the expected weighted average interest rate of the trust student loans, plus investment earnings on amounts held in the trust's accounts, less servicing, administration, and swap fees.

The swap counterparty's maximum obligation, as of any date, under the swap agreement will equal (i) the outstanding principal amount of the Class B notes as of that date less (ii) the payments it has made previously under the swap agreement, net of the amount of any payments, other than interest, made by the trust to reimburse payments made by the swap counterparty.

On each quarterly payment date, the swap counterparty will be paid from the collection account, before any payments are made to the noteholders, a fee equal in the aggregate to 0.04% per annum of the principal balance of the notes. In addition, on each quarterly payment date on or after the parity date, the swap counterparty will be paid, from any reserve account excess funds, a sum equal to any payments received by the trust from the swap counterparty which remain unreimbursed, plus interest thereon.

If (i) the short-term unsecured debt rating of the swap counterparty or its credit support provider, if any, is withdrawn or reduced below "A-1" by Standard & Poor's, "P-1" by Moody's or "F-1" by Fitch or its long-term unsecured debt rating of the swap counterparty or its credit support provider, if any, is withdrawn or reduced below "A--" by Standard & Poor's or any successor rating agency, "Aa3" by Moody's or any successor rating agency, or "A" by Fitch; and (ii) the swap counterparty has not, within 30 days of the withdrawal or reduction, procured a collateral arrangement, a replacement transaction or a rating affirmation, then the swap agreement will terminate.


TAX STATUS

Sidley Austin Brown & Wood LLP, special federal income tax counsel to the trust, is of the opinion that

 o the trust will not be treated as an association or a publicly traded partnership taxable as a corporation; and

 o the notes will be characterized as indebtedness for federal income tax purposes.

Each noteholder, by accepting a note, will agree to treat the notes as indebtedness.


ERISA CONSIDERATIONS

Subject to the considerations discussed under "ERISA Considerations," the notes are eligible for purchase by employee benefit plans.

RATINGS


It is a condition to their issuance that at least two nationally recognized rating agencies must rate:


 o    the senior notes "AAA" or its equivalent; and


 o    the subordinate notes at least "AA--" or its equivalent.

                                  RISK FACTORS

     You should consider the following risk factors together with all the information contained in this prospectus supplement and the related prospectus in deciding whether to purchase any of the notes.

THE NOTES ARE NOT SUITABLE                    The notes are not a suitable investment if you require a
INVESTMENTS FOR ALL INVESTORS.                regular or predictable schedule of payments or payment on
                                              any specific date. The notes are complex investments that
                                              should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the
                                              expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment, and the interaction of these factors.

YOU MAY HAVE DIFFICULTY SELLING YOUR          The notes will not be listed on any securities exchange. As
NOTES.                                        a result, if you want to sell your notes you must locate a purchaser that is willing to purchase those notes. The
                                              underwriters (other than Wells Fargo Brokerage Services,
                                              LLC) intend to make a secondary market for the notes. The
                                              underwriters (other than Wells Fargo Brokerage Services,
                                              LLC) will do so by offering to buy the notes from investors that wish to sell. However, the underwriters will not be
                                              obligated to make offers to buy the notes and may stop
                                              making offers at any time. In addition, the prices offered, if any, may not reflect prices that other potential
                                              purchasers would be willing to pay, were they to be given
                                              the opportunity. There have been times in the past where
                                              there have been very few buyers of asset-backed securities and there may be times in the future when a similar lack of liquidity may affect the asset-backed securities market. As a result, you may not be able to sell your notes when you
                                              want to do so or you may not be able to obtain the price
                                              that you wish to receive.

THE TRUST HAS LIMITED ASSETS TO MAKE          The trust does not have, nor is it permitted or expected to
PAYMENT ON YOUR NOTES.                        have, significant assets or sources of funds other than the student loans, the related guarantee agreements, the reserve account, the demand note, the prefunding account and the
                                              swap agreement. The notes represent obligations solely of
                                              the trust and will not be insured or guaranteed by any
                                              entity. Consequently, you must rely for payment of your
                                              notes upon cash flow from the trust's assets. Monies to be deposited in the reserve account are limited in amount and will be reduced, subject to a specified minimum, as the
                                              aggregate principal amount of the notes is reduced.
                                              Similarly, the demand note is limited to its face amount,
                                              and will be outstanding only until November 25, 2003. If the reserve account is exhausted and the demand note has been
                                              drawn down or has expired, the trust will depend solely on payments with respect to the student loans to make payments on the notes and you could suffer a loss. You will have no claim to any amounts properly distributed by the trust to
                                              the depositor, servicer or other parties.





                                      S-11

YOU MAY EXPERIENCE LOSSES ON YOUR             As of the closing date, the aggregate principal amount of
INVESTMENT AS A RESULT OF THE PRINCIPAL       the notes is expected to be equal to approximately 100.52%
BALANCE OF THE NOTES EXCEEDING THE POOL       of the sum of (i) the principal balance of, and borrower
BALANCE.                                      accrued interest on, the student loans as of the cut-off
                                              date, (ii) the amount on deposit in the reserve account and
                                              (iii) the amount on deposit in the prefunding account. Until the quarterly payment date on which the aggregate principal amount of the notes is reduced to 100% of that sum, which we refer to as the parity date, the trust will attempt to apply interest amounts released from the reserve account to pay
                                              principal of the notes. In addition, after the parity date, the trust will continue to apply these amounts released from the reserve account, after paying any amounts due to the
                                              swap counterparty or the demand note provider, to pay
                                              additional principal of the notes to the extent necessary to cause the sum of the aggregate principal amount of, and
                                              borrower interest on, the student loans plus the amount on deposit in the prefunding account and the reserve account
                                              (up to the specified reserve account balance), to equal
                                              100.50% of the aggregate principal amount of the notes,
                                              thereby creating overcollateralization.

                                              Although it is the intent to use available funds
                                              attributable to interest received on the student loans to
                                              make payments of principal of the notes, you may experience losses to the extent that excess interest collections
                                              released from the reserve account are insufficient to cause the outstanding principal balance of, and borrower accrued interest on, the student loans plus amounts on deposit in
                                              the prefunding account and the reserve account to equal the aggregate principal amount of the notes. The occurrence of any of the following will increase the likelihood of an
                                              insufficiency:

                                              o    A high rate of prepayments;

                                              o    An increase in the weighted average discount rate per
                                                   annum for direct obligations of the United States with
                                                   a maturity of 13 weeks or the three-month commercial
                                                   paper (financial) rates;

                                              o    An increase in the London interbank offered rate for
                                                   deposits in U.S. dollars having a maturity of three
                                                   months; or

                                              o    Draws on the reserve account that cause the balance of
                                                   the reserve account to go below the specified reserve
                                                   account balance.

THE ACQUISITION OF ADDITIONAL STUDENT         Following the transfer of additional student loans to the
LOANS AFTER THE CLOSING DATE MAY CAUSE        trust after the closing date, the characteristics of the
THE CHARACTERISTICS OF THE STUDENT LOANS      student loans may differ significantly from the information
TO DIFFER SIGNIFICANTLY FROM THOSE            as of the statistical cut-off date presented in this
DESCRIBED IN THE PROSPECTUS SUPPLEMENT.       prospectus supplement. The characteristics that may differ include the composition of the student loans, changes in the relative concentration of guarantors in the student loan
                                              pool, the

                                      S-12

                                              distribution by loan type, the distribution by interest
                                              rate, the distribution by principal balance and the
                                              distribution by remaining term. You should consider
                                              potential variances when making your investment decision
                                              concerning the notes.

ADVERSE CHANGES IN THE FINANCIAL              CSLP, the Colorado Student Loan Program, is a federal
CONDITION OF CSLP MAY CAUSE DELAY OR          guarantor and has guaranteed approximately 93.61% of the
LOSSES ON PAYMENT OF THE NOTES.               outstanding principal balance of the initial financed
                                              student loans as of the statistical cut-off date. If there should be a material adverse change in the financial
                                              condition of CSLP, it may fail to make its guaranteed
                                              payments to the eligible lender trustee. Although in these circumstances the trust may submit claims directly to the
                                              Department of Education, the Department of Education may
                                              determine that CSLP is able to meet its obligations and the
                                              Department of Education may not make those payments. Even if the Department of Education determines to make those
                                              payments, there may be delays in making the necessary
                                              determination. The loss or delay of any such guaranteed
                                              payments, interest subsidy payments, or special allowance
                                              payments could adversely affect the trust's ability to pay timely interest and principal on the notes. In such event, you may suffer a loss on your investment.

YOU MAY INCUR DELAYS IN PAYMENTS ON           The financed student loans will be subserviced by UNIPAC
YOUR NOTES IF THE SUBSERVICER IS REPLACED.    Service Corporation pursuant to a fixed term subservicing
                                              agreement between UNIPAC Service Corporation and the
                                              servicer. In the event that the subservicing agreement with
                                              UNIPAC Service Corporation is not renewed or UNIPAC Service
                                              Corporation ceases to be the subservicer, there may be an
                                              interruption or delay in the servicing of the financed
                                              student loans. Such interruption or delay may reduce the
                                              amounts available to make payments in respect of the notes on any quarterly payment date.

THE RETURN ON YOUR INVESTMENT IS              Your pre-tax return on your investment will change from time
UNCERTAIN AND WILL CHANGE OVER TIME.          to time for a number of reasons including the following:

                                              o    The rate of return of principal is uncertain. The
                                                   amount of distributions of principal on the notes and
                                                   the time when you receive those distributions depends
                                                   on the amount and the times at which borrowers make
                                                   principal payments on the student loans. Those
                                                   principal payments may be regularly scheduled payments
                                                   or unscheduled payments resulting from prepayments,
                                                   defaults or consolidations of the student loans outside
                                                   of the trust. In addition, if the trust is not able to
                                                   purchase sufficient additional student loan principal
                                                   balances during the funding period, the noteholders
                                                   will receive a principal prepayment immediately
                                                   following the end of the funding period in an amount
                                                   equal to the remaining amount then on deposit in the
                                                   prefunding account. Conversely, if the

                                      S-13

                                                   funding of additional student loans reduces the prefunding account to zero, the trust will continue to apply principal collections received in respect of the financed student
                                                   loans to:

                                                   (i)  purchase serial loans until October 31, 2003, to the
                                                        extent they are made available by the seller and

                                                   (ii) fund add-on consolidation loans for a period of 210
                                                        days after the funding period to the extent borrowers
                                                        under the consolidation loans held by the trust elect
                                                        to further consolidate their student loans.


                                                   Applying principal collections in this manner will reduce
                                                   principal distributions on the notes during that period by the amount of those purchases and fundings.

                                              o    You bear reinvestment risk. Asset-backed securities, like
                                                   the notes, usually produce more returns of principal to
                                                   investors when market interest rates fall below the interest rates on the student loans and produce fewer returns of
                                                   principal when market interest rates are above the interest rates on the student loans. As a result, you are likely to receive more money to reinvest at a time when other
                                                   investments generally are producing a lower yield than the yield on the notes, and are likely to receive less money to reinvest when other investments generally are producing a
                                                   higher yield than the yield on the notes. You will bear the risk that the timing and amount of distributions on your
                                                   notes will prevent you from attaining your desired yield.

                                              o    An early termination may affect the yield. Your investment in the notes may end before you desire if the servicer
                                                   exercises its option to purchase all of the assets of the
                                                   trust. You will bear reinvestment risk following an early
                                                   termination.

                                              o    Breaches by the seller or servicer may affect your yield.
                                                   The seller makes representations and warranties relating to the quality and suitability of each financed student loan
                                                   and the servicer covenants to service each financed student loan in conformity with the servicing agreement. If the
                                                   seller breaches a representation and warranty made with
                                                   respect to a financed student loan it may be obligated to
                                                   repurchase or substitute for that loan. Similarly, if the
                                                   servicer breaches a covenant in its servicing of a financed student loan, it may be obligated to purchase the loan. In each case, the purchase or substitution obligation would
                                                   result only where the breach materially and adversely
                                                   affects the interests of the noteholders in the financed
                                                   student loan and is not cured within the applicable cure
                                                   period. Any breach that does not affect the applicable


                                      S-14

                                                   guarantor's obligation to guarantee payment of the financed student loan will not be considered to have a material
                                                   adverse effect for this purpose.

                                                   In addition, during each 12-month period following the
                                                   cut-off date or an anniversary of the cut-off date, the
                                                   servicer will be obligated to purchase financed student
                                                   loans only if (i) its total liability incurred during the
                                                   period for these purchases and any other liabilities under the servicing agreement exceeds (ii) an amount equal to
                                                   0.15% of the outstanding principal balance of the financed student loans as of the cut-off date or, after the first
                                                   anniversary of the cut-off date, as of the preceding
                                                   November 1. If this servicer liability limit for any
                                                   12-month period has been exceeded, the servicer's total
                                                   liability during the remainder of that period for losses for rejected claims by a guarantor for any financed student loan based on a breach of its covenants, including but not
                                                   limited to any losses caused by negligence or willful
                                                   misfeasance by the servicer, will not exceed the amount
                                                   which the guarantor would have been obligated to pay with
                                                   respect to the related loan, had its obligation to guarantee payment on it not been affected by the servicer's breach.
                                                   Purchases by the seller or servicer would increase the rate of principal payments on the notes, while any failure by the seller or servicer to fulfill its obligations in this regard could result in losses on the notes.

SUBORDINATION INCREASES THE RISK OF LOSS      The rights of the subordinate noteholders to receive
FOR THE CLASS B NOTES.                        payments of interest will be subordinated to the rights of the senior noteholders to receive payments of interest, and the rights of the subordinate noteholders to receive
                                              payments of principal will be subordinate to the rights of the senior noteholders to receive payments of interest and principal. Accordingly, holders of the subordinate notes
                                              will bear a greater risk of loss than senior noteholders in the event of a shortfall in available funds or amounts in
                                              the reserve account due to losses or for any other reason.
                                              As a result, the subordinate notes will be very sensitive to losses on the student loans and the timing of these losses.
                                              If the actual rate and amount of losses on the student loans exceeds your expectations, and if amounts in the reserve
                                              account are insufficient to cover the resulting shortfalls, the yield to maturity on subordinate notes may be lower than you anticipate and you could suffer a loss. Moreover,
                                              because of the sequential payment of principal, the
                                              subordinate notes will not be paid any principal payments
                                              prior to when the senior notes have been paid in full. The sequential payment of principal and the subordination of the subordinate notes increases the risk and severity of the
                                              potential loss to subordinate noteholders following an event of default under the indenture.

                                      S-15

THE SEQUENTIAL PAYMENT OF PRINCIPAL OF        Since the Class A-2 notes will generally not be paid any
THE SENIOR NOTES MEANS THAT THE RISKS OF      principal distributions until the principal balance of the
AN INVESTMENT IN THE CLASS A-1 NOTES          Class A-1 notes has been reduced to zero, the Class A-1
AND CLASS A-2 NOTES DIFFER.                   noteholders would be most affected by a high rate of
                                              principal prepayment (including through the application of funds released from the reserve account) or an early
                                              termination of the funding period. In addition, as a result of this sequential payment of principal, it is likely that at any time the Class A-2 notes will have a greater percent of their initial principal balance outstanding than the
                                              Class A-1 notes. Consequently, the Class A-2 notes will be allocated more losses than the Class A-1 notes following a default under the indenture as a relative percentage of
                                              their respective initial principal balances.

THE CONCENTRATION OF THE FINANCED             Economic conditions in the states where obligors reside may
STUDENT LOANS IN SPECIFIC GEOGRAPHIC          affect the delinquency, loan loss and recovery experience
AREAS MAY INCREASE YOUR RISK OF LOSS.         with respect to the financed student loans.

                                              As of the statistical cut-off date, 72.13% of the borrowers
                                              (by outstanding principal balance of the initial financed
                                              student loans as of the statistical cut-off date) under the financed student loans were recorded as being located in
                                              Colorado.

                                              Economic conditions in any state or region may decline over time and from time to time. Because of the concentration of the borrowers in Colorado, any adverse economic conditions in Colorado may have a greater effect on the performance of the notes than if this concentration did not exist.

THE BASIS RISK ASSOCIATED WITH THE NOTES      The trust will enter into a swap agreement intended to
MAY RESULT IN SHORTFALLS IF THE SWAP          mitigate the basis risk associated with the notes. Basis
COUNTERPARTY DEFAULTS OR THE AGGREGATE        risk is the risk that shortfalls might occur because, among
LIMIT ON SWAP COUNTERPARTY PAYMENTS IS        other things, the interest rates of the student loans and
EXCEEDED.                                     those of the notes adjust on the basis of different indices.
                                              If a payment is due to the trust under the swap agreement, a default by the swap counterparty may reduce the amount of
                                              available funds for any collection period and shortfalls in the payment of interest on the notes could result. The
                                              trust's ability to pay your principal and interest on the
                                              notes also may be adversely affected if the aggregate limit on the swap counterparty's obligation under its swap
                                              agreement with the trust is reached.

                                              In addition, an early termination of the swap agreement may occur in the event that either:

                                              o    the swap counterparty fails to make a required payment
                                                   within three business days of the date that payment was
                                                   due; or

                                              o    the swap counterparty fails, within 30 calendar days of
                                                   the date on which the credit ratings of the swap
                                                   counterparty or its credit support provider fall below
                                                   the required ratings specified in the swap agreement,
                                                   to:

                                      S-16

                                                   (i)  obtain a replacement swap agreement with terms
                                                        substantially the same as the swap agreement; or

                                                   (ii) establish any other arrangement satisfactory to the
                                                        trust and the applicable rating agencies.

                                              o    the trust fails to make payments owed to the swap
                                                   counterparty under the swap agreement in accordance with the priority of payments.

                                                   If an early termination occurs, the trust may no longer have the benefit of the swap agreement. You cannot be certain
                                                   that the trust will be able to enter into a substitute swap agreement.



ANY WITHDRAWAL OR DOWNGRADING OF THE          A security rating is not a recommendation to buy, sell or
INITIAL RATINGS ON THE NOTES WILL AFFECT THE  hold securities. Similar ratings on different types of
VALUE OF THE NOTES.                           securities do not necessarily mean the same thing. You are encouraged to analyze the significance of each rating
                                              independently from any other rating. Any rating agency may change its rating of the notes after the notes are issued if that rating agency believes that circumstances have changed.
                                              Any subsequent change in rating will likely affect the price that a subsequent purchaser will be willing to pay for the notes. The ratings do not address any prepayment risk,
                                              including the risk that not all amounts on deposit in the
                                              prefunding account will be used to purchase student loans.


                             FORMATION OF THE TRUST


THE TRUST

     Wells Fargo Student Loan Trust 2001-1 (the "Trust") will be a trust formed under the laws of the State of Delaware pursuant to the Trust Agreement for the transactions described in this prospectus supplement and in the prospectus. The Trust will not engage in any activity other than:

    o acquiring, holding and managing the student loans (the "Initial Financed Student Loans") sold to the Trust on November 27, 2001 (the "Closing Date"), the additional Student Loans acquired or originated by the Trust after the Closing Date (the "Additional Student Loans" and, together with the Initial Financed Student Loans, the "Financed Student Loans") and the other assets of the Trust;

    o issuing the Notes;

    o making payments on the Notes;

    o originating Federal Consolidation Loans during the Funding Period;

    o entering into the Swap Agreement; and

    o engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental to or connected with the foregoing.

     The proceeds from the sale of the Notes will be used by the Eligible Lender Trustee to purchase on behalf of the Trust the Initial Financed Student Loans from the depositor under the Loan Sale Agreement (including borrower interest accrued on the Initial Financed Student Loans as of the Cut-off Date, but excluding amounts consisting of Special Allowance Payments or Interest Subsidy Payments accrued prior to the Cut-off Date), to fund the initial deposit into the Reserve Account on the Closing Date in the amount of $1,386,284 (the "Reserve Account Initial Deposit"), to fund the deposit into the Prefunding Account on the Closing Date of cash or Eligible Investments equal to $50,000,000, and to fund the costs of issuance. In addition, on the closing date, the depositor will assign to the Indenture Trustee for the benefit of the Noteholders all of its rights under a non interest-bearing demand note issued by Wells Fargo Bank South Dakota, National Association ("Wells Fargo South Dakota") in the amount of $10,525,000 (the "Demand Note"). The Demand Note will expire by its terms on November 25, 2003.

     Under the Loan Sale Agreement, the Initial Financed Student Loans will have been purchased by the depositor from Wells Fargo South Dakota. Upon the consummation of these transactions, the property of the Trust will consist of

    o the Financed Student Loans, all of which are guaranteed education loans to students and parents of students made under the Federal Family Education Loan Program, legal title to which is held by the Eligible Lender Trustee on behalf of the Trust;

    o all funds collected in respect of the Financed Student Loans on or after the Cut-off Date, including interest accrued on the Financed Student Loans prior to the Cut-off Date whether or not to be capitalized (but excluding Special Allowance Payments and Interest Subsidy Payments accrued prior to the Cut-off Date);

    o all monies and investments on deposit in the Collection Account, the Prefunding Account and the Reserve Account;

    o the Demand Note; and

    o the Swap Agreement.

     The Notes will be secured by the assets of the Trust as described herein. The Collection Account, the Reserve Account, the Prefunding Account, the Demand Note and the Swap Agreement will be maintained in the name of the Indenture Trustee for the benefit of the noteholders. To facilitate servicing and to minimize administrative burden and expense, the Servicer will be appointed by the Eligible Lender Trustee as custodian of the promissory notes representing the Financed Student Loans.

     On behalf of the Trust, the Eligible Lender Trustee will use funds on deposit in the Prefunding Account during the Funding Period to make or acquire Additional Student Loans which will constitute property of the Trust. See "Description of the Transfer and Servicing Agreements--Additional Fundings" herein. In addition, after the Funding Period, Additional Student Loans will be added to the Trust to the extent that (i) up to but not later than October 31, 2003, the Eligible Lender Trustee on behalf of the Trust purchases Serial Loans from the Seller, or (ii) for 210 days after the end of the Funding Period, Add-on Consolidation Loans are added to Federal Consolidation Loans owned by the Trust. Any origination or conveyance during or after the Funding Period of Additional Student Loans is conditioned on compliance with the procedures described in the Loan Sale Agreement. The Depositor expects that the amount of Additional Fundings during the Funding Period will approximately equal the amount deposited into the Prefunding Account on the Closing Date but there can be no assurance in this regard. There can also be no assurance as to the amount of Additional Fundings that will occur after the Funding Period. See "Description of the Transfer and Servicing Agreements--Additional Fundings" herein.

     The Trust's principal offices are in Wilmington, Delaware, in care of Bank One, National Association, as Eligible Lender Trustee, at the address listed below.


ELIGIBLE LENDER TRUSTEE

     Bank One, National Association is the Eligible Lender Trustee for the Trust under the Trust Agreement to be dated as of November 1, 2001 (as amended and supplemented from time to time, the "Trust Agreement") among the Depositor, the Seller and the Eligible Lender Trustee. Bank One, National Association is a national banking association whose principal offices are located at One Bank One Plaza, Chicago, Illinois 60670-0801. The Eligible Lender Trustee will acquire on behalf of the Trust legal title to all the Financed Student Loans acquired from time to time pursuant to the Loan Sale Agreement. The Eligible Lender Trustee on behalf of the Trust will enter into a Guarantee Agreement with each of the Guarantors with respect to such Financed Student Loans. The Eligible Lender Trustee qualifies as an eligible lender and owner of all Financed Student Loans for all purposes under the Higher Education Act and the Guarantee Agreements. Failure of the Financed Student Loans to be owned by an eligible lender would result in the loss of any Guarantee Payments from any Guarantor and any Federal Assistance with respect to such Financed Student Loans. See "The Student Loan Pools" in the prospectus.

     The Eligible Lender Trustee's liability in connection with the issuance and sale of the Notes is limited solely to the express obligations of the Eligible Lender Trustee set forth in the Trust Agreement, the Loan Sale Agreement and the Loan Servicing Agreement. See "Description of the Notes" in this prospectus supplement and "Description of the Transfer and Servicing Agreements" in this prospectus supplement and in the prospectus. Wells Fargo South Dakota and its affiliates may maintain normal commercial banking relations with the Eligible Lender Trustee.


                         THE FINANCED STUDENT LOAN POOL

     The pool of Financed Student Loans held by the Trust will include the Initial Financed Student Loans to be purchased by the Eligible Lender Trustee on behalf of the Trust as of November 1, 2001, and the Additional Student Loans made or acquired by the Eligible Lender Trustee on behalf of the Trust after the Closing Date. With respect to the Initial Financed Student Loans, November 1, 2001, and with respect to Additional Student Loans, the date of funding or acquisition by the Trust, are collectively referred to as the "Cut-off Date."

     The Depositor will purchase the Initial Financed Student Loans from Wells Fargo South Dakota under the Loan Sale Agreement and, under the Loan Sale Agreement, will transfer them to the Trust.

     No selection procedures believed by Wells Fargo South Dakota to be adverse to the noteholders were used or will be used in selecting the Financed Student Loans. However, except for the criteria described in the preceding paragraphs and under "Description of the Transfer and Servicing Agreements--Additional Fundings" herein or contained in the Loan Sale Agreement, there will be no required characteristics of the Additional Student Loans. Therefore, following the transfer of Additional Student Loans to the Eligible Lender Trustee on behalf of the Trust, the aggregate characteristics of the entire pool of Financed Student Loans, including the composition of the Financed Student Loans, the distribution by loan type, the distribution by interest rate, the distribution by principal balance and the distribution by remaining term to scheduled maturity described in the following tables, may vary significantly from those of the Initial Financed Student Loans as of the Cut-off Date. In addition, the distribution by weighted average interest rate applicable to the Financed Student Loans on any date following the Cut-off Date may vary significantly from that set forth in the following tables as a result of variations in the effective rates of interest applicable to the Financed Student Loans. Moreover, the information described below with respect to the original term to maturity and remaining term of maturity of the Initial Financed Student Loans as of the Cut-off Date may vary significantly from the actual term to maturity of any of the Financed Student Loans as a result of the granting of deferral and forbearance periods with respect thereto.

     The information presented in this Prospectus Supplement relating to the Initial Financed Student Loans is as of September 30, 2001 (the "Statistical Cut-off Date"). The Depositor believes that the information set forth herein with respect to the Initial Financed Student Loans as of the Statistical Cut-off Date is representative of the characteristics of the Initial Financed Student Loans as they will be constituted at the Closing Date, although certain characteristics of the Initial Financed Student Loans may vary. A Current Report on Form 8-K containing a description of the Initial Financed Student Loans as of the Closing Date will be filed with the Securities and Exchange Commission within 15 days after the Closing Date.

     Set forth below in the following tables is a description of certain characteristics of the Initial Financed Student Loans as of Statistical Cut-off Date. The aggregate outstanding principal balance of the loans in the following tables includes net principal balances due from borrowers and excludes all accrued interest, including accrued interest to be capitalized upon commencement of repayment, due from borrowers. Total borrower accrued interest, including interest to be capitalized upon commencement of repayment, as of the Statistical Cut-off Date is $10,914,520. The percentages set forth in the tables below may not always add to 100% due to rounding.


                  COMPOSITION OF THE INITIAL FINANCED STUDENT
                   LOANS AS OF THE STATISTICAL CUT-OFF DATE



Aggregate Outstanding Principal Balance ........................... $492,546,102
Number of Billing Accounts ........................................       67,100
Average Outstanding Principal Balance per Billing Account ......... $      7,340
Number of Loans ...................................................      147,836
Average Outstanding Principal Balance per Loan .................... $      3,332
Weighted Average Remaining Term to Maturity (1) ...................127.66 months
Weighted Average Annual Borrower Interest Rate (2) ................        6.31%

----------
(1) Determined from the date of origination or the Statistical Cut-off Date, as the case may be, to the stated maturity date of the applicable Initial Financed Student Loans, assuming repayment commences promptly upon expiration of the typical grace period following the expected graduation date and without giving effect to any deferral or forbearance periods that may be granted in the future. See "Federal Family Education Loan Program" in the prospectus.

(2) Determined using the interest rates applicable to the Initial Financed Student Loans as of the Statistical Cut-off Date. However, because some of the Initial Financed Student Loans effectively bear interest generally at a variable rate per annum to the borrower, there can be no assurance that the foregoing percentage will remain applicable to the Initial Financed Student Loans at any time after the Statistical Cut-off Date. See "Federal Family Education Loan Program" in the prospectus.


              DISTRIBUTION OF THE INITIAL FINANCED STUDENT LOANS
                BY LOAN TYPE AS OF THE STATISTICAL CUT-OFF DATE




                                                          PERCENT OF
                                     AGGREGATE              INITIAL
                                    OUTSTANDING        FINANCED STUDENT
                                     PRINCIPAL       LOANS BY OUTSTANDING     NUMBER OF
LOAN TYPE                             BALANCE          PRINCIPAL BALANCE        LOANS
-------------------------------   ---------------   ----------------------   ----------
Consolidation .................    $ 62,560,984              12.70%             3,963
PLUS ..........................      25,394,372               5.16              5,530
SLS ...........................       4,746,048               0.96              1,008
Stafford/Subsidized ...........     245,896,494              49.92             90,115
Stafford/Unsubsidized .........     153,948,203              31.26             47,220
                                   ------------             ------             ------
Total .........................    $492,546,102             100.00%           147,836
                                   ============             ======            =======

              DISTRIBUTION OF THE INITIAL FINANCED STUDENT LOANS
         BY BORROWER INTEREST RATES AS OF THE STATISTICAL CUT-OFF DATE




                                                       PERCENT OF
                                  AGGREGATE              INITIAL
                                 OUTSTANDING        FINANCED STUDENT
                                  PRINCIPAL       LOANS BY OUTSTANDING     NUMBER OF
RANGE OF INTEREST RATES(1)         BALANCE          PRINCIPAL BALANCE        LOANS
----------------------------   ---------------   ----------------------   ----------
Less than 5.50% ............    $175,955,995              35.72%            55,634
5.50% to 5.99% .............      49,758,913              10.10             17,772
6.00% to 6.49% .............      51,378,560              10.43             16,703
6.50% to 6.99% .............     161,102,431              32.71             53,296
7.00% to 7.49% .............       2,622,343               0.53                248
7.50% to 7.99% .............       8,475,796               1.72                683
8.00% to 8.49% .............      23,434,716               4.76              2,371
8.50% to 8.99% .............          19,417               0.00                 10
9.00% to 9.49% .............      19,644,721               3.99              1,107
9.50% or greater ...........         153,210               0.03                 12
                                ------------             ------             ------
Total ......................    $492,546,102             100.00%           147,836
                                ============             ======            =======

----------
(1) Determined using the interest rates applicable to the Initial Financed Student Loans as of the Statistical Cut-off Date. However, because some of the Initial Financed Student Loans effectively bear interest at a variable rate per annum to the borrower, there can be no assurance that the foregoing information will remain applicable to the Initial Financed Student Loans at any time after the Statistical Cut-off Date. See "Federal Family Education Loan Program" in the prospectus.

              DISTRIBUTION OF THE INITIAL FINANCED STUDENT LOANS
      BY OUTSTANDING PRINCIPAL BALANCE AS OF THE STATISTICAL CUT-OFF DATE




                                 AGGREGATE        PERCENT OF INITIAL
RANGE OF                        OUTSTANDING        FINANCED STUDENT
OUTSTANDING                      PRINCIPAL       LOANS BY OUTSTANDING      NUMBER OF
PRINCIPAL BALANCE                 BALANCE          PRINCIPAL BALANCE      ACCOUNTS (1)
---------------------------   ---------------   ----------------------   -------------
Less than $2,000...........    $ 14,600,808               2.96%              12,644
$ 2,000 to $3,999..........      54,284,143              11.02               18,785
$ 4,000 to $5,999..........      51,064,296              10.37               10,300
$ 6,000 to $7,999..........      50,321,237              10.22                7,360
$ 8,000 to $9,999..........      33,106,826               6.72                3,717
$10,000 to $11,999.........      31,551,087               6.41                2,883
$12,000 to $13,999.........      25,682,360               5.21                1,977
$14,000 to $15,999.........      26,858,158               5.45                1,805
$16,000 to $17,999.........      24,604,817               5.00                1,450
$18,000 to $19,999.........      20,909,838               4.25                1,105
$20,000 to $21,999.........      19,163,312               3.89                  913
$22,000 to $23,999.........      16,130,129               3.27                  702
$24,000 to $25,999.........      15,596,170               3.17                  626
$26,000 to $27,999.........      11,853,751               2.41                  439
$28,000 and above..........      96,819,170              19.66                2,394
                               ------------             ------               ------
Total .....................    $492,546,102             100.00%              67,100
                               ============             ======               ======

----------
(1) Determined by aggregating all loans of a borrower in accordance with the servicing agreement with the sub-servicer, which generally provides that all loans of a unique borrower which are the same loan type and have the same terms are serviced as one account.


              DISTRIBUTION OF THE INITIAL FINANCED STUDENT LOANS
               BY SCHOOL TYPE AS OF THE STATISTICAL CUT-OFF DATE




                                 AGGREGATE        PERCENT OF INITIAL
                                OUTSTANDING        FINANCED STUDENT
                                 PRINCIPAL       LOANS BY OUTSTANDING     NUMBER OF
SCHOOL TYPE                       BALANCE          PRINCIPAL BALANCE        LOANS
---------------------------   ---------------   ----------------------   ----------
2-Year School .............    $ 36,016,543               7.31%            14,720
4-Year School .............     406,926,491              82.62            117,184
Vocational School .........      48,475,785               9.84             15,863
Other .....................       1,127,282               0.23                 69
                               ------------             ------            -------
Total .....................    $492,546,102             100.00%           147,836
                               ============             ======            =======

              DISTRIBUTION OF THE INITIAL FINANCED STUDENT LOANS
  BY REMAINING TERM TO SCHEDULED MATURITY AS OF THE STATISTICAL CUT-OFF DATE




                                          AGGREGATE        PERCENT OF INITIAL
                                         OUTSTANDING        FINANCED STUDENT
NUMBER OF MONTHS                          PRINCIPAL       LOANS BY OUTSTANDING     NUMBER OF
REMAINING TO SCHEDULED MATURITY(1)         BALANCE          PRINCIPAL BALANCE        LOANS
------------------------------------   ---------------   ----------------------   ----------
Less than 25 .......................    $  3,043,934               0.62%             5,539
25 to 36 ...........................       6,364,004               1.29              5,273
37 to 48 ...........................      10,937,035               2.22              6,349
49 to 60 ...........................      16,098,897               3.27              7,723
61 to 72 ...........................      21,262,268               4.32              8,730
73 to 84 ...........................      22,696,545               4.61              8,359
85 to 96 ...........................      28,499,418               5.79              8,958
97 to 108 ..........................      62,163,466              12.62             18,246
109 to 120 .........................      57,366,430              11.65             15,695
121 to 132 .........................      74,575,415              15.14             19,600
133 to 144 .........................      59,603,231              12.10             17,025
145 to 156 .........................      36,707,673               7.45             10,829
157 to 168 .........................      24,115,118               4.90              6,630
169 to 180 .........................      18,046,438               3.66              4,466
181 to 192 .........................       7,705,935               1.56              1,563
193 and above ......................      43,360,293               8.80              2,851
                                        ------------             ------             ------
Total ..............................    $492,546,102             100.00%           147,836
                                        ============             ======            =======

----------
(1) Determined from the Statistical Cut-off Date to the stated maturity date of the applicable Initial Financed Student Loans, assuming repayment commences promptly upon expiration of the typical grace period following the expected graduation date and without giving effect to any deferral or forbearance periods that may be granted in the future. See "Federal Family Education Loan Program" in the prospectus.


             DISTRIBUTION OF THE INITIAL FINANCED STUDENT LOANS BY BORROWER PAYMENT STATUS AS OF THE STATISTICAL CUT-OFF DATE




                           AGGREGATE        PERCENT OF INITIAL
                          OUTSTANDING        FINANCED STUDENT
BORROWER                   PRINCIPAL       LOANS BY OUTSTANDING     NUMBER OF
PAYMENT STATUS(1)           BALANCE          PRINCIPAL BALANCE        LOANS
---------------------   ---------------   ----------------------   ----------
School ..............    $147,478,256              29.94%            47,140
Grace ...............      39,304,109               7.98             11,762
Deferment ...........      65,815,723              13.36             19,165
Forbearance .........      42,587,966               8.65              9,955
Repayment ...........     197,360,048              40.07             59,814
                         ------------             ------             ------
Total ...............    $492,546,102             100.00%           147,836
                         ============             ======            =======

----------
(1) Refers to the status of the borrower of each Initial Financed Student Loan as of the Statistical Cut-off Date: such borrower may still be attending school ("In-School"), may be in a grace period prior to repayment commencing ("Grace"), may be repaying such loan ("Repayment") or may have temporarily ceased repaying such loan through a deferral ("Deferral") or a forbearance ("Forbearance") period. See "Federal Family Education Loan Program" in the prospectus. For purposes of this table, "In-School" excludes, and "Deferral" includes, all SLS or PLUS Loans of borrowers still attending school.

              DISTRIBUTION OF THE INITIAL FINANCIAL STUDENT LOANS
                BY LOCATION AS OF THE STATISTICAL CUT-OFF DATE




                                    AGGREGATE       PERCENT OF INITIAL
                                   OUTSTANDING       FINANCED STUDENT
                                    PRINCIPAL      LOANS BY OUTSTANDING     NUMBER OF
STATE/TERRITORIES/OTHER(1)           BALANCE         PRINCIPAL BALANCE        LOANS
------------------------------   --------------   ----------------------   ----------
Alabama ......................   $ 1,197,207                0.24%               349
Alaska .......................       982,177                0.20                339
Arizona ......................     5,967,618                1.21              1,788
Arkansas .....................       514,247                0.10                122
Armed Forces-Europe ..........       627,737                0.13                169
Armed Forces-Pacific .........       231,728                0.05                 51
California ...................    18,150,221                3.68              5,197
Colorado .....................   355,280,938               72.13            107,957
Connecticut ..................       757,722                0.15                216
Delaware .....................       222,915                0.05                 47
District of Columbia .........       324,378                0.07                 99
Florida ......................     5,232,575                1.06              1,450
Foreign Countries ............     1,288,801                0.26                247
Georgia ......................     3,055,100                0.62                833
Guam .........................        54,476                0.01                 10
Hawaii .......................     2,558,305                0.52                782
Idaho ........................     1,007,807                0.20                312
Illinois .....................     4,903,943                1.00              1,480
Indiana ......................     1,103,909                0.22                370
Iowa .........................     2,436,977                0.49                686
Kansas .......................     2,804,958                0.57                855
Kentucky .....................       442,611                0.09                139
Louisiana ....................     1,538,037                0.31                368
Maine ........................       549,699                0.11                128
Maryland .....................     1,267,777                0.26                378
Massachusetts ................     1,543,286                0.31                446
Michigan .....................     2,059,095                0.42                527
Minnesota ....................     2,984,558                0.61                808
Mississippi ..................       436,020                0.09                108
Missouri .....................     2,749,676                0.56                796
Montana ......................     1,292,962                0.26                404
Nebraska .....................    16,375,081                3.32              5,757
Nevada .......................     2,345,286                0.48                670
New Hampshire ................       552,252                0.11                138
New Jersey ...................     1,368,364                0.28                375
New Mexico ...................     4,375,346                0.89              1,463
New York .....................     3,886,407                0.79                982
North Carolina ...............     1,382,525                0.28                438
North Dakota .................       494,306                0.10                123
Ohio .........................     2,110,159                0.43                529
Oklahoma .....................     1,658,692                0.34                480
Oregon .......................     3,113,872                0.63                842
Pennsylvania .................     1,919,411                0.39                514
Puerto Rico ..................        80,518                0.02                 14
Rhode Island .................       340,903                0.07                 92

                                   AGGREGATE        PERCENT OF INITIAL
                                  OUTSTANDING        FINANCED STUDENT
                                   PRINCIPAL       LOANS BY OUTSTANDING     NUMBER OF
STATE/ TERRITORIES/OTHER(1)         BALANCE          PRINCIPAL BALANCE        LOANS
-----------------------------   ---------------   ----------------------   ----------
South Carolina ..............    $  1,351,629               0.27%               411
South Dakota ................       1,362,734               0.28                376
Tennessee ...................       1,676,109               0.34                465
Texas .......................      10,580,688               2.15              2,927
Utah ........................       2,082,241               0.42                627
Vermont .....................         438,243               0.09                 98
Virgin Islands ..............          11,684               0.00                  5
Virginia ....................       2,556,209               0.52                654
Washington ..................       3,916,739               0.80              1,039
West Virginia ...............         153,776               0.03                 58
Wisconsin ...................       1,670,195               0.34                453
Wyoming .....................       3,175,273               0.64                845
                                 ------------             ------            -------
Total .......................    $492,546,102             100.00%           147,836
                                 ============             ======            =======

----------
(1) Based on the permanent billing addresses of the borrowers of the Initial Financed Student Loans shown on the Servicer's records as of the Statistical Cut-off Date.


               DISTRIBUTION OF INITIAL FINANCED STUDENT LOANS BY
                         DATE OF DISBURSEMENT BORROWER




                                                          AGGREGATE        PERCENT OF INITIAL
                                                         OUTSTANDING        FINANCED STUDENT
DATE OF                                                   PRINCIPAL       LOANS BY OUTSTANDING     NUMBER OF
DISBURSEMENT(1)                                            BALANCE          PRINCIPAL BALANCE        LOANS
----------------------------------------------------   ---------------   ----------------------   ----------
Pre-October 1, 1993 ................................    $ 24,621,695               5.00%            11,280
On or after October 1, 1993, and prior to October 1,
 1998 ..............................................     229,069,103              46.51             68,262
October 1, 1998 and thereafter .....................     238,855,304              48.49             68,294
                                                        ------------             ------            -------
Total ..............................................    $492,546,102             100.00%           147,836
                                                        ============             ======            =======

----------
(1) Initial Financed Student Loans disbursed prior to October 1, 1993, are 100% guaranteed by the Guarantors and reinsured against default by the Department of Education up to a maximum of 100% of the Guarantee Payments. Initial Financed Student Loans disbursed on or after October 1, 1993, and prior to October 1, 1998, are 98% guaranteed by the Guarantors and reinsured against default by the Department of Education up to a maximum of 98% of the Guarantee Payments. Initial Financial Student Loans disbursed on or after October 1, 1998, are 98% guaranteed by the Guarantors and reinsured against default by the Department of Education up to a maximum of 95% of the Guarantee Payments.

                DISTRIBUTION OF INITIAL FINANCED STUDENT LOANS
      BY NUMBER OF DAYS OF DELINQUENCY AS OF THE STATISTICAL CUT-OFF DATE




                         AGGREGATE        PERCENT OF INITIAL
                        OUTSTANDING        FINANCED STUDENT
                         PRINCIPAL       LOANS BY OUTSTANDING     NUMBER OF
DAYS DELINQUENT           BALANCE          PRINCIPAL BALANCE        LOANS
-------------------   ---------------   ----------------------   ----------
0 - 30 ............    $476,269,755              96.70%           142,536
31 - 60 ...........       6,812,720               1.38              2,212
61 - 90 ...........       3,090,447               0.63              1,066
91 - 120 ..........       2,119,829               0.43                678
121 - 150 .........       1,140,351               0.23                420
151 - 180 .........         986,310               0.20                367
181 - 220 .........       2,126,689               0.43                557
                       ------------             ------            -------
Total .............    $492,546,102             100.00%           147,836
                       ============             ======            =======

              DISTRIBUTION OF THE INITIAL FINANCED STUDENT LOANS
            BY GUARANTEE AGENCY AS OF THE STATISTICAL CUT-OFF DATE




                                                      AGGREGATE        PERCENT OF INITIAL
                                                     OUTSTANDING        FINANCED STUDENT
NAME OF                                               PRINCIPAL       LOANS BY OUTSTANDING     NUMBER OF
GUARANTEE AGENCY                                       BALANCE          PRINCIPAL BALANCE        LOANS
------------------------------------------------   ---------------   ----------------------   ----------
CSLP ...........................................    $461,057,612              93.61%           136,464
Illinois Student Assistance Commission .........       2,011,631               0.41                775
National Student Loan Program ..................      29,476,859               5.98             10,597
                                                    ------------             ------            -------
Total ..........................................    $492,546,102             100.00%           147,836
                                                    ============             ======            =======

     Each of the Financed Student Loans provides or will provide for the amortization of its outstanding principal balance over a series of regular payments. Each regular payment consists of an installment of interest which is calculated on the basis of the outstanding principal balance of the Financed Student Loan multiplied by the applicable interest rate and further multiplied by the period elapsed (as a fraction of a calendar year) since the preceding payment of interest was made. As payments are received in respect of the Financed Student Loan, the amount received is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance. Accordingly, if a borrower pays a regular installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. Conversely, if a borrower pays a monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less. In either case, subject to any applicable Deferral Periods or Forbearance Periods, the borrower pays a regular installment until the final scheduled payment date, at which time the amount of the final installment is increased or decreased as necessary to repay the then outstanding principal balance of the Financed Student Loan.


GUARANTEE OF FINANCED STUDENT LOANS

     By the Closing Date, the Eligible Lender Trustee will have entered into a Guarantee Agreement with the Student Loan Division of the Colorado Department of Higher Education, doing business as the Colorado Student Loan Program ("CSLP"), an agency of the State of Colorado, and with each of Illinois Student Assistance Commission and National Student Loan Program. The Guarantors have agreed pursuant to their respective Guaranty Agreements to serve as Guarantors for the Financed Student Loans. As of the Statistical Cut-off Date, 93.61% of the Initial Financed Student Loans (by principal balance as of the Statistical Cut-off Date) are guaranteed by CSLP.

     Under its Guarantee Agreement, each of the Guarantors guarantees payment of 100% of the principal (including any interest capitalized from time to time) and accrued interest for the Financed Student Loans as to which any one of the following events has occurred:

    o failure by the borrower under a Financed Student Loan to make monthly principal or interest payments when due, provided such failure continues for a statutorily determined period of time of at least 270 days (except that in the case of Financed Student Loans first disbursed on or after October 1, 1993, such guarantee against such failures will be limited to 98% of any unpaid principal plus accrued and unpaid interest);

    o any filing by or against the borrower under a Financed Student Loan for relief under Chapter 12 or 13 of the Federal Bankruptcy Code, or under Chapter 7 or 11 of the Federal Bankruptcy Code if there has been a determination of undue hardship made by the bankruptcy court;

    o the death of the borrower under a Financed Student Loan;

    o the total and permanent disability of the borrower under a Financed Student Loan to work and earn money or attend school, as certified by a qualified physician;

    o the school closed, thereby preventing the borrower from completing his/her program of study; or

    o the loan application was falsely certified.

     When these conditions are satisfied, the Act requires the Federal Guarantor generally to pay the claim within 90 days after its submission by the lender. The obligations of each Guarantor pursuant to its Guarantee Agreement are obligations solely of such Guarantor and are not supported by the full faith and credit of the federal or any state government. However, the Act provides that if the Secretary of Education (the "Secretary") determines that a Federal Guarantor is unable to meet its insurance obligations, the Secretary shall assume responsibility for all functions of such guarantor under the loan insurance program of such guarantor. The Secretary is authorized, among other things, to take those actions necessary to ensure the continued availability of Student Loans to residents of the state or states in which such guarantor did business, the proper servicing of Student Loans guaranteed by such guarantor, and the full honoring of all guarantees issued by such guarantor, in each such case, prior to the assumption by the Secretary of the functions of such guarantor, prior to the Secretary's assumption of the functions of such guarantor. For a further discussion of the Secretary's authority in the event that a Federal Guarantor is unable to meet its insurance obligations. See "Federal Family Education Loan Program--Federal Guarantors" and "--Federal Insurance and Reinsurance of Federal Guarantors" in the prospectus and "Federal Family Education Loan Program" in this prospectus supplement.

     Each Guarantor's guarantee obligations with respect to any Financed Student Loan guaranteed by it are conditioned upon the satisfaction of all the conditions set forth in the applicable Guarantee Agreement. These conditions generally include, but are not limited to, the following:

    o the origination and servicing of the Financed Student Loan being performed in accordance with the Act and other applicable requirements,

    o the timely payment to the Guarantor of the guarantee fee payable with respect to the Financed Student Loan,

    o the timely submission to the Guarantor of all required pre-claim delinquency status notifications and of the claim with respect to the Financed Student Loan, and

    o the transfer and endorsement of the promissory note evidencing the Financed Student Loan to the Guarantor upon and in connection with making a claim for Guarantee Payments thereon.

     Failure to comply with any of the applicable conditions, including the foregoing, may result in the refusal of the Guarantor to honor its Guarantee Agreement with respect to the Financed Student Loan, in the denial of guarantee coverage with respect to certain accrued interest amounts with respect thereto or in the loss of certain Interest Subsidy Payments and Special Allowance Payments with respect thereto. Under the Servicing Agreement and the Loan Sale Agreement, such failure to comply would constitute a breach of the Servicer's covenants or the Seller's representations and warranties, as the case may be. It would also create an obligation of the Servicer (subject to the limitations described under "Risk Factors--The return on your investment is uncertain and will change over time" in this prospectus supplement) or the Seller, as the case may be, to purchase or repurchase such Financed Student Loan or, in the case of a breach by the Seller, to substitute for such loan and to reimburse the Trust for such non-guaranteed interest amounts or such lost Interest Subsidy Payments and Special Allowance Payments with respect thereto. The Servicer will not, however, have any similar obligation to reimburse the Trust for non-guaranteed interest amounts or lost Interest Subsidy Payments or Special Allowance Payments which result from a breach of its covenants with respect to the Financed Student Loans. See "Description of the Transfer and Servicing Agreements--Sale of Student Loans; Representations and Warranties" and "--Servicer Covenants" in the prospectus.


     Set forth below is selected current and historical information with respect to CSLP in its capacity as a Guarantor of all education loans guaranteed by it:


     Guarantee Volume. The following table sets forth the approximate aggregate principal balance of federally reinsured education loans (including loans under the Parent Loans to Undergraduate Students (PLUS) program but excluding Federal Consolidation Loans) that first became guaranteed by CSLP in each of the last five federal fiscal years:*




   STAFFORD, SLS AND         AGGREGATE
 PLUS LOANS GUARANTEED      OUTSTANDING
        BY CSLP              PRINCIPAL
  FEDERAL FISCAL YEAR         BALANCE
-----------------------   ---------------
  1996 -- 97 ..........    $272,792,784
  1997 -- 98 ..........     294,262,577
  1998 -- 99 ..........     296,392,159
  1999 -- 00 ..........     321,782,121
  2000 -- 01 ..........     339,410,889

----------
* The information set forth in the table above has been obtained from CSLP, and is not guaranteed as to accuracy or completeness, and is not to be construed as a representation, by the Depositor or the Underwriters.


     Reserve Ratio. CSLP is and has been in compliance with all provisions of the Higher Education Act of 1965, as amended (together with all rules and regulations promulgated thereunder, the "Higher Education Act") which require the Guarantor to maintain a reserve fund of assets in an amount equal to or greater than a percentage of outstanding loans guaranteed by the Guarantor.

     Recovery Rates. CSLP's recovery rate, which provides a measure of the effectiveness of the collection efforts against defaulting borrowers after the guarantee claims have been satisfied, is determined by dividing the amount recovered from borrowers by such Guarantor by the aggregate amount of default claims paid by such Guarantor during the applicable federal fiscal year with respect to borrowers. The table below sets forth the recovery rates for CSLP as of the end of each of the last five federal fiscal years:*




                           RECOVERY
FEDERAL FISCAL YEAR          RATE
----------------------   -----------
  1996 -- 97 .........       36.65%
  1997 -- 98 .........       38.02%
  1998 -- 99 .........       49.16%
  1999 -- 00 .........       53.94%
  2000 -- 01 .........       54.74%

----------
* The information set forth in the table above with respect to CSLP has been obtained from such Guarantor and is not guaranteed as to accuracy or completeness, and is not to be construed as a representation, by the Depositor or the Underwriters.


     Claims Rate. CSLP's claims rate measures the amount of federal reinsurance claims paid by the United States Department of Education (the "Department") to the Guarantor during a fiscal year as a percentage of the original principal amount of guaranteed loans in repayment at the end of the prior federal fiscal year. No assurance can be made that the Guarantor will receive reimbursement for reinsurance claims at the maximum reinsurance rate permitted under the Higher Education Act. Such reimbursement is subject to reduction where the annual default claims rate of a Federal Guarantor for a federal fiscal year exceeds 5%. See "Federal Family Education Loan Program--Federal Insurance and Reinsurance of Federal Guarantors" in the prospectus and "Federal Family Education Loan Program" in this prospectus supplement. The following table sets forth the claims rate of CSLP for each of the last five federal fiscal years*:




                           CLAIMS
FEDERAL FISCAL YEAR         RATE
----------------------   ----------
  1996 -- 97 .........       2.52%
  1997 -- 98 .........       2.82%
  1998 -- 99 .........       2.07%
  1999 -- 00 .........       1.49%
  2000 -- 01 .........       2.09%

----------
* The information set forth in the table above with respect to CSLP has been obtained from such Guarantor and is not guaranteed as to accuracy or completeness, and is not to be construed as a representation, by the Depositor or the Underwriters.


     Unless otherwise indicated, all the above information relating to CSLP has been obtained from it, is not guaranteed as to accuracy or completeness by the depositor or the underwriters and is not to be construed as a representation by the depositor or the underwriters. The guarantee volumes, reserve ratios, recovery rates and claim rates of Guarantors other than CSLP may vary from those of CSLP. No assurances can be given as to what such volumes, ratios or rates will be or as to whether CSLP or the other Guarantors will be able to meet their insurance obligations. The DOE Data Books contain information concerning all Federal Guarantors and therefore may be consulted for additional information concerning CSLP and the other Guarantors.

                            DESCRIPTION OF THE NOTES

GENERAL

     The Class A-1 Floating Rate Asset Backed Senior Notes (the "Class A-1 Notes"), the Class A-2 Floating Rate Asset Backed Senior Notes (the "Class A-2 Notes" and, together with the Class A-1 Notes, the "Senior Notes") and the Class B Floating Rate Asset Backed Subordinate Notes (the "Subordinate Notes" and, together with the Senior Notes, the "Notes") will be issued pursuant to the terms of the Indenture to be dated as of November 1, 2001 (as amended and supplemented from time to time, the "Indenture"), between the Trust and JPMorgan Chase Bank, a New York bank (the "Indenture Trustee"). A form of the Indenture, including the forms of the Notes, have been filed as an exhibit to the Registration Statement. The following summary describes certain terms of the Notes and the Indenture. The summary does not purport to be complete and is qualified in its entirety by reference to the provisions of the Notes and the Indenture. The following summary supplements, and to the extent inconsistent therewith, replaces the description of the general terms and provisions of the Notes and the Indenture set forth in the prospectus, to which description reference is hereby made.


PAYMENTS OF INTEREST

     Interest on the Notes will be payable quarterly on or about each February 25th, May 25th, August 25th and November 25th of each year (or, if such day is not a business day, on the next succeeding business day), commencing February 25, 2001 (each, a "Quarterly Payment Date") to holders of record of the Notes on the related Record Date. "Record Date" means, with respect to any Quarterly Payment Date, the day prior to that Quarterly Payment Date whether or not it is a business day. Interest on the outstanding principal amount of each class of Notes will accrue from and including the Closing Date (in the case of the first Quarterly Payment Date), or from and including the most recent Quarterly Payment Date on which interest thereon has been paid, to but excluding the current Quarterly Payment Date (each, a "Quarterly Interest Period"). Interest accrued as of any Quarterly Payment Date but not paid on such Quarterly Payment Date will be due on the next Quarterly Payment Date, together with an amount equal to interest on such amount at the applicable rate per annum described below. Interest payments on the Notes will generally be funded from the Available Funds on deposit in the Collection Account remaining after the distribution of the Servicing Fee and all overdue Servicing Fees, the Administration Fee and all overdue Administration Fees and the Swap Fee and all overdue Swap Fees for such Quarterly Payment Date and from amounts on deposit in the Reserve Account or available for draws under the Demand Note. See "Description of the Transfer and Servicing Agreements--Distributions" and "--Credit Enhancement" herein.

     The "Class A-1 Note Rate", the "Class A-2 Note Rate", and the "Subordinate Note Rate" for each Quarterly Interest Period will equal Three-Month LIBOR for the related LIBOR Reset Period (determined as described herein) plus 0.08%, 0.18% and 0.50%, respectively, subject in each case to increase in the event that the Servicer does not exercise its option to purchase the Financed Student Loans when it is first able to do so. See "Description of the Transfer and Servicing Agreements--Optional Redemption; Termination".

     Interest on the Notes will be calculated on the basis of the actual number of days elapsed in each Quarterly Interest Period divided by 360.


DISTRIBUTIONS OF PRINCIPAL

     Principal payments will be made to the Noteholders, sequentially, in the order of priority set forth below on each Quarterly Payment Date in an amount generally equal to the Principal Distribution Amount for such Quarterly Payment Date, until the aggregate principal amount of the Notes is reduced to zero. Payments of the Principal Distribution Amount will generally be derived from the Available Funds remaining after the distribution of

    o the Servicing Fee and all overdue Servicing Fees;

    o the Administration Fee and all overdue Administration Fees;

    o the Swap Fee and all overdue Swap Fees;

    o the Senior Noteholders' Interest Distribution Amount; and

    o the Subordinate Noteholders' Interest Distribution Amount.

     If Available Funds are insufficient to pay the full Principal Distribution Amount, the shortfall will be added to the principal payable to the Noteholders on subsequent Quarterly Payment Dates.

     In addition, on each Quarterly Payment Date until and including the Parity Date any Reserve Account Excess for the Quarterly Payment Date will be applied to pay the principal of the Notes in the order of priority set forth below in an amount equal to the lesser of

    o the Reserve Account Excess for that Quarterly Payment Date, and

    o the amount by which the aggregate principal balance of the Notes after giving effect to the distribution of the Principal Distribution Amount on that Quarterly Payment Date exceeds the Pool Balance (plus during the Funding Period, the amount on deposit in the Prefunding Account) as of the close of business on the last day of the related Collection Period plus the amount on deposit in the Reserve Account (up to an amount equal to the Specified Reserve Account Balance) on that Quarterly Payment Date.


     Further, on each Quarterly Payment Date on and after the Parity Date, additional payments of principal of the Notes will be made from any Reserve Account Excess in the order of priority set forth below in an amount equal to the lesser of

    o the Reserve Account Excess for that Quarterly Payment Date to the extent remaining after the payment of amounts due to the Swap Counterparty and the Demand Note provider (and on the Parity Date after the payment of principal described in the preceding paragraph), and

    o the amount necessary to cause the Pool Balance (plus during the Funding Period, the amount on deposit in the Prefunding Account) as of the close of business on the last day of the related Collection Period plus the amount on deposit in the Reserve Account (up to an amount equal to the Specified Reserve Account Balance) on that Quarterly Payment Date to equal 100.50% of the aggregate principal balance of the Notes after giving effect to the distribution of the Principal Distribution Amount on that Quarterly Payment Date (and on the Parity Date after giving effect to the payment of principal described in the preceding paragraph).

     Amounts, if any, available to be distributed as set forth in the two preceding paragraphs will not be part of the Principal Distribution Amount for such Quarterly Payment Date and the Noteholders will have no entitlement thereto except to the extent of any such excess in the Reserve Account of which there can be no assurance. See "Description of the Transfer and Servicing Agreements--Credit Enhancement--Reserve Account" in this prospectus supplement.


     On each Quarterly Payment Date on which principal payments are made to the holders of the Senior Notes (the "Senior Noteholders") (whether in respect of the Senior Noteholders' Principal Distribution Amount, amounts on deposit in the Reserve Account constituting Reserve Account Excess or amounts in respect of a mandatory redemption, as described below, or otherwise), all payments of principal will be applied, unless an Event of Default has occurred under the Indenture and the Notes have been accelerated as a result, to pay principal to the holders of the Class A-1 Notes (the "Class A-1 Noteholders") until the aggregate principal amount of the Class A-1 Notes has been reduced to zero, and then to the holders of the Class A-2 Notes (the "Class A-2 Noteholders") until the aggregate principal amount of the Class A-2 Notes has been reduced to zero. If an Event of Default has occurred under the Indenture and the Notes have been accelerated as a result, all amounts payable as principal on the Senior Notes will be allocated to the Class A-1 Notes and the Class A-2 Notes pro rata. In addition, on each Quarterly Payment Date on which principal payments are made on the Notes (whether in respect of the Principal Distribution Amount, amounts on deposit in the Reserve Account constituting Reserve Account Excess or amounts in respect of a mandatory redemption, as described below, or otherwise), all payments of principal will be applied to pay principal to the Senior Noteholders until the aggregate principal amount of the Senior Notes has been paid in full, and then to pay principal to the holders of the Subordinate Notes (the "Subordinate Noteholders" and, together with the Senior Noteholders, the "Noteholders") until the Subordinate Notes have been paid in full.

     The aggregate outstanding principal amount, if any, of the Class A-1 Notes will be payable in full on the August 2008 Quarterly Payment Date (the "Class A-1 Note Final Maturity Date"), of the Class A-2 Notes will be payable in full on the May 2030 Quarterly Payment Due Date (the "Class A-2 Note Final Maturity Date") and of the Subordinate Notes on the August 2035 Quarterly Payment Date (the "Subordinate Note Final Maturity Date"). However, the actual maturity of any class of the Senior Notes or of the Subordinate Notes could occur other than on such dates as a result of a variety of factors including those described under "Risk Factors--The return on your investment is uncertain and will change over time" in this prospectus supplement.


MANDATORY REDEMPTION

     If any amount remains on deposit in the Prefunding Account on the last day of the Funding Period after giving effect to all Additional Fundings on or prior to such date, such amount will be used on the Quarterly Payment Date on or immediately following such date to redeem the Class A-1 Notes in an amount not to exceed their outstanding principal balance, and then to redeem the Class A-2 Notes. The aggregate principal amount of Notes to be redeemed will be an amount equal to the amount then on deposit in the Prefunding Account on the last day of the Funding Period.


CALCULATION OF THREE-MONTH LIBOR

     Pursuant to the Administration Agreement, the Administrator will determine Three-Month LIBOR for purposes of calculating the Class A-1 Note LIBOR Rate, the Class A-2 Note LIBOR Rate and the Subordinate Note LIBOR Rate for each Quarterly Interest Period on the second business day prior to the commencement of the LIBOR Reset Period within such Quarterly Interest Period (or, in the case of the initial LIBOR Reset Period, on the second business day prior to the Closing Date) (each, a "LIBOR Determination Date"). For purposes of calculating Three-Month LIBOR, a business day is any day on which banks in The City of New York and London are open for the transaction of international business. Interest due for any Quarterly Interest Period will be determined based on the actual number of days in such Quarterly Interest Period over a 360-day year.

     "Three-Month LIBOR" means, with respect to any LIBOR Reset Period, the London interbank offered rate for deposits in U.S. dollars having a maturity of three months commencing on the related LIBOR Determination Date (the "Index Maturity") which appears on Telerate Page 3750 as of 11:00 a.m. London time, on such LIBOR Determination Date. If such rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in U.S. dollars, having the Index Maturity and in a principal amount of not less than U.S. $1,000,000, are offered at approximately 11:00 a.m. London time, on such LIBOR Determination Date, to prime banks in the London interbank market by the Reference Banks. The Administrator will request the principal London office of each Reference Bank to provide a quotation of its rate. If at least two such quotations are provided, the rate for that day will be the arithmetic mean of the quotations. If fewer than two quotations are provided, the rate for that day will be the arithmetic mean of the rates quoted by major banks in The City of New York, selected by the Administrator, at approximately 11:00 a.m. New York time, on such LIBOR Determination Date, for loans in U.S. dollars to leading European banks having the Index Maturity and in a principal amount equal to an amount of not less than U.S. $1,000,000; provided, however, that if the banks selected as aforesaid are not quoting as mentioned in this sentence, Three-Month LIBOR in effect for the applicable LIBOR Reset Period will be Three-Month LIBOR in effect for the previous LIBOR Reset Period.

     "LIBOR Reset Period" means the three-month period commencing on the 25th day (or, if any such date is not a business day, on the next succeeding business day) of each February, May,

August and November and ending on the day immediately preceding the following LIBOR Reset Period; provided, however, that the initial LIBOR Reset Period will commence on the Closing Date.

     "Telerate Page 3750" means the display page so designated on the Dow Jones Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices).

     "Reference Banks" means four major banks in the London interbank market selected by the Administrator.


BOOK-ENTRY REGISTRATION

     DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the UCC and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations ("Participants") and to facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates. Participants include the underwriters, securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

     Noteholders that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Notes may do so only through Participants and Indirect Participants. In addition, Noteholders will receive all distributions of principal of and interest on the Notes from the Indenture Trustee through DTC and its Participants. Under a book-entry format, Noteholders will receive payments after the related Quarterly Payment Date because, while payments are required to be forwarded to Cede, as nominee for DTC, on each such date, DTC will forward such payments to its Participants which thereafter will be required to forward them to Indirect Participants or Noteholders. It is anticipated that the only "Noteholder" will be Cede, as nominee for DTC and that Noteholders will not be recognized by the Indenture Trustee as "Noteholders," as such terms are used in the Indenture. Noteholders will be permitted to exercise the rights of Noteholders indirectly through DTC and its Participants (which in turn will exercise their rights through DTC).

     Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Notes and is required to receive and transmit distributions of principal of and interest on the Notes. Participants and Indirect Participants with which Noteholders have accounts with respect to the Notes similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Noteholders.

     Because DTC can only act on behalf of Participants, which in turn act on behalf of Indirect Participants and certain banks, the ability of a Noteholder to pledge Notes to persons or entities that do not participate in the DTC system, or otherwise to take actions in respect of such Notes, may be limited due to the lack of a physical certificate for such Notes.

     Clearstream Banking, Societe Anonyme ("Clearstream") is incorporated under the laws of Luxembourg as a professional depository. Clearstream holds securities for its participating organizations ("Clearstream Participants") and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of securities. Transactions may be settled in Clearstream in any of 28 currencies, including United States dollars. Clearstream provides to its Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depository, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

     The Euroclear System ("Euroclear") was created in 1968 to hold securities for participants of Euroclear ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 27 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Euroclear Bank S.A./NV (the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

     The Euroclear Operator has advised that it is licensed by the Belgian Banking and Finance Commission to carry out banking activities on a global basis. As a Belgian bank, it is regulated and examined by the Belgian Banking Commission.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

     Distributions with respect to Notes held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary (as defined below). Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Noteholder under the Indenture on behalf of a Clearstream Participant or Euroclear Participant only in accordance with the relevant rules and procedures and subject to the relevant Depositary's ability to effect such actions on its behalf through DTC.


     Noteholders may hold their Notes through DTC (in the United States) or Clearstream or Euroclear (in Europe) if they are participants of such systems, or indirectly through organizations which are participants in such systems.

     The Notes will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank, N.A. ("Citibank") will act as depositary for Clearstream and Morgan Guaranty Trust Company of New York ("Morgan") will act as depositary for Euroclear (in such capacities, individually, the "Depositary" and, collectively, the "Depositaries").

     Transfers between Participants will occur in accordance with DTC Rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.


     Because of time-zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream Participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or Euroclear Participant to a Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures for the Notes, see "Certain Federal Income Tax Consequences--Trusts for Which a Partnership Election Is Made--Tax Consequences to Holders of the Notes--Foreign Holders" in the Prospectus.


     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC Rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions to the Depositaries. DTC has advised the Administrator that it will take any action permitted to be taken by a Noteholder under the Indenture, only at the direction of one or more Participants to whose accounts with DTC the Notes are credited.


     Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of interests in the Notes among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.


     NONE OF THE TRUST, THE DEPOSITOR, THE SELLER, THE SERVICER, THE ADMINISTRATOR, THE ELIGIBLE LENDER TRUSTEE, THE INDENTURE TRUSTEE OR THE UNDERWRITERS WILL HAVE ANY RESPONSIBILITY OR OBLIGATION TO ANY PARTICIPANTS, CLEARSTREAM PARTICIPANTS OR EUROCLEAR PARTICIPANTS OR THE PERSONS FOR WHOM THEY ACT AS NOMINEES WITH RESPECT TO (1) THE ACCURACY OF ANY RECORDS MAINTAINED BY DTC, CLEARSTREAM OR EUROCLEAR OR ANY PARTICIPANT, (2) THE PAYMENT BY DTC, CLEARSTREAM OR EUROCLEAR OR ANY PARTICIPANT OF ANY AMOUNT DUE TO ANY BENEFICIAL OWNER IN RESPECT OF THE PRINCIPAL AMOUNT OR INTEREST ON THE NOTES, (3) THE DELIVERY BY ANY PARTICIPANT, CLEARSTREAM PARTICIPANT OR EUROCLEAR PARTICIPANT OF ANY NOTICE TO ANY BENEFICIAL OWNER WHICH IS REQUIRED OR PERMITTED UNDER THE TERMS OF THE INDENTURE OR THE TRUST AGREEMENT TO BE GIVEN TO NOTEHOLDERS OR (4) ANY OTHER ACTION TAKEN BY DTC AS THE NOTEHOLDER.

              DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS

GENERAL

     The following is a summary of certain terms of the Loan Sale Agreement to be dated as of November 1, 2001 (as amended and supplemented from time to time, the "Loan Sale Agreement"), among, the Depositor, Wells Fargo South Dakota, as seller (in such capacity, the "Seller"), the Trust and the Eligible Lender Trustee, pursuant to which the Eligible Lender Trustee on behalf of the Depositor will purchase the Financed Student Loans from the Seller and the Eligible Lender Trustee on behalf of the Trust will purchase the Financed Student Loans from the Depositor; the Servicing Agreement to be dated as of November 1, 2001 (as amended and supplemented from time to time, the "Servicing Agreement") among the Trust, Wells Fargo South Dakota, as servicer (in such capacity, the "Servicer"), the Seller and the Eligible Lender Trustee pursuant to which the Servicer will service the Financed Student Loans; the Administration Agreement to be dated as of November 1, 2001 (as amended and supplemented from time to time, the "Administration Agreement") among the Trust, the Indenture Trustee and Wells Fargo Bank Minnesota, National Association ("Wells Fargo Minnesota"), as administrator (the "Administrator") pursuant to which the Administrator will undertake certain other administrative duties and functions with respect to the Trust and the Financed Student Loans; and the Trust Agreement pursuant to which the Trust will be created (collectively, the "Transfer and Servicing Agreements"). Forms of the Transfer and Servicing Agreements have been filed as exhibits to the Registration Statement. A copy of the Transfer and Servicing Agreements and the Indenture will be filed with the Securities and Exchange Commission (the "Commission") following the issuance of the Notes. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Transfer and Servicing Agreements. The following summary supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the Transfer and Servicing Agreements set forth in the Prospectus, to which description reference is hereby made.


SALE OF FINANCED STUDENT LOANS; REPRESENTATIONS AND WARRANTIES

     Information with respect to the sale of the Initial Financed Student Loans from the Seller to the Eligible Lender Trustee on behalf of the Depositor and from the Depositor to the Eligible Lender Trustee on behalf of the Trust on the Closing Date pursuant to the Loan Sale Agreement and the representations and warranties made by the Seller in connection therewith and in connection with the purchase of Student Loans by the Trust pursuant to Additional Fundings is set forth under "Description of the Transfer and Servicing Agreements" in the prospectus.


ADDITIONAL FUNDINGS

     Following the Closing Date, the Eligible Lender Trustee on behalf of the Depositor will be obligated from time to time, subject to the conditions described below (1) to purchase from the Seller, Student Loans which (i) are made to a borrower who is also a borrower under at least one outstanding Financed Student Loan, (ii) are made under the same loan program as such Financed Student Loan, and (iii) are guaranteed by the Guarantor that guaranteed such Financed Student Loan (each, a "Serial Loan" and, collectively, the "Serial Loans") or (2) fund the origination of Federal Consolidation Loans to be held by the Trust including any Add-on Consolidation Loans (collectively, "Additional Fundings"). The Trust will be obligated to purchase from the Depositor any Serial Loans purchased by the Depositor in accordance with its obligations.

     During the period (the "Funding Period") from the Closing Date until the first to occur of (a) the Quarterly Payment Date on which the amount on deposit in the Prefunding Account is less than $100,000, (b) an Event of Default occurring under the Indenture, a Servicer Default occurring under the Servicing Agreement or an Administrator Default occurring under the Administration Agreement, (c) an event of insolvency occurring with respect to the Depositor or the Seller, or (d) the last day of the Collection Period preceding the November, 2003 Quarterly Payment Date, each purchase of a Serial Loan will be funded by means of a transfer from the Prefunding Account of an amount equal to the sum of the principal balance of such loan owed by the related borrower plus accrued borrower interest thereon (the "Loan Purchase Amount").

     If the Funding Period ends prior to the last day of the Collection Period preceding the November 2003 Quarterly Payment Date, the Trust will continue to purchase Serial Loans to the extent they are available for purchase from the Seller. The Loan Purchase Amount for purchases of Serial Loans after the Funding Period will be funded by amounts representing distributions of principal on the outstanding Financed Student Loans which otherwise would have been part of the Available Funds as described under "--Distributions" below. A purchase of Serial Loans after the Funding Period will be prohibited at any time after (i) an Event of Default occurs under the Indenture, a Servicer Default occurs under the Servicing Agreement or an Administrator Default occurs under the Administration Agreement, (ii) certain events of insolvency occur with respect to the Depositor or the Seller or (iii) October 31, 2003.

     Any purchase of Serial Loans will be made by the Trust on a date designated by the Seller (each, a "Transfer Date") pursuant to one or more Transfer Agreements. On such Transfer Date, the Seller will assign without recourse (except as otherwise set forth in the Transfer and Servicing Agreements) to the Eligible Lender Trustee on behalf of the Depositor, the Seller's entire interest in the Serial Loans being transferred on such Transfer Date, and the Depositor will thereupon assign without recourse (except as otherwise set forth in the Transfer and Servicing Agreements) to the Eligible Lender Trustee on behalf of the Trust, the entire interest in the Serial Loans previously acquired from the Seller. In each case, the assignment will be made in consideration for payment of the Loan Purchase Amount thereof.

     In addition, following the Closing Date and prior to the end of the Funding Period, in the event that a borrower under a Financed Student Loan who is also a borrower under one or more Student Loans (whether or not all such loans are part of the Trust) elects to consolidate such loans, the Eligible Lender Trustee on behalf of the Trust will seek to originate a Federal Consolidation Loan pursuant to the Federal Consolidation Loan Program described in the prospectus under "Federal Family Education Loan Program--Federal Consolidation Loan Program" and under "Federal Family Education Loan Program" in the prospectus supplement. Such origination will be funded by means of a transfer from the Prefunding Account of the amount required to repay in full any Student Loans that are being discharged in the consolidation process, which amount will be paid by the Trust to the holder or holders of such Student Loans to prepay such loans. No assurance can be given that the Eligible Lender Trustee, rather than another lender, will be the lender which makes such Federal Consolidation Loan. In the event that another lender makes such Federal Consolidation Loan, any Financed Student Loan which is being consolidated by such Federal Consolidation Loan will be prepaid. The Eligible Lender Trustee will not be permitted to originate Federal Consolidation Loans (including the addition of any Add-on Consolidation Loans) on behalf of the Trust during the Funding Period in an aggregate principal amount in excess of $40,000,000. Additionally, no Federal Consolidation Loan may be originated by the Trust having a scheduled maturity date after July 31, 2035. After the Funding Period the Eligible Lender Trustee on behalf of the Trust will cease to originate Federal Consolidation Loans and any Federal Consolidation Loan made with respect to a Financed Student Loan will be made by another lender, thereby resulting in a prepayment of such Financed Student Loan; provided, however, that for a maximum period of 210 days following the end of the Funding Period, the Eligible Lender Trustee may be required to increase the principal balance of any Federal Consolidation Loan by the amount of any related Add-on Consolidation Loan, as described below.

     As described under "Federal Family Education Loan Program--Federal Consolidation Loan Program" in the prospectus, borrowers may consolidate additional Student Loans ("Add-on Consolidation Loans") with an existing Federal Consolidation Loan within 180 days from the date that the existing Federal Consolidation Loan was made. As a result of the addition of any Add-on Consolidation Loans, the related Federal Consolidation Loan may, in certain cases, have a different interest rate and a different final payment date. Any Add-on Consolidation Loan added during the Funding Period to a Federal Consolidation Loan in the Trust will be funded by means of a transfer from the Prefunding Account of the amount required to repay in full any Student Loans that are being discharged in the consolidation process, which amount will be paid by the Eligible Lender Trustee on behalf of the Trust to the holder or holders of such Student Loans to prepay such loans. For a maximum period of 210 days following the end of the Funding Period (30 days being attributed to the processing of any such Add-on Consolidation Loans), such amounts will be funded by amounts representing distributions of principal on the outstanding Financed Student Loans which would otherwise have been part of the Available Funds as described under "--Distributions" below.


ACCOUNTS

     In addition to the collection account (the "Collection Account") referred to in the Prospectus under "Description of the Transfer and Servicing Agreements--Accounts," the Administrator will establish and maintain a prefunding account (the "Prefunding Account") and a reserve account (the "Reserve Account") in the name of the Indenture Trustee on behalf of the Noteholders.

     In general, the Servicer will be permitted to retain collections received by it in respect of the Financed Student Loans until the business day preceding any Quarterly Payment Date; provided, however, that on the business day preceding each Monthly Payment Date that is not also a Quarterly Payment Date, the Servicer will deposit from Monthly Available Funds to the Collection Account an amount equal to the Servicing Fee for the immediately prior month. Notwithstanding the immediately prior sentence, the Servicer will be required to remit collections received by it in respect of the Financed Student Loans no later than the second business day after receipt to the Collection Account if
(i) the Servicer's short-term rating is reduced to below "A1" or its equivalent, (ii) upon a Servicer Default under the Servicing Agreement, or
(iii) if Wells Fargo South Dakota is no longer the Servicer.


SERVICING COMPENSATION; ADMINISTRATION FEE

     For the first three years after the Closing Date, the Servicer will be entitled to receive from the Trust monthly, on each Monthly Payment Date or Quarterly Payment Date, a monthly servicing fee in an amount equal to the sum of (i) $1.75 for each borrower account having one or more Financed Student Loans that during the prior calendar month were In-School or Grace, and (ii) $3.25 for each borrower account having one or more Financed Student Loans that during the prior calendar month were in Repayment, Deferral or Forbearance. After the third anniversary of the Closing Date, the servicing fee may be increased based on the Servicer's costs (including the costs of any sub-servicer); provided, however, that the servicing fee will not be in excess of the servicing fee set forth in the immediately preceding sentence plus 2% per annum. The servicing fees described in the two immediately preceding sentences are referred to as the "Servicing Fee."

     "Monthly Payment Date" means the 25th day of each month (or if any such date is not a business day, the next succeeding business day), commencing in December 2001.

     As compensation for the performance of the Administrator's obligations under the Administration Agreement and as reimbursement for its expenses related thereto, the Administrator will be entitled to receive an annual fee of $3,000, payable quarterly in arrears, on each Quarterly Payment Date (the "Administration Fee") in an amount equal to $750.


DISTRIBUTIONS

     Deposits to the Collection Account. On or about the third Business Day prior to each Monthly Payment Date (the "Determination Date"), the Servicer will provide the Indenture Trustee with certain information with respect to the preceding Monthly Collection Period or, in the case of a Monthly Payment Date that is also a Quarterly Payment Date, the preceding Collection Period, including the amount of the Monthly Available Funds or the Available Funds, as the case may be, received with respect to the Financed Student Loans and the aggregate Purchase Amounts relating to the Financed Student Loans to be repurchased by the Seller or to be purchased by the Servicer.

     "Monthly Collection Period" means, with respect to any Monthly Payment Date that is not a Quarterly Payment Date, the calendar month immediately preceding the month of such Monthly Payment Date.

     "Collection Period" means each period of three calendar months from and including the date next following the end of the preceding Collection Period (or with respect to the first Collection Period, the period beginning on the Cut-off Date and ending on January 31, 2002).

     For purposes hereof, "Monthly Available Funds" means, with respect to each Monthly Payment Date that is not a Quarterly Payment Date, the sum of the following amounts with respect to the related Monthly Collection Period: (i) all collections received by the Servicer on the Financed Student Loans during such Collection Period and remitted to the Indenture Trustee (including any Guarantee Payments received with respect to the Financed Student Loans); (ii) Interest Subsidy Payments and Special Allowance Payments received by the Eligible Lender Trustee during such Monthly Collection Period with respect to the Financed Student Loans (except for any such amounts received with respect to a Financed Student Loan for the period prior to the Cut-off Date); (iii) all proceeds of the liquidation of defaulted Financed Student Loans ("Liquidated Student Loans"), which became Liquidated Student Loans during such Monthly Collection Period in accordance with the Servicer's customary servicing procedures, net of expenses incurred by the Servicer in connection with such liquidation and any amounts required by law to be remitted to the borrowers on such Liquidated Student Loans (such net proceeds, "Liquidation Proceeds"), and all recoveries in respect of Liquidated Student Loans which were written off in prior Monthly Collection Periods and have been received by the Servicer during such Monthly Collection Period and remitted to the Indenture Trustee; (iv) the aggregate amount received by the Indenture Trustee on the Financed Student Loans repurchased by the Seller or purchased by the Servicer under an obligation which arose during the related Monthly Collection Period; (v) investment earnings for the Monthly Collection Period, net of any losses, on amounts on deposit in the Collection Account, the Reserve Account and the Prefunding Account; and (vi) with respect to each Monthly Payment Date other than a Quarterly Payment Date and other than a Monthly Payment Date immediately succeeding a Quarterly Payment Date, the Monthly Available Funds remaining on deposit in the Collection Account from the Monthly Collection Period relating to the preceding Monthly Payment Date after giving effect to application of such Monthly Available Funds on such preceding Monthly Payment Date; provided, however, that if with respect to any Monthly Payment Date there would not be sufficient funds, after application of the Monthly Available Funds (as defined above) and amounts available in the Reserve Account, to pay the items specified under the first paragraph of "--Distributions--Distributions from the Collection Account" below, then the Monthly Available Funds for such Monthly Payment Date will include, in addition to the Monthly Available Funds (as defined above), amounts on deposit in the Collection Account on the Determination Date relating to such Monthly Payment Date which would have constituted part of the Monthly Available Funds for the Monthly Payment Date succeeding such Monthly Payment Date up to the amount necessary to pay such items, and the Monthly Available Funds for such succeeding Monthly Payment Date will be adjusted accordingly; and provided, further, that the Monthly Available Funds will exclude (A) all payments and proceeds (including Liquidation Proceeds) of any Financed Student Loans the Purchase Amount of which was included in the Monthly Available Funds for a prior Monthly Collection Period;
(B) amounts released from the Prefunding Account; (C) any Monthly Rebate Fees paid during the related Monthly Collection Period by or on behalf of the Trust as described under "Federal Family Education Loan Program--Fees Payable on Certain Financed Student Loans" herein; and (D) any collections in respect of principal on the Financed Student Loans applied during the related Monthly Collection Period by the Eligible Lender Trustee on behalf of the Trust after the end of the Funding Period, to fund the addition of any Add-on Consolidation Loans or to purchase Serial Loans as described under "--Additional Fundings" above.

     "Available Funds" means, with respect to any Quarterly Payment Date and the related Collection Period, the sum of the amounts specified in clauses (i) though (vi) of the definition of Monthly Available Funds for each of the three Monthly Collection Periods included in such Collection Period plus any payments by the Swap Counterparty made under the Swap Agreement received by the Trust with respect to such Quarterly Payment Date; provided, however, that if with respect to any Quarterly Payment Date there would not be sufficient funds, after application of the Available Funds (as defined above) and amounts available in the Reserve Account or from draws under the Demand Note, to pay any of the items specified in clauses (1) through (7), under the second paragraph of "--Distributions from the Collection Account" below, then the Available Funds for such Quarterly Payment Date will include, in addition to the Available Funds (as defined above), amounts on deposit in the Collection Account on the Determination Date relating to such Quarterly Payment Date which would have constituted part of the Available Funds for the Quarterly Payment Date succeeding such Quarterly Payment Date up to the amount necessary to pay such items, and the Available Funds for such succeeding Quarterly Payment Date will be adjusted accordingly; and provided, further, that the Available Funds will exclude (A) all payments and proceeds (including Liquidation Proceeds) of any Financed Student Loans the Purchase Amounts of which were included in the Available Funds for a prior Collection Period; (B) amounts released from the Pre-Funding Account; (C) any Monthly Rebate Fees paid during the related Collection Period by or on behalf of the Trust; (D) any collections in respect of principal on the Financed Student Loans applied by the Eligible Lender Trustee on behalf of the Trust, after the end of the Funding Period, to fund the addition of any Add-on Consolidation Loans or to purchase Serial Loans during the related Collection Period; and (E) the Servicing Fee and all overdue Servicing Fees paid on each Monthly Payment Date that is not a Quarterly Payment Date during the related Collection Period.

     Distributions from the Collection Account. On each Monthly Payment Date that is not a Quarterly Payment Date, the Servicer will instruct the Indenture Trustee to pay to the Servicer, the Servicing Fee for such Monthly Payment Date and all prior unpaid Servicing Fees to the extent of the Monthly Available Funds in the Collection Account for such Monthly Payment Date.

     On each Quarterly Payment Date, the Servicer will instruct the Indenture Trustee to make the following deposits and distributions to the extent of the Available Funds for such Quarterly Payment Date in the Collection Account, in the following order of priority:

     (1) to the Servicer, the Servicing Fee for such Quarterly Payment Date and all prior unpaid Servicing Fees;

     (2) to the Administrator, the Administration Fee for such Quarterly Payment Date and all prior unpaid Administration Fees;

     (3) to the Swap Counterparty, all Swap Fees for such Quarterly Payment Date and all prior unpaid Swap Fees;

     (4) to the Class A-1 Noteholders, the Class A-1 Noteholders' Interest Distribution Amount, to the Class A-2 Noteholders, the Class A-2 Noteholders' Interest Distribution Amount, for such Quarterly Payment Date, pro rata, based on the ratio of each such amount to the total of such amounts;

     (5) to the Subordinate Noteholders, the Subordinate Noteholders' Interest Distribution Amount for such Quarterly Payment Date;

     (6) to the Senior Noteholders, the Senior Noteholders' Principal Distribution Amount for such Quarterly Payment Date (such amount to be allocated among the Senior Noteholders as described herein under "Description of the Notes--Distributions of Principal");

     (7) after the Senior Notes have been paid in full, to the Subordinate Noteholders, the Subordinate Noteholders' Principal Distribution Amount for such Quarterly Payment Date; and

       (8) to the Reserve Account, any remaining amounts.

     For purposes hereof, the following terms have the following meanings:

     The "Class A-1 Noteholders' Interest Carryover Shortfall" means, with respect to any Quarterly Payment Date, the excess of (1) the Class A-1 Noteholders' Interest Distribution Amount on the preceding Quarterly Payment Date over (2) the amount of interest actually distributed to the Class A-1 Noteholders on such preceding Quarterly Payment Date, plus interest on the amount of such excess, to the extent permitted by law, at the interest rate borne by the Class A-1 Notes from such preceding Quarterly Payment Date to the current Quarterly Payment Date.

     The "Class A-1 Noteholders' Interest Distribution Amount" means, with respect to any Quarterly Payment Date, the sum of (1) the amount of interest accrued at the Class A-1 Note Rate for the related Quarterly Interest Period on the aggregate principal amount of the Class A-1 Notes outstanding on the immediately preceding Quarterly Payment Date (after giving effect to all principal distributions to the Class A-1 Noteholders on such date) or, in the case of the first Quarterly Payment Date, on the Closing Date and (2) the Class A-1 Noteholders' Interest Carryover Shortfall for such Quarterly Payment Date.

     The "Class A-2 Noteholders' Interest Carryover Shortfall" means, with respect to any Quarterly Payment Date, the excess of (1) the Class A-2 Noteholders' Interest Distribution Amount on the preceding Quarterly Payment Date over (2) the amount of interest actually distributed to the Class A-2 Noteholders on such preceding Quarterly Payment Date, plus interest on the amount of such excess, to the extent permitted by law, at the interest rate borne by the Class A-2 Notes from such preceding Quarterly Payment Date to the current Quarterly Payment Date.

     The "Class A-2 Noteholders' Interest Distribution Amount" means, with respect to any Quarterly Payment Date, the sum of (1) the amount of interest accrued at the Class A-2 Note Rate for the related Quarterly Interest Period on the aggregate principal amount of the Class A-2 Notes outstanding on the immediately preceding Quarterly Payment Date (after giving effect to all principal distributions to the Class A-2 Noteholders on such date) or, in the case of the first Quarterly Payment Date, on the Closing Date and (2) the Class A-2 Noteholders' Interest Carryover Shortfall for such Quarterly Payment Date.

     The "Noteholders' Interest Distribution Amount" means, with respect to any Quarterly Payment Date, the sum of the Class A-1 Noteholders' Interest Distribution Amount, the Class A-2 Noteholders' Interest Distribution Amount and the Subordinate Noteholders' Interest Distribution Amount for such Quarterly Payment Date.

     "Principal Distribution Adjustment" means, with respect to any Quarterly Payment Date, the amount of the Available Funds on such Quarterly Payment Date to be used to make additional principal distributions to the Senior Noteholders (and, after the Senior Notes have been paid in full, to the Subordinate Noteholders) to account for (1) the amount of any insignificant balance remaining outstanding as of such Quarterly Payment Date on a Financed Student Loan after receipt of a final payment from a borrower or a Guarantor, when such insignificant balances are waived in the ordinary course of business by the Servicer at the direction of the Administrator in accordance with the Servicing Agreement, or (2) the amount of principal collections erroneously treated as interest collections including, without limitation, by reason of the failure by a borrower to capitalize interest that had been expected to be capitalized; provided, however, that the Principal Distribution Adjustment for any Quarterly Payment Date shall not exceed the lesser of (x) $100,000 and (y) the amount of any Reserve Account Excess remaining after giving effect to all distributions to be made therefrom on such Quarterly Payment Date other than distributions to the Depositor out of such excess.

     "Principal Distribution Amount" means, with respect to any Quarterly Payment Date, the sum of the following amounts with respect to the related Collection Period:

    o that portion of all collections received by the Servicer on the Financed Student Loans and remitted to the Indenture Trustee that is allocable to principal (including the portion of any Guarantee Payments received that is allocable to principal) of the Financed Student Loans less the sum of
      (A) any such collections which are applied by the Trust during such Collection Period to purchase Serial Loans, (B) any such collections which are applied by the Trust during such Collection Period to fund the addition of any Add-on Consolidation Loans and

      (C) accrued and unpaid interest on the Financed Student Loans for such Collection Period to the extent such interest is not currently being paid but will be capitalized upon commencement of repayment of such Financed Student Loans;

    o all Liquidation Proceeds attributable to the principal balances of Financed Student Loans which became Liquidated Student Loans during such Collection Period in accordance with the Servicer's customary servicing procedures to the extent received the Servicer during the related Collection Period and remitted to the Indenture Trustee, together with all Realized Losses on such Financed Student Loans;

    o to the extent attributable to principal, the amount received by the Indenture Trustee with respect to each Financed Student Loan repurchased by the Seller or purchased by the Servicer as a result of a breach of a representation, warranty or covenant under an obligation which arose during the related Collection Period; and

    o the Principal Distribution Adjustment, if any; provided, however, that the Principal Distribution Amount will exclude all payments and proceeds (including Liquidation Proceeds) of any Financed Student Loan the Purchase Amount of which was included in the Available Funds for a prior Collection Period.

     "Realized Losses" means the excess of the aggregate principal balances of the Liquidated Student Loans over the related Liquidation Proceeds to the extent allocable to principal.

     The "Senior Noteholders' Distribution Amount" means, with respect to any Quarterly Payment Date, the sum of the Class A-1 Noteholders' Interest Distribution Amount, the Class A-2 Noteholders' Interest Distribution Amount and the Senior Noteholders' Principal Distribution Amount for such Quarterly Payment Date.

     The "Senior Noteholders' Interest Distribution Amount" means, with respect to any Quarterly Payment Date, the sum of (1) the Class A-1 Noteholders' Interest Distribution Amount, and (2) the Class A-2 Noteholders' Interest Distribution Amount, for such Quarterly Payment Date.

     The "Senior Noteholders' Principal Carryover Shortfall" means, as of the close of any Quarterly Payment Date, the excess of (1) the Senior Noteholders' Principal Distribution Amount on such Quarterly Payment Date over (2) the amount of principal actually distributed to the Senior Noteholders on such Quarterly Payment Date.

     The "Senior Noteholders' Principal Distribution Amount" means, with respect to any Quarterly Payment Date, the Principal Distribution Amount for such Quarterly Payment Date plus the Senior Noteholders' Principal Carryover Shortfall as of the close of the preceding Quarterly Payment Date; provided, however, that the Senior Noteholders' Principal Distribution Amount will not exceed the aggregate principal amount of the Senior Notes outstanding on such date. In addition,

    o on the Class A-1 Note Final Maturity Date, the principal required to be distributed to the Class A-1 Noteholders will include the amount required to reduce the outstanding aggregate principal amount of the Class A-1 Notes to zero and

    o on the Class A-2 Note Final Maturity Date, the principal required to be distributed to the Class A-2 Noteholders will include the amount required to reduce the outstanding aggregate principal amount of the Class A-2 Notes to zero.

     The "Subordinate Noteholders' Distribution Amount" means, with respect to any Quarterly Payment Date, the Subordinate Noteholders' Interest Distribution Amount for such Quarterly Payment Date plus, with respect to any Quarterly Payment Date on and after which the Senior Notes have been paid in full, the Subordinate Noteholders' Principal Distribution Amount for such Quarterly Payment Date.

     The "Subordinate Noteholders' Interest Carryover Shortfall" means, with respect to any Quarterly Payment Date, the excess of (i) the Subordinate Noteholders' Interest Distribution Amount on the preceding Quarterly Payment Date over (ii) the amount of interest actually distributed to the

Subordinate Noteholders on such preceding Quarterly Payment Date, plus interest on the amount of such excess, to the extent permitted by law, at the rate borne by the Subordinate Notes from such preceding Quarterly Payment Date to the current Quarterly Payment Date.

     The "Subordinate Noteholders' Interest Distribution Amount" means, with respect to any Quarterly Payment Date, the sum of (1) the amount of interest accrued at the Subordinate Note Rate for the related Quarterly Interest Period on the aggregate principal amount of the Subordinate Notes outstanding on the immediately preceding Quarterly Payment Date (after giving effect to all principal distributions to the Subordinate Noteholders on such Quarterly Payment Date) or, in the case of the first Quarterly Payment Date, on the Closing Date and (2) the Subordinate Noteholders' Interest Carryover Shortfall for such Quarterly Payment Date.

     The "Subordinate Noteholders' Principal Carryover Shortfall" means, as of the close of any Quarterly Payment Date on or after which the Senior Notes have been paid in full, the excess of (1) the Subordinate Noteholders' Principal Distribution Amount on such Quarterly Payment Date over (2) the amount of principal actually distributed to the Subordinate Noteholders on such Quarterly Payment Date.

     The "Subordinate Noteholders' Principal Distribution Amount" means, with respect to each Quarterly Payment Date on and after which the aggregate principal amount of the Senior Notes has been paid in full, the sum of (1) the Principal Distribution Amount for such Quarterly Payment Date (or, in the case of the Quarterly Payment Date on which the aggregate principal amount of the Senior Notes is paid in full, any remaining Principal Distribution Amount not otherwise distributed to Senior Noteholders on such Quarterly Payment Date) and
(2) the Subordinate Noteholders' Principal Carryover Shortfall as of the close of the preceding Quarterly Payment Date; provided, however, that the Subordinate Noteholders' Principal Distribution Amount will in no event exceed the aggregate principal amount of the Subordinate Notes outstanding on such date. In addition, on the Subordinate Note Final Maturity Date, the principal required to be distributed to the Subordinate Noteholders will include the amount required to reduce the outstanding principal amount of the Subordinate Notes to zero.

     The "Swap Fees" means, with respect to any Quarterly Payment Date, all amounts payable to the Swap Counterparty as described under "--Swap Agreement" below.


CREDIT ENHANCEMENT

     Reserve Account and Demand Note. Pursuant to the Administration Agreement and the Loan Sale Agreement, the Reserve Account will be created with an initial deposit by the Depositor on the Closing Date in the amount of $1,386,284 (the "Reserve Account Initial Deposit").

     The Reserve Account will be augmented on each Quarterly Payment Date by the deposit therein of the amount of the Available Funds remaining after payment of the Servicing Fee and all overdue Servicing Fees, the Administration Fee and all overdue Administration Fees, the Swap Fee and all overdue Swap Fees, the Senior Noteholders' Interest Distribution Amount, the Subordinate Noteholders' Interest Distribution Amount, the Senior Noteholders' Principal Distribution Amount and the Subordinate Noteholders' Principal Distribution Amount, all for such Quarterly Payment Date. See "--Distributions" above. As described below, subject to certain limitations, amounts on deposit in the Reserve Account will be released to the Depositor to the extent that the amount on deposit in the Reserve Account exceeds the Specified Reserve Account Balance.

     "Specified Reserve Account Balance" with respect to any Quarterly Payment Date generally will be the greater of:

     (a) 0.25% of the aggregate principal amount of the Notes outstanding on such date after taking into account the effect of distributions on such Quarterly Payment Date, or

     (b) $500,000; provided, however, that the Specified Reserve Account Balance shall in no event exceed the aggregate principal amount of the Notes outstanding on such date.

     If the amount on deposit in the Reserve Account on any Quarterly Payment Date (after giving effect to all distributions required to be made from the Available Funds on such Quarterly Payment Date) is greater than the Specified Reserve Account Balance for such Quarterly Payment Date, the Servicer will instruct the Indenture Trustee to apply the amount of such excess to the extent represented by cash on deposit in the Reserve Account (the "Reserve Account Excess") in the following priority:

     (1) if such Quarterly Payment Date is on or prior to the Parity Date, to the payment of the unpaid principal amount of the Senior Notes (to be allocated between the Class A-1 Noteholders and the Class A-2 Noteholders as described in this prospectus supplement under "Description of the Notes--Distributions of Principal") or, if the Senior Notes have been paid in full, of the Subordinate Notes, until the aggregate principal amount of the Notes is equal to the sum of (x) the Pool Balance (plus, during the Funding Period, the amount on deposit in the Prefunding Account) as of the close of business on the last day of the related Collection Period and (y) the amount on deposit in the Reserve Account up to an amount equal to the Specified Reserve Account Balance for that Quarterly Payment Date;

     (2) to pay the Swap Counterparty the amount of any unreimbursed payments previously received by the Trust under the Swap Agreement plus interest;

     (3) to reimburse the Demand Note provider in respect of any unreimbursed draws made on the Demand Note;

     (4) if such Quarterly Payment Date is on or after the Parity Date, to the payment of the unpaid principal amount of the Senior Notes (to be allocated between the Class A-1 Noteholders and the Class A-2 Noteholders as described in this prospectus supplement under "Description of the Notes--Distributions of Principal") or, if the Senior Notes have been paid in full, of the Subordinate Notes, until (i) the sum of (x) the Pool Balance (plus, during the Funding Period, the amount on deposit in the Prefunding Account) as of the close of business on the last day of the related Collection Period and (y) the amount on deposit in the Reserve Account up to an amount equal to the Specific Reserve Account Balance for that Quarterly Payment Date is equal to (ii) 100.50% of the aggregate principal amount of the Notes; and

     (5) to the Depositor, any excess remaining after application of clauses
   (1) through (4) above, and, upon such payment to the Depositor or an affiliate, the Noteholders will not have any rights in, or claims to, such amounts.

     On the Closing Date, the Depositor will assign to the Indenture Trustee for the benefit of the Noteholders all of its rights under the Demand Note. The Demand Note is a non interest-bearing demand note issued by Wells Fargo South Dakota in the amount of $10,525,000. The Demand Note will expire by its terms on November 25, 2003. If (i) the short-term unsecured debt rating of Wells Fargo South Dakota (or its implied short-term unsecured debt rating based on the ratings assigned to an affiliate of Wells Fargo South Dakota) falls below "A-1" by Standard & Poor's, "P-1" by Moody's or "F-1" by Fitch or if Wells Fargo South Dakota's long-term unsecured debt rating or its implied long-term unsecured debt rating based on the ratings assigned to an affiliate of Wells Fargo South Dakota falls below "A-" by Standard & Poor's, "A2" by Moody's or "A" by Fitch and (ii) within 30 days of the withdrawal or reduction, each rating agency that has withdrawn or reduced such rating has not confirmed the ratings assigned by it to the Notes on the Closing Date, then the Servicer will instruct the Indenture Trustee to demand payment of the entire undrawn amount of the Demand Note and deposit that amount into a separate trust account where such monies would be available in the same manner as draws on the Demand Note. Outstanding draws will be reimbursable to Wells Fargo South Dakota out of the Reserve Account Excess, as described above. Draws will be made on the Demand Note only if the amount on deposit in the Reserve Account has been reduced to zero. The Demand Note will not be available for draws under any circumstance after its expiration date, but any previously drawn amounts will continue to be reimbursed as described above.

     Subject to the limitations described in the preceding paragraphs, the Demand Note and amounts held from time to time in the Reserve Account will continue to be held for the benefit of the Trust.

Funds will be withdrawn from the Reserve Account or, if the date of withdrawal is on or prior to November 25, 2003 and the amount on deposit in the Reserve Account has been reduced to zero, draws will be made on the Demand Note

    o on each Monthly Payment Date that is not a Quarterly Payment Date, to the extent that the amount of the Monthly Available Funds on such Monthly Payment Date is insufficient to pay the Servicing Fee and all overdue Servicing Fees;

    o on any Quarterly Payment Date to the extent that the amount of the Available Funds on such Quarterly Payment Date is insufficient to pay any of the items specified in clauses (1) through (5), respectively, of the second paragraph under "--Distributions--Distributions from the Collection Account" above on such date;

    o on the Class A-1 Note Final Maturity Date to the extent that the amount of Available Funds on such Quarterly Payment Date, after the payment of the items specified in clauses (1) through (5), respectively, of the second paragraph under "--Distributions--Distributions from the Collection Account" above on such date, is insufficient to reduce the outstanding aggregate principal amount of the Class A-1 Notes to zero;

    o on the Class A-2 Note Final Maturity Date to the extent that the amount of Available Funds on such Quarterly Payment Date, after the payment of the items specified in clauses (1) through (5), respectively, of the second paragraph under "--Distributions--Distributions from the Collection Account" above on such date, is insufficient to reduce the outstanding aggregate principal amount of the Class A-2 Notes to zero; and

    o on the Subordinate Note Final Maturity Date to the extent that the amount of Available Funds on such Quarterly Payment Date, after the payment of the items specified in clauses (1) through (6), respectively, of the second paragraph under "--Distributions--Distributions from the Collection Account" above on such date, is insufficient to reduce the outstanding aggregate principal amount of the Subordinate Notes to zero.

     Such funds will be paid from the Reserve Account or from Demand Note draws to the persons and in the order of priority specified for distribution from the Collection Account on such date. As a result of the subordination of the Subordinate Notes to the Senior Notes described elsewhere herein, any amounts that the Subordinate Noteholders would otherwise receive from the Reserve Account or Demand Note draws in respect of the Subordinate Noteholders' Interest Distribution Amount on any Quarterly Payment Date will be paid to the Senior Noteholders until the Senior Noteholders' Interest Distribution Amount for such Quarterly Payment Date has been paid in full. In addition, as a result of such subordination, Subordinate Noteholders will not receive any amounts in respect of principal until the Senior Notes have been paid in full. See "--Subordination" below.

     The Reserve Account and the Demand Note are intended to enhance the likelihood of timely receipt by the Senior Noteholders and the Subordinate Noteholders of the full amount of interest due them and of receipt of their full principal amount by their respective Final Maturity Dates, and thereby to decrease the likelihood that the Senior Noteholders or the Subordinate Noteholders will experience losses. In certain circumstances, however, the Reserve Account and the Demand Note could be depleted. If the amount required to be withdrawn from the Reserve Account or drawn on the Demand Note to cover shortfalls in the amount of the Available Funds (or the Monthly Available Funds) exceeds the amount of cash in the Reserve Account and the undrawn Demand Note amount, the Senior Noteholders or the Subordinate Noteholders could incur losses or a temporary shortfall in the amount of principal and interest distributed to the Senior Noteholders or the Subordinate Noteholders, which result could, in turn, increase the average life of the Senior Notes or the Subordinate Notes.

     The "Parity Date" is the first Quarterly Payment Date on which the aggregate principal amount of the Notes, after giving effect to all distributions on such date, is no longer in excess of the sum of the Pool Balance plus the amount, if any, on deposit in the Prefunding Account as of the last day of the related Collection Period and plus the amount on deposit in the Reserve Account (but not in excess of the Specified Reserve Account Balance) for the Quarterly Payment Date.

     The "Pool Balance" at any time equals the aggregate principal balances of the Financed Student Loans at the end of the preceding Collection Period (including accrued interest thereon through the end of such Collection Period whether or not such interest will be capitalized upon commencement of repayment), after giving effect to the following, without duplication: (i) all payments received by the Trust during such Collection Period from or on behalf of borrowers, the Guarantors and, with respect to certain payments on certain Financed Student Loans, the Department (collectively, the "Obligors"), (ii) all Purchase Amounts received by the Trust for such Collection Period from the Seller or the Servicer, (iii) all Additional Fundings made with respect to such Collection Period and (iv) all losses realized on Financed Student Loans liquidated during such Collection Period.

     "Purchase Amount" with respect to a Financed Student Loan means the unpaid balance owed by the applicable borrower plus accrued interest thereon to the date of purchase. See "Description of the Transfer and Servicing
Agreements--Termination" herein.

     Subordination. While the Class A-1 Noteholders and the Class A-2 Noteholders will have equal priority to the payment of interest, on any Quarterly Payment Date on which principal is due to be paid on the Senior Notes, the Class A-2 Noteholders will receive no payments of principal until the Class A-1 Noteholders have received payments of principal in an amount sufficient to reduce the aggregate principal amount of the Class A-1 Notes to zero; provided, however, that from and after any acceleration of the Notes following an Event of Default (as defined in the prospectus), principal will be allocated pro rata between the Class A-1 Notes and the Class A-2 Notes, based on the ratio of the aggregate principal amount of each such class of Notes to the aggregate principal amount of the Senior Notes, until the aggregate principal amount of the Senior Notes has been reduced to zero. In addition, the rights of the Subordinate Noteholders to receive payments of interest on any Quarterly Payment Date out of the Available Funds or the Reserve Account or from draws on the Demand Note are subordinated to the rights of the Senior Noteholders to receive payments of interest on such date, and the rights of the Subordinate Noteholders to receive payments of principal out of the Available Funds on any Quarterly Payment Date, or out of the Reserve Account at maturity, are subordinated to the rights of the Senior Noteholders to receive payments of interest and principal on such date. The Subordinate Noteholders will not be entitled to any payments of principal until the Senior Notes are paid in full.

SWAP AGREEMENT

     On the Closing Date, the Trust will enter into a swap agreement with Wells Fargo Bank, National Association ("Wells Fargo Bank") as swap counterparty (the "Swap Counterparty"). The swap agreement will be documented under a 1992 ISDA Master Agreement (Multicurrency-Cross Border) (the "Swap Agreement") modified to reflect the terms of the Notes, the Indenture and the Trust Agreement. The Swap Agreement will terminate on the earlier of the final Quarterly Payment Date and the date on which the Swap Agreement terminates in accordance with its terms due to an early termination in accordance with the terms of the Swap Agreement.

     Under the terms of the Swap Agreement, the Swap Counterparty will pay to the Administrator on behalf of the Trust, on or before the third business day preceding each Quarterly Payment Date while the Swap Agreement is still in effect, an amount calculated on a quarterly basis equal to the sum of:

    o the excess, if any, of the Class A-1 Interest Rate over the Student Loan Rate multiplied by the Notional Swap Amount for the Class A-1 Notes; plus


    o the excess, if any, of the Class A-2 Interest Rate over the Student Loan Rate multiplied by the Notional Swap Amount for the Class A-2 Notes; plus


    o the excess, if any, of the Class B Interest Rate over the Student Loan Rate multiplied by the Notional Swap Amount for the Class B Notes.

The Swap Counterparty's maximum obligation, as of any date, under its Swap Agreement will equal (1) the outstanding principal amount of the Class B Notes as of that date less (2) the payments it has made previously under the Swap Agreement net of the amount of any payments (other than interest) made by the Trust to reimburse payments made by the Swap Counterparty.

   For this purpose:

    o The "Student Loan Rate" for any accrual period will be equal to the product of:

     (a) the quotient obtained by dividing 360 by the actual number of days elapsed in that accrual period; and

       (b) the percentage equivalent of a fraction,

          o the numerator of which is equal to Expected Interest Collections for the related Collection Period less the Servicing Fee, the Administration Fee and the Swap Fees and any prior unpaid Servicing Fees, Administration Fees and Swap Fees and

          o the denominator of which is the Pool Balance (not including accrued interest except to the extent such interest will be capitalized upon commencement of repayment) as of the first day of that Collection Period plus, during the Funding Period, the amount on deposit in the Prefunding Account.

    o "Expected Interest Collections" means, for any Collection Period, the sum of:

     (a) the amount of interest accrued, net of amounts required to be paid to the Department or to be repaid to Guarantors or borrowers, for the Financed Student Loans for that Collection Period, whether or not actually paid;

     (b) all Interest Subsidy Payments and Special Allowance Payments pursuant to claims submitted by the Eligible Lender Trustee for that Collection Period, whether or not actually paid, net of amounts required to be paid to the Department, for the Financed Student Loans, to the extent not included in paragraph (a) above; and

     (c) investment earnings on amounts held in the Reserve Account, the Prefunding Account and the Collection Account for that Collection Period.

    o The "Notional Swap Amount" for any Quarterly Payment Date for each of the Class A-1, Class A-2 or Class B Notes will be the outstanding principal balance of those Notes on the day immediately preceding that Quarterly Payment Date.

     In exchange for the Swap Counterparty's payments, the Trust will pay to the Swap Counterparty, on each Quarterly Payment Date while the Swap Agreement is still in effect, a fee (the "Swap Fee") equal to 0.04% per annum on the Notional Swap Amount for each Class of Notes.

     The Swap Fees will be paid from the Collection Account before any payments are made to the Noteholders.

     In addition, the Trust will pay the Swap Counterparty on each Quarterly Payment Date on and after the Parity Date, to the extent of Reserve Account Excess, an amount equal to any unreimbursed payments made by the Swap Counterparty as of that or any prior Quarterly Payment Date plus interest.

     Modifications and Amendment of the Swap Agreement. The Trust Agreement and the Indenture will contain provisions permitting the Eligible Lender Trustee, with the consent of the Indenture Trustee, to enter into an amendment to the Swap Agreement to cure any ambiguity in, or correct or supplement any provision of, the Swap Agreement, so long as the Eligible Lender Trustee determines, and the Indenture Trustee agrees in writing, that that amendment will not adversely affect the interest of the Noteholders.

     Conditions Precedent. The obligation of the Trust to pay amounts due under the Swap Agreement will be subject to the conditions that no Swap Default by the Swap Counterparty or event that with the giving of notice or lapse of time or both would become a Swap Default by the Swap Counterparty has occurred and is continuing.

     The Swap Counterparty's obligation to pay amounts it owes will not be subject to these conditions unless an early termination under the Swap Agreement has occurred or been designated and the Trust is the sole affected party.

     Default Under the Swap Agreement. An event of default under the Swap Agreement, or "Swap Defaults", are limited to:

    o the failure of the Trust or the Swap Counterparty to pay any amount when due under the Swap Agreement after giving effect to the applicable grace period; provided, that with respect to the Trust, the Trust has available, after all prior obligations of the Trust, sufficient funds to make the payment;

    o the occurrence of events of insolvency or bankruptcy of the Trust or the Swap Counterparty;

    o an acceleration of the principal of the Notes following an Event of Default under the Indenture; and

    o the following other standard events of default under the 1992 ISDA Master Agreement: "Credit Support Default" (not applicable to the Trust) and "Merger Without Assumption" (not applicable to the Trust), as described in Sections 5(a)(iii) and 5(a)(viii) of the 1992 ISDA Master Agreement.

     Termination Events. Termination events under the Swap Agreement include the following standard events under the 1992 ISDA Master Agreement:
"Illegality," which generally relates to changes in law causing it to become unlawful for either party to perform its obligations under the Swap Agreement; "Tax Event," which generally relates to either party to the Swap Agreement receiving a payment under the Swap Agreement from which an amount has been deducted or withheld for or on account of taxes; "Tax Event Upon Merger" (not applicable to the Trust); "Credit Event Upon Merger" (not applicable to the Trust); and the additional termination event described below.

     Additional Termination Event. The Swap Agreement will include an additional termination event relating to withdrawal or downgrade of the Swap Counterparty's credit rating. This additional termination event will occur if:

    o (i) the long-term unsecured debt rating of the Swap Counterparty or its credit support provider, if any, is withdrawn or downgraded below (a) "A-" by Standard & Poor's Ratings Services, a division of The McGraw Hill Companies, Inc. ("Standard & Poor's") or any successor rating agency, or
      (b) "Aa3" by Moody's Investors Service, Inc. ("Moody's") or any successor rating agency or (c) "A" by Fitch, Inc. ("Fitch") or any successor rating agency or (ii) the short-term unsecured debt rating of the Swap Counterparty or its credit-support provider, if any, is withdrawn or reduced below (a) "A-1" by Standard & Poor's, (b) "P-1" by Moody's or (c) "F-1" by Fitch; and

    o the Swap Counterparty has not, within 30 days of the withdrawal or downgrade, procured a collateral arrangement, a replacement transaction or a rating affirmation.

     For purposes of this additional termination event:

    o A collateral arrangement means either

      o an executed collateral agreement between the parties naming a third-party collateral agent providing for the collateralization of the Swap Counterparty's obligations under the Swap Agreement as measured by the net present value of the Swap Counterparty's marked-to-market obligations. The collateral, collateral levels, collateral agent and other terms of the collateral agreement must be satisfactory to the Swap Counterparty and the Trust in their reasonable judgment and to the rating agency whose rating was lowered or withdrawn; or

      o a letter of credit, guaranty or surety bond or insurance policy covering the Swap Counterparty's obligations under the Swap Agreement from a bank, guarantor or insurer having a long-term unsecured debt rating, or a financial program or counterparty rating or claims paying rating, of at least "A-" by S&P, "Aa3" by Moody's and "A" by Fitch and a short-term debt rating of "A-1" by Standard & Poor's, "P-1" by Moody's and "F-1" by Fitch.

    o A replacement transaction means a transaction with a replacement counterparty who assumes the Swap Counterparty's position under the Swap Agreement on substantially the same terms or with such other amendments to the terms of the Swap Agreement as may be approved by the parties and each of the rating agencies.


    o A rating affirmation means a written acknowledgment from the rating agency whose rating was lowered or withdrawn that, notwithstanding the withdrawal or downgrade, the then-current ratings of the Notes will not be lowered.


     Early Termination of a Swap Agreement. Upon the occurrence of any Swap Default under the Swap Agreement or a termination event, the non-defaulting party or the non-affected party, as the case may be, will have the right to designate an early termination date upon the occurrence of that Swap Default or termination event.


     Upon any early termination of the Swap Agreement, either the Trust or the Swap Counterparty may be liable to make a termination payment to the other, regardless of which party has caused that termination. The amount of that termination payment will be based on the value of the swap transactions under the Swap Agreement computed in accordance with the procedures in the Swap Agreement. In the event that the Trust is required to make a termination payment following a Swap Default resulting from a default by the Trust in payment of the Swap Fee, the payment will be payable in the same order of priority as any amount payable to the Swap Counterparty. However, in the event that a termination payment is owed to the Swap Counterparty following any other Swap Default of the Trust, a Swap Default resulting from a default of the Swap Counterparty or a termination event, the termination payment will be subordinate to the right of the Noteholders to receive full payment of interest on the Notes and the Principal Distribution Amount and to the replenishment of the Reserve Account to the Specified Reserve Account Balance.


 The Swap Counterparty.


     Wells Fargo Bank is a national banking association insured by the Federal Deposit Insurance Corporation and organized under the laws of the United States and is a member of the Federal Reserve System. All of its capital stock is owned indirectly by Wells Fargo & Company. Wells Fargo Bank is primarily engaged in retail, commercial and corporate banking, real estate lending and trust and investment services. Its executive offices are located at 420 Montgomery Street, San Francisco, California 94104 and its telephone number is
(800) 411-4932.


     Wells Fargo Bank has long-term, senior unsecured debt ratings of "Aa1" and "AA-" by Moody's and Standard and Poor's, respectively. No assurances can be given that these ratings will be maintained. The Swap Counterparty will have the right to consent to any amendments, supplements or modifications to each of the Transfer and Servicing Agreements.


OPTIONAL REDEMPTION; TERMINATION


     The Servicer may at its option purchase from the Eligible Lender Trustee, as of the end of any Collection Period immediately preceding a Quarterly Payment Date on which the then outstanding Pool Balance (not including accrued interest except to the extent such interest will be capitalized upon commencement of Repayment) is 10% or less of the sum of the Pool Balance of the Initial Financed Student Loans as of the Cut-off Date and the amount deposited in the Prefunding Account on the Closing Date, all remaining Financed Student Loans at a price equal to the Minimum Purchase Price, which amount will be used to retire the Notes concurrently therewith. Upon termination of the Trust in this manner, all right, title and interest in the Financed Student Loans and other funds of the Trust, after giving effect to any final distributions to the Noteholders therefrom, will be conveyed and transferred to the Servicer.

     The "Minimum Purchase Price" will be equal to the amount necessary to (1) reduce the outstanding principal amount of the Notes on such Quarterly Payment Date to zero, (2) pay to the Noteholders, the Noteholders' Interest Distribution Amount payable on such Quarterly Payment Date, (3) pay to the Swap Counterparty any amounts owed by the Trust to the Swap Counterparty and (4) pay any unreimbursed draws on the Demand Note; provided, that in no event will such purchase occur if such price would exceed the lesser of

    o the aggregate Purchase Amounts of such Financed Student Loans as of the end of the Collection Period immediately preceding such Quarterly Payment Date and

    o the fair market value of the Financed Student Loans determined in a commercially reasonable manner.

     If the Servicer does not exercise its option to purchase the Financed Student Loans as of the first Quarterly Payment Date for which it is able to do so, the interest rate on each outstanding Class of Notes will increase for the next and each remaining Quarterly Payment Date by 0.50% for the remaining term of the Notes. To effect this increase, the spread over Three-Month LIBOR set forth on the cover page of this prospectus supplement will increase for each outstanding Class of Notes by fifty basis points (0.50%).


                     FEDERAL FAMILY EDUCATION LOAN PROGRAM

     A description of the Federal Family Education Loan Program is provided in the prospectus under "Federal Family Education Loan Program." The information provided below sets forth additional information with respect the Federal Family Education Loan Program relevant to the Notes.

     Consolidation of Federal Benefit Billings and Receipts with Other
Trusts. Due to a recent change in Department policy limiting the granting of new lender identification numbers, the Eligible Lender Trustee is allowed under the Trust Agreement to permit the Trust, and other trusts established by the Depositor to securitize Student Loans, to use a common Department lender identification number. The billings submitted to the Department for Interest Subsidy Payments and Special Allowance Payments on the Financed Student Loans will be consolidated with the billings for such payments for Student Loans in such other trusts using the same lender identification number and payments on such billings will be made by the Department in lump sum form. Such lump sum payments will then be allocated among the various trusts using the lender identification number.

     In addition, the sharing of the lender identification number by the Trust with other trusts may result in the receipt of claim payments by Federal Guarantors in lump sum form. In that event, such payments would be allocated among the trusts in a manner similar to the allocation process for Interest Subsidy Payments and Special Allowance Payments.

     The Department regards the Eligible Lender Trustee as the party primarily responsible to the Department for any liabilities owed to the Department or Federal Guarantors resulting from the Eligible Lender Trustee's activities in the FFELP. As a result, if the Department or a Federal Guarantor were to determine that the Eligible Lender Trustee owes a liability to the Department or a Federal Guarantor on any Student Loan for which the Eligible Lender Trustee is or was legal titleholder, including loans held in the Trust or other trusts, the Department or such Federal Guarantor may seek to collect that liability by offset against payments due the Eligible Lender Trustee under the Trust. In the event that the Department or a Federal Guarantor determines such a liability exists in connection with a trust using the shared lender identification number, the Department or such Federal Guarantor would be likely to collect that liability by offset against amounts due the Eligible Lender Trustee under the shared lender identification number, including amounts owed in connection with the Trust.

     In addition, other trusts using the shared lender identification number may in a given quarter incur Federal Origination Fees that exceed the Interest Subsidy Payments and Special Allowance

Payments payable by the Department on the loans in such other trusts, resulting in the consolidated payment from the Department received by the Eligible Lender Trustee under such lender identification number for that quarter being less than the amount owed by the Department on the loans in the Trust for that quarter.

     The Servicing Agreement for the Trust and the servicing agreements for other trusts established by the Depositor which share the lender identification number to be used by the Trust (the Trust and such other trusts, collectively, the "Depositor Trusts") will require the Eligible Lender Trustee or the Servicer to allocate to the proper Depositor Trust (including the Trust) a shortfall or an offset by the Department or a Federal Guarantor arising from the Student Loans held by the Eligible Lender Trustee on such Depositor Trust's behalf.

     Fees Payable on Certain Financed Student Loans. Under the Federal Consolidation Program, the Trust will be obligated to pay to the Department a monthly rebate fee (the "Monthly Rebate Fee") at an annualized rate of 1.05% (0.62% for applications received between October 1, 1998, and January 31, 1999) of the outstanding principal balance on the last day of each month plus accrued interest thereon of each Federal Consolidation Loan which is a part of the Trust, which rebate will be payable prior to distributions to the Noteholders and which rebate will reduce the amount of funds which would otherwise be available to make distributions on the Notes and will reduce the Student Loan Rate. In addition, the Trust must pay to the Department a 0.50% origination fee (the "Federal Origination Fee") on the initial principal balance of each Financed Student Loan which is originated on its behalf by the Eligible Lender Trustee (i.e., each Federal Consolidation Loan originated on its behalf by the Eligible Lender Trustee during the Prefunding Period and each Add-on Consolidation Loan added to a Federal Consolidation Loan in the Trust), which fee will be deducted by the Department out of Interest Subsidy Payments and Special Allowance Payments. If sufficient Interest Subsidy Payments and Special Allowance Payments are not due to the Trust to cover the amount of the Federal Origination Fee, the balance of such Federal Origination Fee may be deferred by the Department until sufficient Interest Subsidy Payments and Special Allowance Payments accrue to cover such fee or may be required to be paid immediately. If such amounts never accrue, the Trust would be obligated to pay any remaining fee from other assets of the Trust prior to making distributions to the Noteholders. The offset of Interest Subsidy Payments and Special Allowance Payments, and the payment of any remaining fee from other Trust assets will further reduce the amount of the Available Funds from which payments to the Noteholders may be made. Furthermore, any offset of Interest Subsidy Payments and Special Allowance Payments will further reduce the Student Loan Rate.


                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     Sidley Austin Brown & Wood LLP is of the opinion that the Notes will properly be characterized as indebtedness for federal income tax purposes and that the Trust will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. Such opinion is not binding on the Internal Revenue Service (the "IRS") and thus no assurance can be given that such characterization would prevail if it were challenged. If the IRS were to contend successfully that the Notes were not debt for federal income tax purposes, the arrangement among Noteholders and the Depositor might be classified for federal income tax purposes as a publicly traded partnership taxable as a corporation.

     If the arrangement created by the Indenture were treated as a publicly traded partnership taxable as a corporation, the resulting entity would be subject to federal income taxes at corporate tax rates on its taxable income generated with respect to the Financed Student Loans. Moreover, distributions by the entity to all or some of the classes of Notes would probably not be deductible in computing the entity's taxable income and all or part of the distributions to holders of the Notes would probably be treated as dividends. Such an entity-level tax could result in reduced distributions to the Noteholders and the Noteholders could be liable for a share of such tax.

     Because the Depositor will treat the Notes as indebtedness for federal income tax purposes, the Indenture Trustee will not comply with the tax reporting requirements that would apply under the foregoing alternative characterizations of the Notes.

     The Notes provide for stated interest at a floating rate based upon Three-Month LIBOR, but are subject to certain restrictions on the maximum level of the floating rate. Under Treasury regulations governing "original issue discount" ("OID"), stated interest payable at a variable rate is not taxed as OID or contingent interest if the variable rate is a qualified floating rate. The tax treatment of interest that is not based on a qualified floating rate is not certain and the regulations do not address the tax treatment of debt instruments bearing contingent interest except in circumstances not relevant to this discussion. While the tax treatment of interest on the Notes, is not entirely clear under the regulations, the Trust intends to treat the stated interest as a "qualified floating rate" for OID purposes and thus such interest should not be taxable to the Noteholders as OID or as contingent interest.

     Prospective purchasers should read "Federal Income Tax Consequences" in the prospectus for a discussion of the application of certain federal income tax laws to the Trust and the Notes.


                              ERISA CONSIDERATIONS

     Subject to the applicable provisions of ERISA and the Code and the conditions described herein, the Notes may be purchased by an employee benefit plan or an individual retirement account or other arrangement described in
Section 3(3) of ERISA or Section 4975(e)(1) of the Code (a "Plan"). Fiduciaries of a Plan subject to ERISA must first determine that the Plan's acquisition of a Note is consistent with their fiduciary duties under ERISA, including the requirements of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. Plan fiduciaries must also determine that the acquisition will not result in a nonexempt prohibited transaction as defined in Section 406 of ERISA or Section 4975 of the Code.

     Employee benefit plans which are governmental plans (as defined in Section 3(32) of ERISA) or certain church plans (as defined in Section 3(33) of ERISA) are not subject to the fiduciary responsibility or prohibited transaction provisions of ERISA or the Code. However, any such plan which is qualified under Section 401(a) of the Code and exempt from tax under Section 501(a) of the Code is subject to the exclusive benefit rule under Section 401(a)(2) of the Code and the prohibited transaction rules set forth in Section 503 of the Code. The trust, the owner of the equity interests in the trust, the owner trustee, the issuer trustee, the depositor or their affiliates may be or, during the period a Note is held, become a party in interest with respect to a Plan that has directly or indirectly invested in a Note. In these circumstances, certain exemptions from the prohibited transaction rules could be applicable, depending on the nature of the investor and of the plan fiduciary making the investment decision. For example, the acquisition and holding of a Note could satisfy the requirements for exemption under Prohibited Transaction Class Exemption ("PTCE") 84-14, concerning transactions effected by qualified professional asset managers; PTCE 90-1, concerning investments by insurance company pooled separate accounts; PTCE 91-38, concerning investments by bank collective investment funds; PTCE 95-60, concerning investments by insurance company general accounts; or PTCE 96-23, concerning transactions effected by in-house asset managers. There can be no assurance that any of these exemptions will apply with respect to any Plan's investment in a Note, or that such an exemption, if it did apply, would apply to all prohibited transactions that may occur in connection with the investment.

     Each investor in a Note will be required to represent that (i) it is not a Plan, and is not investing on behalf of or with plan assets of a Plan, or (ii) its acquisition and holding of the Note satisfy the requirements for exemptive relief under PTCE 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60, PTCE 96-23 or a similar exemption. Each investor in a Note in book-entry form, by its acceptance of the Note or interest therein, will be deemed to make one of the foregoing representations. Any transfer with respect to which one of the foregoing representations is not applicable shall be null and void.

     Any Plan fiduciary which proposes to use assets of a Plan to purchase any Notes should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and
Section 4975 of the Code to such a investment and to confirm that such investment will not constitute or result in a prohibited transaction or any other violation of an applicable requirement of ERISA.

     The sale of any of the Notes to a Plan is in no respect a representation by the Depositor or the Underwriters that such an investment meets all relevant legal requirements relating to investments by Plans generally or any particular Plan, or that such an investment is appropriate for Plans generally or any particular Plan.


                                  UNDERWRITING

     Subject to the terms and conditions set forth in the underwriting agreement relating to the Notes, the Depositor has agreed to cause the Trust to sell to each of Salomon Smith Barney Inc., Bear, Stearns & Co., Inc. and Wells Fargo Brokerage Services, LLC (collectively, the "Underwriters") for which Salomon Smith Barney Inc. is acting as representative and each of the Underwriters has severally agreed to purchase, the principal amount of Notes set forth opposite its name below.




                                                                   PRINCIPAL AMOUNT
                                                ------------------------------------------------------
                 UNDERWRITER                     CLASS A-1 NOTES     CLASS A-2 NOTES     CLASS B NOTES
---------------------------------------------   -----------------   -----------------   --------------
Salomon Smith Barney, Inc. ..................      $ 79,764,300        $160,874,100      $ 8,727,750
Bear, Stearns & Co. Inc. ....................      $ 79,764,300        $160,874,100      $ 8,727,750
Wells Fargo Brokerage Services, LLC .........      $ 17,725,400        $ 35,749,800      $ 1,939,500
                                                   ------------        ------------      -----------
Total .......................................      $177,254,000        $357,498,000      $19,395,000
                                                   ============        ============      ===========

     The underwriting agreement provides that the Underwriters are obligated to purchase all of the Notes if any are purchased. The underwriting agreement provides that if an underwriter defaults the purchase commitments of non-defaulting underwriters may be increased or the offering of Notes may be terminated.

     The Underwriters propose to offer the Notes initially at the public offering prices on the cover page of this prospectus supplement, and to selling group members at those prices less a concession of 0.210% per Class A-1 Note, 0.270% per Class A-2 Note and 0.300% per Class B Note. The Underwriters and such selling group members may allow a discount of 0.042% per Class A-1 Note, 0.054% per Class A-2 Note and 0.060% per Class B Note on sales to certain other broker dealers. After the initial public offering, the public offering prices and the concessions and discounts to dealers may be changed by the representative.

     The representative, on behalf of the Underwriters, may engage in over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934. Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the Notes in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the representative to reclaim a selling concession from a syndicate member when the Notes originally sold by such syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Such stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the Notes to be higher than it would otherwise be in the absence of such transactions. These transactions, if commenced, may be discontinued at any time.

     We estimate that our out of pocket expenses for this offering will be approximately $765,000.

     The Seller has agreed to indemnify the Underwriters against specified liabilities under the Securities Act of 1933, or contribute to payments which the Underwriters may be required to make.

     The Notes are a new issue of securities with no established trading market. One or more of the Underwriters (other than Wells Fargo Brokerage Services, LLC) intend to make a secondary market for the Notes. However, they are not obligated to do so and may discontinue making a secondary market for the Notes at any time without notice. No assurance can be given as to how liquid the trading market for the Notes will be. Wells Fargo Brokerage Services, LLC will not make a secondary market for the Notes.


     The Trust may, from time to time, invest the funds in the Collection Account, the Prefunding Account and the Reserve Account in Eligible Investments acquired from the Underwriters.


     Wells Fargo Brokerage Services, LLC is an indirect subsidiary of Wells Fargo & Company, a financial holding company and a bank holding company under the Bank Holding Company Act of 1956, as amended, and is an indirect affiliate of Wells Fargo Bank and the Seller. Wells Fargo Brokerage Services, LLC is not a bank or thrift, is an entity separate from Wells Fargo Bank and the Seller and is solely responsible for its own contractual obligations and commitments.


                                 LEGAL MATTERS


     Certain legal matters relating to the Notes will be passed upon for the Depositor by Sidley Austin Brown & Wood LLP, New York, New York and for the Underwriters by Stroock & Stroock & Lavan LLP, New York, New York.


                             REPORTS TO NOTEHOLDERS


     Unless and until Definitive Notes are issued, quarterly and annual unaudited reports containing information concerning the Financed Student Loans will be prepared by the Servicer and sent on behalf of the Trust only to Cede & Co. ("Cede"), as nominee of The Depository Trust Company ("DTC") and registered holder of the Notes, and will not be sent to the beneficial owners of the Notes. Beneficial owners of Notes will, however, be able to obtain such reports by requesting them from the Indenture Trustee. Such reports will contain the information described under "Description of the Transfer and Servicing Agreements--Statements to Indenture Trustee and Trust" in the prospectus. Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. See "Certain Information Regarding the Securities--Book-Entry Registration" and "Reports to Securityholders" in the prospectus. The Trust will file with the Commission such periodic reports as are required under the Securities Exchange Act of 1934 and the rules and regulations of the Commission thereunder. Such reports and other information may be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Judiciary Plaza, Washington D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains an internet site that will obtain reports and other information regarding the Trust. The address of that site is http://www.sec.gov.

                                    ANNEX I


                       GLOBAL CLEARANCE, SETTLEMENT AND
                          TAX DOCUMENTATION PROCEDURES

     Except in certain limited circumstances, the globally offered Notes of Wells Fargo Student Loan Trust 2001-1 (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, Clearstream or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlements and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding Global Securities through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

     Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior asset-backed securities issues.

     Secondary cross-market trading between Clearstream or Euroclear and DTC Participants holding Global Securities will be effected on a delivery-against-payment basis through the applicable Depositaries of Clearstream and Euroclear (in such capacity) and as DTC Participants.

     Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.


INITIAL SETTLEMENT

     All Global Securities will be held in book-entry form by DTC in the name of CEDE & CO. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

     Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to conventional asset-backed securities. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their Global Securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.


SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and the seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading between DTC Participants. Secondary market trading between DTC Participants will be settled in same-day funds.

     Trading between Clearstream and/or Euroclear Participants. Secondary market trading between Clearstream Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

     Trading between DTC seller and Clearstream or Euroclear purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream

Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear Participant at least one business day prior to settlement. Clearstream or Euroclear, as the case may be, will instruct the applicable Depositary to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of a calendar year consisting of twelve 30-day calendar months. Payment will then be made by the respective Depositary of the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

     Clearstream Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the Global Securities are credited to their accounts one day later.

     As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream Participants or Euroclear Participants may elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Clearstream Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream Participant's or Euroclear Participant's particular cost of funds.

     Since the settlement is taking place during New York business hours, DTC Participants may employ their usual procedures for sending Global Securities to the applicable Depositary for the benefit of Clearstream Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently from a trade between two DTC Participants.

     Trading between Clearstream or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Clearstream Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through Euroclear Participants, to a DTC Participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream Participant or a Euroclear Participant at least one business day prior to settlement. In these cases, Clearstream or Euroclear will instruct Euroclear Participants, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date, on the basis of a calendar year consisting of twelve 30-day calendar months. The payment will then be reflected in the account of the Clearstream Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

     Finally, day traders that use Clearstream or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream Participants or Euroclear Participants should note that these trades will automatically fail on the sale side unless affirmative action is taken. At least three techniques should be readily available to eliminate this potential problem:

     (1) borrowing through Clearstream or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts) in accordance with the clearing system's customary procedures;

     (2) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

     (3) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Participant or Euroclear Participant.


CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A beneficial owner of Global Securities holding securities through Clearstream or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to 30% U.S. withholding tax that generally applies to payments of interest on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

     Exemption for non-U.S. Persons (Form W-8BEN). Beneficial owners of Global Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States tax withholding). Non-U.S. Persons that are beneficial owners of Global Securities residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN. (Certificate of Foreign Status of Beneficial Owners for United States Tax Withholding). If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of such change.

     Exemption for non-U.S. Persons with effectively connected income (Form W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Persons Claim of Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

     Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

     U.S. Federal Income Tax Reporting Procedure. The Global Securities holder files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8BEN and Form W-8ECI are effective until the third succeeding calendar year from the date the form is signed.

     U.S. Person. As used herein the term "U.S. Person" means a beneficial owner of a Senior Note that is for United States federal income tax purposes
(i) a citizen or resident of the United States, (ii) a corporation or partnership, including an entity treated as a corporation or partnership for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any State thereof or the District of Columbia, unless in the case of a partnership, U.S. Treasury Regulations are adopted that provide otherwise, (iii) an estate the income of which is subject to United States federal income taxation regardless of its source, or (iv) a trust if a court within the

United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.


     In addition, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, that are treated as United States persons on August 19, 1996, and elect to continue to be treated as United States persons, are also considered "U.S. Persons." As used herein, the term "non-U.S. Person" means a beneficial owner of a Global Security that is not a U.S. Person.

                            INDEX OF PRINCIPAL TERMS

Set forth below is a list of the defined terms used in this Prospectus Supplement and the pages on which the definitions of such terms may be found herein.




                                                                  PAGE
                                                                 -----
Add-on Consolidation Loans ...................................    S-37
Additional Fundings ..........................................    S-36
Additional Student Loans .....................................    S-18
Administration Agreement .....................................    S-36
Administration Fee ...........................................    S-38
Administrator ................................................    S-36
Available Funds ..............................................    S-39
Cede .........................................................    S-54
Citibank .....................................................    S-34
Class A-1 Note Final Maturity Date ...........................    S-32
Class A-1 Note Rate ..........................................    S-30
Class A-1 Noteholders ........................................    S-31
Class A-1 Noteholders' Interest Carryover Shortfall ..........    S-40
Class A-1 Noteholders' Interest Distribution Amount ..........    S-41
Class A-1 Notes ..............................................    S-30
Class A-2 Note Final Maturity Date ...........................    S-32
Class A-2 Note Rate ..........................................    S-30
Class A-2 Noteholders ........................................    S-31
Class A-2 Noteholders' Interest Carryover Shortfall ..........    S-41
Class A-2 Noteholders' Interest Distribution Amount ..........    S-41
Class A-2 Notes ..............................................    S-30
Clearstream ..................................................    S-33
Clearstream Participants .....................................    S-33
Closing Date .................................................    S-18
Collection Account ...........................................    S-38
Collection Period ............................................    S-39
Commission ...................................................    S-36
Cooperative ..................................................    S-34
CSLP .........................................................    S-26
Cut-off Date .................................................    S-19
Deferral .....................................................    S-23
Demand Note ..................................................    S-18
Department ...................................................    S-29
Depositary ...................................................    S-34
Depositor Trusts .............................................    S-51
Determination Date ...........................................    S-38
DTC ..........................................................    S-54
Euroclear ....................................................    S-34
Euroclear Operator ...........................................    S-34
Euroclear Participants .......................................    S-34
Expected Interest Collections ................................    S-47
Federal Origination Fee ......................................    S-51
Financed Student Loans .......................................    S-18
Fitch ........................................................    S-48
Forbearance ..................................................    S-23
Funding Period ...............................................    S-36

                                                       PAGE
                                                      -----
Global Securities .................................    S-55
Grace .............................................    S-23
Illegality ........................................    S-48
In-School .........................................    S-23
Indenture .........................................    S-30
Indenture Trustee .................................    S-30
Index Maturity ....................................    S-32
Indirect Participants .............................    S-33
Initial Financed Student Loans ....................    S-18
IRS ...............................................    S-51
LIBOR Determination Date ..........................    S-32
LIBOR Reset Period ................................    S-32
Liquidated Student Loans ..........................    S-39
Liquidation Proceeds ..............................    S-39
Loan Purchase Amount ..............................    S-37
Loan Sale Agreement ...............................    S-36
Minimum Purchase Price ............................    S-50
Monthly Available Funds ...........................    S-39
Monthly Collection Period .........................    S-39
Monthly Payment Date ..............................    S-38
Monthly Rebate Fee ................................    S-51
Moody's ...........................................    S-48
Morgan ............................................    S-34
Multicurrency-Cross Border ........................    S-46
non-U.S. Person ...................................    S-58
Noteholders .......................................    S-32
Noteholders' Interest Distribution Amount .........    S-41
Notes .............................................    S-30
Notional Swap Amount ..............................    S-47
Obligors ..........................................    S-46
OID ...............................................    S-52
Parity Date .......................................    S-45
Participants ......................................    S-33
Plan ..............................................    S-52
Prefunding Account ................................    S-38
Principal Distribution Adjustment .................    S-41
Principal Distribution Amount .....................    S-41
PTCE ..............................................    S-52
Purchase Amount ...................................    S-46
Quarterly Interest Period .........................    S-30
Quarterly Payment Date ............................    S-30
Realized Losses ...................................    S-42
Record Date .......................................    S-30
Reference Banks ...................................    S-33
Repayment .........................................    S-23
Reserve Account ...................................    S-38
Reserve Account Excess ............................    S-44
Reserve Account Initial Deposit ...................    S-18
Secretary .........................................    S-27
Seller ............................................    S-36

                                                                    PAGE
                                                                   -----
Senior Noteholders .............................................    S-31
Senior Noteholders' Distribution Amount ........................    S-42
Senior Noteholders' Interest Distribution Amount ...............    S-42
Senior Noteholders' Principal Carryover Shortfall ..............    S-42
Senior Noteholders' Principal Distribution Amount ..............    S-42
Senior Notes ...................................................    S-30
Serial Loan ....................................................    S-36
Serial Loans ...................................................    S-36
Servicer .......................................................    S-36
Servicing Agreement ............................................    S-36
Specified Reserve Account Balance ..............................    S-43
Standard & Poor's ..............................................    S-48
Statistical Cut-off Date .......................................    S-20
Student Loan Rate ..............................................    S-47
Subordinate Note Final Maturity Date ...........................    S-32
Subordinate Note Rate ..........................................    S-30
Subordinate Noteholders ........................................    S-32
Subordinate Noteholders' Distribution Amount ...................    S-42
Subordinate Noteholders' Interest Carryover Shortfall ..........    S-42
Subordinate Noteholders' Interest Distribution Amount ..........    S-43
Subordinate Noteholders' Principal Carryover Shortfall .........    S-43
Subordinate Noteholders' Principal Distribution Amount .........    S-43
Subordinate Notes ..............................................    S-30
Swap Agreement .................................................    S-46
Swap Counterparty ..............................................    S-46
Swap Defaults ..................................................    S-48
Swap Fees ......................................................    S-43
Tax Event ......................................................    S-48
Telerate Page 3750 .............................................    S-33
Terms and Conditions ...........................................    S-34
Three-Month LIBOR ..............................................    S-32
Transfer and Servicing Agreements ..............................    S-36
Transfer Date ..................................................    S-37
Trust ..........................................................    S-18
Trust Agreement ................................................    S-19
U.S. Person ....................................................    S-57
Underwriters ...................................................    S-53
Wells Fargo Bank ...............................................    S-46
Wells Fargo Minnesota ..........................................    S-36
Wells Fargo South Dakota .......................................    S-18

                       WELLS FARGO STUDENT LOAN TRUSTS
                                    ISSUER

  WELLS FARGO STUDENT LOANS                        WELLS FARGO STUDENT LOANS
       RECEIVABLES I, LLC                             RECEIVABLES II, LLC

  WELLS FARGO STUDENT LOANS                        WELLS FARGO STUDENT LOANS
      RECEIVABLES III, LLC                            RECEIVABLES IV, LLC

                                   DEPOSITORS

                       STUDENT LOAN ASSET-BACKED NOTES

YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 5 IN THIS PROSPECTUS AND THE RISK FACTORS IN THE RELATED PROSPECTUS SUPPLEMENT.

The notes will represent obligations of the issuing trust only and are not guaranteed by, Wells Fargo Bank South Dakota, National Association, the depositors or any of their other affiliates. The notes are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental entity.

Each depositor may periodically establish trusts which will issue asset-backed notes. Each issue of notes will have its own series designation.

Each series of notes will

     o be backed by a pool of education loans to students, or parents of students and

     o    consist of one or more classes of notes.

Each class of notes

     o will represent the right to payments in the amounts and at the times described in the accompanying prospectus supplement,

     o    may be senior or subordinate in right of payment to other classes,

     o    may benefit from one or more forms of credit enhancement and

     o will be rated in one of the four highest rating categories by at least one nationally recognized rating organization.

     o The prospectus may be used to offer and sell securities only if accompanied by a prospectus supplement for the related trust.

No market will exist for the notes of any series before the notes are issued. In addition, even after the notes of a series have been issued and sold, there can be no assurance that a resale market will develop

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED WHETHER THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the SEC is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

              The date of this prospectus is November 15, 2001.

                OVERVIEW OF THE INFORMATION IN THIS PROSPECTUS
                        AND THE PROSPECTUS SUPPLEMENT

   We provide information about your securities in two separate documents:
(a) this prospectus, which provides general information, some of which may not apply to a particular series of notes, including your series; and (b) the prospectus supplement, which describes the specific terms of your series, including information about:

   o      the timing and amount of interest and principal payments;

   o      the student loans underlying your notes;

   o      the credit enhancement for each class;

   o      the credit ratings; and

   o      the method for selling the notes.

   WHENEVER INFORMATION IN THE PROSPECTUS SUPPLEMENT IS MORE SPECIFIC THAN THE INFORMATION IN THIS PROSPECTUS, YOU SHOULD RELY ON THE INFORMATION IN THE PROSPECTUS SUPPLEMENT.

   You should rely only on the information provided in this prospectus and the prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the notes in any jurisdiction where the offer is not permitted.

   We include cross-references in this prospectus and in the prospectus supplement to captions in these materials where you can find further related discussions. The table of contents in this prospectus and the table of contents included in the prospectus supplement provide the pages on which these captions are located.

   TO UNDERSTAND THE STRUCTURE OF THESE SECURITIES, YOU MUST READ CAREFULLY THIS PROSPECTUS AND THE PROSPECTUS SUPPLEMENT IN THEIR ENTIRETY.

                              TABLE OF CONTENTS

                                                                                           PAGE
                                                                                         --------
OVERVIEW OF THE INFORMATION IN THIS PROSPECTUS AND THE PROSPECTUS SUPPLEMENT ...........     2
RISK FACTORS............................................................................     5
FORMATION OF THE TRUSTS.................................................................    13
   The Trusts ..........................................................................    13
   Eligible Lender Trustee..............................................................    13
USE OF PROCEEDS ........................................................................    13
THE BANK, THE DEPOSITORS, AND THE SERVICER..............................................    14
   The Bank ............................................................................    14
   The Depositors.......................................................................    14
   The Servicer.........................................................................    15
THE STUDENT LOAN POOLS .................................................................    15
   The Bank's Student Loan Financing Business...........................................    16
   Delinquencies, Defaults, Claims and Net Losses.......................................    18
FEDERAL FAMILY EDUCATION LOAN PROGRAM ..................................................    18
   Legislative and Administrative Matters ..............................................    19
   Eligible Lenders, Students and Educational Institutions..............................    19
   Financial Need Analysis..............................................................    21
   Special Allowance Payments...........................................................    21
   Federal Stafford Loans...............................................................    22
   Federal Unsubsidized Stafford Loans..................................................    25
   Federal PLUS and Federal SLS Loan Programs...........................................    25
   Federal Consolidation Loan Program...................................................    27
   Federal Guarantors...................................................................    28
   Federal Insurance and Reinsurance of Federal Guarantors..............................    29
   Historical Information...............................................................    31
   1999 Amendment.......................................................................    33
   Departments of Labor, Health and Human Services, and Education, and Related Agencies
    Appropriations Act, 2001............................................................    33
   Electronic Signatures in Global and National Commerce Act............................    33
WEIGHTED AVERAGE LIVES OF THE NOTES ....................................................    34
   Pool Factors and Trading Information ................................................    34
DESCRIPTION OF THE NOTES................................................................    35
   Principal of and Interest on the Notes...............................................    35
   The Indenture........................................................................    36
INFORMATION REGARDING THE NOTES ........................................................    40
   Fixed Rate Notes ....................................................................    40
   Floating Rate Notes..................................................................    40
   Book-Entry Registration..............................................................    41
   Definitive Notes.....................................................................    42
   List of Noteholders..................................................................    43
   Reports to Noteholders...............................................................    43

                                3

                                                                                           PAGE
                                                                                         --------
DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS ...................................    44
   Sale of Student Loans; Representations and Warranties ...............................    44
   Additional Fundings..................................................................    45
   Accounts.............................................................................    45
   Servicing Procedures.................................................................    46
   Payments on Student Loans............................................................    47
   Servicer Covenants...................................................................    47
   Servicer Compensation................................................................    48
   Distributions........................................................................    48
   Credit and Cash Flow Enhancement.....................................................    48
   Statements to Indenture Trustee and Trust............................................    49
   Evidence as to Compliance............................................................    50
   Matters Regarding the Servicer.......................................................    50
   Servicer Default.....................................................................    51
   Rights Upon Servicer Default.........................................................    51
   Waiver of Past Defaults..............................................................    52
   Amendment............................................................................    52
   Payment of Notes.....................................................................    52
   Termination..........................................................................    52
   Administration Agreement.............................................................    53
LEGAL ASPECTS OF THE STUDENT LOANS .....................................................    53
   Transfer of Student Loans ...........................................................    53
   Consumer Protection Laws.............................................................    54
LOAN ORIGINATION AND SERVICING PROCEDURES APPLICABLE TO STUDENT LOANS  .................    54
   Student Loans Generally Not Subject to Discharge in Bankruptcy ......................    55
FEDERAL INCOME TAX CONSEQUENCES ........................................................    55
   Tax Characterization of the Trust ...................................................    56
   Tax Consequences to Holders of the Notes.............................................    56
   Recent Legislation...................................................................    59
ERISA CONSIDERATIONS ...................................................................    59
PLAN OF DISTRIBUTION....................................................................    60
FORWARD-LOOKING STATEMENTS..............................................................    61
RATINGS OF THE NOTES....................................................................    62
REPORTS TO NOTEHOLDERS..................................................................    62
WHERE YOU CAN FIND MORE INFORMATION.....................................................    62
INCORPORATION BY REFERENCE..............................................................    63
LEGAL MATTERS...........................................................................    63
INDEX OF PRINCIPAL TERMS................................................................    64

                                 RISK FACTORS

   You should consider the following factors and the additional factors described under "Risk Factors" in the related prospectus supplement, together with all the information contained in this prospectus and the related prospectus supplement, before purchasing the notes.

BECAUSE THE NOTES MAY NOT HAVE        The notes may not provide a regular or
REGULAR OR PREDICTABLE PAYMENTS,      predictable schedule of payments or payment on
YOU MAY NOT RECEIVE THE RETURN ON     any specific date. Accordingly, you may not
INVESTMENT THAT YOU EXPECTED          receive the return on investment that you
                                      expect.

A SECONDARY MARKET FOR YOUR NOTES     Each series of notes will be a new issue
MAY NOT DEVELOP, AND THIS COULD       without an established trading market. We do
DIMINISH THEIR VALUE                  not intend to list the notes on any national
                                      exchange. As a result, we cannot assure you
                                      that a secondary market for the notes will
                                      develop. If a secondary market does not
                                      develop, the spread between the bid price and
                                      the asked price for your notes may widen,
                                      reducing the net proceeds available to you
                                      from a sale of your notes.

EACH TRUST WILL HAVE LIMITED          Each trust will not have, nor will it be
ASSETS FROM WHICH TO MAKE             permitted to have, significant assets or
PAYMENTS ON THE NOTES, WHICH MAY      sources of funds other than the particular
RESULT IN LOSSES                      student loans held by it, the related
                                      guarantee agreements, and, if so provided in
                                      the related prospectus supplement, one or more
                                      forms of credit or cash flow enhancement.

                                      Consequently, you must rely upon payments on
                                      the student loans assigned to the trust that
                                      issued your notes, and, if available, on any
                                      credit or cash flow enhancement to repay your
                                      notes.

                                      Credit enhancement may not cover every class
                                      of notes issued by a trust. In addition, every
                                      form of credit enhancement will have
                                      limitations on, and exclusions from coverage.
                                      As a result, there is always a risk that you
                                      may experience a loss on your investment.

YOU MAY INCUR LOSSES OR DELAYS IN     Each student loan will be no more than 98%
PAYMENTS ON YOUR NOTES IF             insured by a federal guarantor. As a result,
BORROWERS DEFAULT ON THEIR            if a borrower of a federal loan defaults, the
STUDENT LOANS                         related trust will experience a loss of
                                      approximately 2% of the outstanding principal
                                      and accrued interest on each of the defaulted
                                      loans. The related trust will assign a
                                      defaulted loan to the applicable federal
                                      guarantor in exchange for a guarantee payment
                                      on the 98% guaranteed portion. The related
                                      trust does not have any right to pursue the
                                      borrower for the remaining 2% unguaranteed
                                      portion. If the credit enhancement described
                                      in the related prospectus supplement is not
                                      sufficient, you may suffer a loss.

IF A STUDENT LOAN GUARANTOR           All of the student loans will be unsecured. As
SUFFERS FINANCIAL DETERIORATION       a result, the only security for payment of the
OR FAILURE, YOU MAY SUFFER A LOSS     student loans are the guarantees provided
ON YOUR NOTES                         under the guarantee agreements between the
                                      eligible lender trustee and the federal
                                      guarantors. The financial condition of a
                                      federal guarantor

                                       5

                                      may be adversely affected by a number of factors including:

                                      o   the amount of claims made against the
                                          federal guarantor as result of borrower
                                          defaults;

                                      o   the amount of claims reimbursed to the
                                          federal guarantor from the Department of
                                          Education, which range from 75% to 100% of
                                          the 98% guaranteed portion of the loan
                                          depending on the date the loan was made
                                          and the performance of the guarantor; and

                                      o   changes in legislation that may reduce
                                          expenditures from the Department of
                                          Education that support federal guarantors
                                          or that may require federal guarantors to
                                          pay more of their reserves to the
                                          Department of Education.

                                      If the financial status of a federal guarantor
                                      deteriorates, it may fail to make timely
                                      guarantee payments. In this event, you may
                                      suffer delays in the payment of principal and
                                      interest or losses on your notes.

IF THE DEPARTMENT OF EDUCATION        If a federal guarantor is unable to meet its
DOES NOT MAKE GUARANTEE PAYMENTS,     insurance obligations, the related trust may
YOU MAY SUFFER A LOSS ON YOUR         submit claims directly to the Department of
NOTES                                 Education for payment. The Department of
                                      Education's obligation to pay guarantee claims
                                      directly to the related trust is dependent
                                      upon the Department of Education's determining
                                      that the federal guarantor is unable to meet
                                      its insurance obligations. If the Department
                                      of Education delays in making the
                                      determination, you may suffer a delay in the
                                      payment of principal and interest on your
                                      notes. In addition, if the Department of
                                      Education determines that the federal
                                      guarantor is able to meet its insurance
                                      obligations, the Department of Education will
                                      not make guarantee payments to the related
                                      trust. In that event, if the credit
                                      enhancement described in the related
                                      prospectus supplement is not sufficient to
                                      cover the non-paying federal guarantor's
                                      obligations, you may suffer a loss on your
                                      investment.

IF AN ORIGINATOR OR SERVICER          The Higher Education Act and implementing
FAILS TO COMPLY WITH LOAN             regulations requires lenders and their
ORIGINATION AND SERVICING             assignees who make and service student loans
PROCEDURES FOR STUDENT LOANS THIS     that are reinsured by the Department of
COULD RESULT IN A LOSS TO THE         Education and guarantors who guarantee student
TRUST OF GUARANTOR OR DEPARTMENT      loans that are reinsured by the Department of
OF EDUCATION PAYMENTS AND YOU         Education to follow specified procedures to
COULD SUFFER A LOSS ON YOUR NOTES     ensure that the student loans are properly
                                      made and repaid. If the servicer fails to
                                      follow these procedures or if an originator of
                                      the student loans held by a trust fails to
                                      follow procedures relating to the origination
                                      of any student loans, the Department of
                                      Education may refuse to make reinsurance
                                      payments to the federal guarantors or to make
                                      interest subsidy payments and special
                                      allowance payments to the eligible lender
                                      trustee. In addition, under these
                                      circumstances the federal guarantors may
                                      refuse to make guarantee payments

                                       6

                                      to the related trust. The failure of the
                                      Department of Education to provide reinsurance
                                      payments to the federal guarantors could
                                      adversely affect the federal guarantors'
                                      ability or legal obligation to make payments
                                      under the guarantee agreements to the related
                                      trust. Loss of any guarantee payments,
                                      interest subsidy payments or special allowance
                                      payments could adversely affect the related
                                      trust's ability to pay you timely interest and
                                      principal. In this event, you may suffer a
                                      loss on your investment.

IF WELLS FARGO BANK SOUTH DAKOTA,     For each series of notes, the seller of
AS SELLER AND SERVICER, DOES NOT      student loans to the depositor and the
PERFORM ON ITS OBLIGATION TO          servicer of the student loans will be Wells
PURCHASE THE STUDENT LOANS YOU        Fargo Bank South Dakota, National Association.
COULD SUFFER A LOSS ON YOUR NOTES     The seller and servicer will be obligated to
                                      purchase student loans from the applicable
                                      trust if it materially breaches
                                      representations, warranties or covenants and
                                      its breach adversely affects the trust's
                                      rights to guarantor payments on that loan. You
                                      cannot be sure, however, that the Bank will
                                      have the financial resources to purchase
                                      student loans if and when it is required to do
                                      so. The failure to so purchase a student loan
                                      would not constitute an event of default under
                                      the related indenture or permit the exercise
                                      of remedies under the indenture. However, the
                                      breach of these representations, warranties or
                                      covenants may cause you to suffer a loss on
                                      your investment.

YOUR INTERESTS COULD BE ADVERSELY     The Higher Education Act or other relevant
AFFECTED BY CHANGES IN                federal or state laws, rules and regulations
LEGISLATION THAT AFFECT THE           could be amended or modified in the future in
STUDENT LOANS, FEDERAL                a manner that adversely affects the federal
GUARANTORS, THE SELLER OR THE         student loan programs described in this
SERVICER                              prospectus, the student loans made under those
                                      programs or the financial condition of the
                                      federal guarantors, the seller or the
                                      servicer. Among other things, the level of
                                      guarantee payments may be adjusted from time
                                      to time. Future changes could also have a
                                      material adverse effect on the revenues
                                      received by the guarantors that are available
                                      to pay claims on defaulted student loans in a
                                      timely manner. We cannot predict whether any
                                      changes will be adopted or, if adopted, what
                                      impact those changes would have on any trust
                                      or the notes that it issues.

                                      In addition, if the direct student loan
                                      programs described in this prospectus expand,
                                      servicers of the federal student loans
                                      described in this prospectus could experience
                                      increased costs due to reduced economies of
                                      scale or other adverse effects on their
                                      business. These cost increases could reduce
                                      the ability of the servicer to satisfy its
                                      obligations to service the student loans or to
                                      purchase student loans in the event of
                                      specified breaches of its covenants. However,
                                      references in the Higher Education Act of
                                      1965, as amended, regarding a transition from
                                      Federal Family Education Loan Program to
                                      direct student loan program were eliminated by
                                      the 1998 Reauthorization Bill when Congress
                                      determined that both programs would continue
                                      to coexist.

                                7

THE FEES PAYABLE ON THE STUDENT       Each trust will be obligated to pay to the
LOANS MAY REDUCE AMOUNTS PAYABLE      Department of Education a monthly rebate at an
TO YOU                                annualized rate of generally 1.05% or 0.62%
                                      for loans for which the applications were
                                      received between October 1, 1998, and January
                                      31, 1999, of the outstanding principal balance
                                      plus accrued and unpaid interest on each
                                      federal consolidation loan which is a part of
                                      the related trust. This rebate will be payable
                                      prior to distributions made to you. In
                                      addition, the trust must pay to the Department
                                      of Education a 0.50% origination fee on the
                                      initial principal balance of each student loan
                                      which is originated on its behalf by the
                                      eligible lender trustee subsequent to the
                                      applicable closing date. This fee will be
                                      deducted by the Department of Education out of
                                      interest subsidy payments and special
                                      allowance payments otherwise payable to the
                                      trust(s). In this event the amount available
                                      to be distributed to you will be reduced.
                                      Under specified circumstances, the related
                                      trust is obligated to pay any portion of the
                                      unpaid fee from other assets of the related
                                      trust prior to making distributions to you. As
                                      a result, the payment of the rebate fee and
                                      origination fee to the Department of Education
                                      will affect the amount and timing of payments
                                      to you. Moreover, if the origination fee is
                                      deducted from interest subsidy payments and
                                      special allowance payments the amount
                                      available from collections on the student
                                      loans to pay interest on your notes may be
                                      reduced. In this event, the value of your
                                      investment may be impaired.

YOUR NOTES MAY BE ISSUED BY A         Due to a Department of Education policy
TRUST THAT USES THE SAME LENDER       limiting the granting of new lender
IDENTIFICATION NUMBER AS OTHER        identification numbers, all of the trusts
TRUSTS, AND THIS COULD EXPOSE YOU     established by the depositors to securitize
TO THE RISK OF LOSS CAUSED BY THE     federal student loans may use a common
PERFORMANCE OF ANOTHER TRUST          Department of Education lender identification
                                      number. The Department of Education regards
                                      the eligible lender trustee as the party
                                      primarily responsible to the Department of
                                      Education for any liabilities owed to the
                                      Department of Education or federal guarantors
                                      resulting from the eligible lender trustee's
                                      activities in the Federal Family Education
                                      Loan Program. In the event that the Department
                                      of Education or a federal guarantor determines
                                      a liability exists in connection with a trust
                                      using the shared lender identification number,
                                      the Department of Education or the federal
                                      guarantor may collect that liability or offset
                                      the liability from amounts due the eligible
                                      lender trustee under the shared lender
                                      identification number. As a result, a trust
                                      may suffer a liability as the result of
                                      another trust.

                                      The servicing agreements for the trusts
                                      established by the depositors which share a
                                      lender identification number will require the
                                      eligible lender trustee or the servicer to
                                      allocate to the proper trust shortfalls or an
                                      offset by the Department of Education or a
                                      federal guarantor arising from the student
                                      loans held by the eligible lender trustee on
                                      each trust's behalf. In the event the amount
                                      available for indemnification by one trust to
                                      another trust is

                                       8

                                      insufficient, you may suffer a loss on your investment as a result of the performance of another trust.

IF THE SERVICER FAILS TO COMPLY       The Department of Education regulates each
WITH THE DEPARTMENT OF                servicer of federal student loans. Under these
EDUCATION'S THIRD-PARTY SERVICER      regulations, a third-party servicer, including
REGULATIONS, PAYMENTS ON THE          the servicer, is jointly and severally liable
NOTES COULD BE ADVERSELY AFFECTED     with its client lenders for liabilities to the
                                      Department of Education arising from its
                                      violation of applicable requirements. In
                                      addition, if the servicer fails to meet
                                      standards of financial responsibility or
                                      administrative capability included in the
                                      regulations, or violates other requirements,
                                      the Department of Education may fine the
                                      servicer and/or limit, suspend, or terminate
                                      the servicer's eligibility to contract to
                                      service federal student loans. If a servicer
                                      were so fined or held liable, or its
                                      eligibility were limited, suspended, or
                                      terminated, its ability to properly service
                                      the student loans and to satisfy its
                                      obligation to purchase student loans with
                                      respect to which it has breached its
                                      representations, warranties or covenants could
                                      be adversely affected. In addition, if the
                                      Department of Education terminates a
                                      servicer's eligibility, a servicing transfer
                                      will take place and there will be delays in
                                      collections and temporary disruptions in
                                      servicing. Any servicing transfer will at
                                      least temporarily adversely affect payments to
                                      you.

IF WELLS FARGO BANK SOUTH DAKOTA      The student loans held by each trust will have
WERE TO BECOME INSOLVENT,             been sold to that trust by the depositor and
PAYMENTS ON YOUR NOTES COULD BE       sold to the depositor by Wells Fargo Bank
REDUCED OR DELAYED                    South Dakota, National Association. The Bank
                                      and the depositor intend that each transfer of
                                      student loans from the Bank to the depositor
                                      be treated as a sale. If the Bank were to
                                      become insolvent, the FDIA, as amended by
                                      FIRREA, gives certain powers to the FDIC, if
                                      it were approved as receiver. FDIC staff
                                      positions taken prior to the passage of FIRREA
                                      do not suggest that the FDIC would interrupt
                                      the timely transfer to an issuer of payments
                                      collected on the student loans.

                                      Under FIRREA, if the transfer of the student
                                      loans by the Bank were characterized as a loan
                                      secured by a pledge of student loans rather
                                      than a sale, the trust's security interest in
                                      the student loans should be respected by the
                                      FDIC if:

                                      o   the Bank's transfer of the student loans
                                          is the grant of a valid security interest
                                          in the student loans to the depositor and
                                          has been assigned to the indenture trustee
                                          for that trust;

                                      o   the Bank becomes insolvent and the FDIC is
                                          appointed conservator or receiver of the
                                          Bank and

                                      o   the security interest:

                                      (1) is validly perfected for the benefit of
                                          the indenture trustee before the Bank's
                                          insolvency, and

                                      (2) was not taken in contemplation of the
                                          Bank's

                               9

                                          insolvency or with the intent to hinder, delay or defraud its creditors.

                                      In addition, effective as of September 11,
                                      2000, a regulation promulgated by the FDIC
                                      provides, among other things, that the FDIC
                                      will not seek to recharacterize a transfer of
                                      student loans as a secured loan if the
                                      transfer is made in connection with a
                                      securitization, provided that the transfer
                                      meets all the conditions for sale accounting
                                      under U.S. generally accepted accounting
                                      principles, other than the "legal isolation"
                                      condition as it applies to institutions for
                                      which the FDIC may be appointed as conservator
                                      or receiver, and satisfies other requirements
                                      of the regulation, including that the insured
                                      depository institution receive adequate
                                      consideration for the transfer.

                                      If the FDIC were to assert a different
                                      position, or the new FDIC regulation were
                                      inapplicable, you might experience delays
                                      and/or reductions in payments on your notes.
                                      In addition, the FDIC might have the right to
                                      repay the notes early and for an amount which
                                      may be greater or less than their principal
                                      balance. For example, under the FDIA, the FDIC
                                      could:

                                      o   require the trust or the indenture trustee
                                          to go through an administrative claims
                                          procedure to establish its right to those
                                          payments;

                                      o   request a stay of proceedings with respect
                                          to the Bank;

                                      o   reject the Bank's sales contract and limit
                                          the related trust's resulting claim to
                                          actual direct compensatory damages; or

                                      o   repudiate any ongoing servicing
                                          obligations of the Bank.

IF THE SERVICER, AN ADMINISTRATOR     In the event of a default by the servicer or
OR THE DEPOSITOR WERE TO BECOME       an administrator resulting solely from
INSOLVENT, IT COULD ALSO REDUCE       specified events of insolvency or bankruptcy,
OR DELAY PAYMENTS ON YOUR NOTES       a court, conservator, receiver or liquidator
                                      may have the power to prevent either the
                                      indenture trustee or the noteholders from
                                      appointing a successor servicer or
                                      administrator, as the case may be, and delays
                                      in collections in respect of the student loans
                                      may occur. Any delay in the collections of
                                      student loans may delay payments to you.

                                      If the depositor becomes subject to bankruptcy
                                      proceedings, you could experience losses or
                                      delays in the payments on your notes. The
                                      depositor will cause the sale of the student
                                      loans to the trust that issues the notes of
                                      the related series. However, if the depositor
                                      becomes subject to a bankruptcy proceeding,
                                      the court in the bankruptcy proceeding could
                                      conclude that the depositor effectively still
                                      owns the student loans by concluding that the
                                      sale to the trust was not a "true sale" or
                                      that the trust should be consolidated with the
                                      depositor for bankruptcy purposes. If the
                                      court were to reach this conclusion, you could
                                      experience losses or delays in payments on
                                      your notes.

                                       10

                                      Each depositor has been structured and will
                                      take steps in structuring the transactions
                                      described in this prospectus and in the
                                      related prospectus supplement to minimize the
                                      risk that it will become insolvent or that a
                                      court would consolidate the depositor with the
                                      trust for bankruptcy purposes or conclude that
                                      the sale of the student loans to the trust was
                                      not a "true sale."

YOU WILL BEAR PREPAYMENT AND          A borrower may prepay a student loan in whole
EXTENSION RISK DUE TO ACTIONS         or in part, at any time. The likelihood of a
TAKEN BY INDIVIDUAL BORROWERS AND     borrower prepaying a student loan is higher as
OTHER VARIABLES BEYOND OUR            a result of federal loan consolidation
CONTROL                               programs. In addition, a trust may receive
                                      other unscheduled payments from liquidations
                                      due to default, including receipt of guarantee
                                      payments and other student loans purchased or
                                      repurchased by the servicer or the seller. The
                                      rate of prepayments on the student loans may
                                      be influenced by a variety of economic,
                                      social, competitive and other factors,
                                      including changes in interest rates, the
                                      availability of alternative financings and the
                                      general economy. Because a pool will include
                                      thousands of student loans, it is impossible
                                      to predict the amount and timing of payments
                                      that will be received and paid to noteholders
                                      in any month or over the period of time that
                                      the notes of a series remain outstanding.

                                      In addition, the student loans may be extended
                                      as a result of grace periods, deferment
                                      periods, and forbearance periods. This may
                                      lengthen the remaining term of the student
                                      loans and delay payments to you. If borrowers
                                      fail to pay timely the principal and interest
                                      due on the student loans or a guarantor fails
                                      to timely meet its guarantee obligations, the
                                      amount of funds available for distribution to
                                      you on a given payment date could also be
                                      reduced, and payments to you delayed.

                                      The servicer's option to terminate a trust
                                      early and, the possibility that all of any
                                      pre-funded amount or any collateral
                                      reinvestment amount will not be used to
                                      purchase subsequent student loans, creates
                                      additional uncertainty regarding the timing of
                                      payments to noteholders.

                                      The different amounts of principal payments on
                                      the notes and the uncertainty of the timing of
                                      those payments creates reinvestment risk.
                                      Reinvestment risk refers to the fact that you
                                      may not be able to invest the payments on the
                                      notes received by you at a rate that is equal
                                      to or greater than the rate of interest borne
                                      by your notes. You will bear all reinvestment
                                      risk carried by your notes.

CONSUMER PROTECTION LAWS MAY          Numerous federal and state consumer protection
AFFECT ENFORCEABILITY OF STUDENT      laws and related regulations impose
LOANS                                 substantial requirements upon lenders and
                                      servicers involved in consumer finance. Also,
                                      some state laws impose finance charge ceilings
                                      and other restrictions on consumer
                                      transactions and require contract disclosures
                                      in addition to those required under federal law.

                                       11

                                      These requirements impose specific statutory
                                      liability that could affect an assignee's
                                      ability to enforce consumer finance contracts,
                                      including the student loans. In addition, the
                                      remedies available to the indenture trustee or
                                      the noteholders upon an event of default under
                                      the indenture may not be readily available or
                                      may be limited by applicable state and federal
                                      laws.

A WITHDRAWAL OR DOWNGRADE OF THE      The related prospectus supplement will specify
INITIAL RATINGS MAY DECREASE THE      the required ratings for the notes. A rating
VALUE OF YOUR NOTES                   is not a recommendation to buy, sell or hold
                                      notes. Similar ratings on different types of
                                      securities do not necessarily mean the same
                                      thing. You should analyze the significance of
                                      each rating independently from any other
                                      rating. A rating agency may revise or withdraw
                                      its rating at any time if it believes
                                      circumstances have changed. A subsequent
                                      downward change in rating is likely to
                                      decrease the price a subsequent purchaser will
                                      be willing to pay for your notes.

                           FORMATION OF THE TRUSTS

THE TRUSTS

   With respect to each series of notes, one of the depositors will establish a separate trust pursuant to the respective trust agreement, for the transactions described in this prospectus and in the related prospectus supplement. The property of each trust will consist of:

   o a pool of student loans consisting of education loans to students and parents of students, legal title to which is held by the related eligible lender trustee on behalf of each trust,

   o all funds collected or to be collected in respect of the student loans, including any payments made under the guarantee agreements covering the loans, on or after the applicable cut-off date specified in the related prospectus supplement and

   o all moneys and investments on deposit in the collection account, any reserve account and any other trust accounts or any other form of credit or cash flow enhancement that may be obtained for the benefit of holders of one or more classes of the notes.

To the extent provided in the applicable prospectus supplement, the notes will be secured by the property of the related trust. To facilitate servicing and to minimize administrative burden and expense, the servicer will be appointed the custodian of the promissory notes representing the student loans for each trust and the related eligible lender trustee.

   The principal offices of each trust and the related eligible lender trustee will be specified in the applicable prospectus supplement.

ELIGIBLE LENDER TRUSTEE

   The eligible lender trustee for each trust will be the entity specified in the related prospectus supplement. The eligible lender trustee on behalf of the related trust will acquire legal title to all the related student loans acquired under the related loan sale agreement and will enter into a guarantee agreement with each of the guarantors with respect to the student loans. Each eligible lender trustee will qualify as an eligible lender and owner of all the federal student loans held by the trust for all purposes under the Higher Education Act and the guarantee agreements. Failure of the federal student loans to be owned by an eligible lender would result in the loss of any federal guarantee payments from any federal guarantor and any federal assistance with respect to the federal student loans. See "Federal Family Education Loan Program--Eligible Lenders, Students and Educational Institutions" and "--Federal Insurance and Reinsurance of Federal Guarantors." An eligible lender trustee's liability in connection with the issuance and sale of the notes is limited solely to the express obligations of the eligible lender trustee set forth in the related trust agreement and the related loan sale agreement. See "Description of the Transfer and Servicing Agreements." An eligible lender trustee may resign at any time, in which event the administrator, or its successor, will be obligated to appoint a successor trustee. The administrator of a trust may also remove the eligible lender trustee if the eligible lender trustee ceases to be eligible to continue as eligible lender trustee under the related trust agreement or if the eligible lender trustee becomes insolvent. In these circumstances, the administrator will be obligated to appoint a qualified successor trustee. Any resignation or removal of an eligible lender trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

                               USE OF PROCEEDS

   The net proceeds from the sale of notes of a given series will be applied by the applicable trust to purchase the related student loans on the closing date from the depositor and to make the initial deposit into the reserve account or prefunding account, if any.

                  THE BANK, THE DEPOSITORS, AND THE SERVICER

THE BANK

   Wells Fargo Bank South Dakota, National Association (the "Bank") originates student loans through its educational loan division known as Wells Fargo Education Financial Services ("EFS"). The Bank is one of the nation's largest providers of educational loans. The Bank began originating federally guaranteed loans over 30 years ago through the Federal Family Education Loan Program. In addition to FFELP loans, the Bank has originated private non-guaranteed educational loans to undergraduate and graduate students since 1987. Currently 89% of the Bank's portfolio, or $7.26 billion, is serviced by the Bank's EFS division, with the balance serviced by third-party servicers. The combined student loan businesses utilize a staff of over 800 employees in three centers located in Sioux Falls, SD, St. Paul, MN, and Sterling, VA. Forty-three EFS sales personnel are located throughout the nation to support the business.

   In 2000, the Bank through EFS funded over $1.5 billion in FFELP student loans and currently has slightly over $5.6 billion in managed FFELP outstandings. The FFELP portfolio includes over 1.2 million loans from borrowers residing in all 50 states and the District of Columbia.

   The Bank is a national banking association that is a wholly-owned subsidiary of Wells Fargo & Company ("Wells Fargo"). Wells Fargo is a diversified financial services company whose principal executive office is located in San Francisco, California. Wells Fargo is registered as a financial holding company and bank holding company under the Bank Holding Company Act of 1956, as amended. Wells Fargo subsidiaries provide banking, mortgage, and consumer finance services throughout North America, including all 50 states, and internationally.

   The Bank's and EFS' principal executive offices are located at 301 East 58th Street, North, Sioux Falls, South Dakota 57104. The Bank's telephone number is (800) 658-3567.

   When we refer to the "Bank," the "seller," the "servicer," or "EFS," in this prospectus, we mean the Bank, including EFS as a division of the Bank, unless the context indicates otherwise.

THE DEPOSITORS

   Wells Fargo Student Loans Receivables I, LLC ("Wells Fargo Student Loans I"), Wells Fargo Student Loans Receivables II, LLC ("Wells Fargo Student Loans II"), Wells Fargo Student Loans Receivables III, LLC ("Wells Fargo Student Loans III"), and Wells Fargo Student Loans Receivables IV, LLC ("Wells Fargo Student Loans IV") are each limited-purpose entities formed to purchase separate pools of student loans originated by the seller and to sell and deposit these loans to a trust. For each series of notes, one of Wells Fargo Student Loans I, Wells Fargo Student Loans II, Wells Fargo Student Loans III or Wells Fargo Student Loans IV will act as depositor for the trust formed to issue that series. A depositor may act in this capacity for more than one series. Each depositor is a Delaware limited liability company and a subsidiary of the Bank. With respect to a series of notes, a trust issuing a series of notes, or a student loan pool, each reference in this prospectus to the "depositor" is a reference to the particular depositor for that series, trust or pool.

   By forming the depositors to purchase the student loans being sold to a trust, the Bank has taken steps intended to prevent any application for relief under any insolvency law from resulting in consolidation of the assets and liabilities of the depositor with those of the Bank. As a separate, limited-purpose entity, each depositor's limited liability company agreement contains limitations including:

   o      restrictions on the nature of its business; and

   o a restriction on its ability to commence a voluntary case or proceeding under any insolvency law without the unanimous affirmative vote of all of its directors.

   Among other things, each depositor will maintain its separate corporate identity by:

   o maintaining records and books of accounts separate from those of the Bank and EFS;

   o      refraining from commingling its assets with the assets of the Bank;
          and

   o refraining from holding itself out as having agreed to pay, or being liable for, the debts of the Bank.

   We have structured the transactions described in this prospectus to assure that the transfer of the student loans by the Bank to a depositor constitutes a "true sale" of the student loans to that depositor. If the transfer constitutes a "true sale" the student loans and related proceeds would not be property of the Bank should it become subject to any insolvency law.

   Upon each issuance of notes, the transfering depositor will receive the advice of counsel that, subject to various facts, assumptions and qualifications, the transfer of the student loans by the Bank to the depositor would be characterized as a "true sale" and the student loans and related proceeds would not be property of the Bank under the insolvency laws.

   The transfering depositor will also represent and warrant that each sale of student loans by the depositor to the trust is a valid sale of those loans. The transfering depositor and the Bank will take all actions that are required so the eligible lender trustee will be treated as the legal owner of the student loans while they are held beneficially by either the depositor or the trust.

THE SERVICER

   The Bank will also act as servicer for purposes of servicing the student loans acquired by the eligible lender trustee for each trust.

   The servicer will be responsible for servicing the student loans acquired by the eligible lender trustee on behalf of the related trust in accordance with the terms set forth in the loan servicing agreement, under which it is required to maintain its eligibility as a third-party servicer under the Higher Education Act. The servicer may and expects to perform its servicing obligations under the loan servicing agreement through one or more subservicing agreements with other student loan servicers. See "Description of the Transfer and Servicing Agreements--Servicing Procedures" in this prospectus.

                            THE STUDENT LOAN POOLS

   For each series of notes, the student loans backing that series will be acquired by the depositor from Wells Fargo Bank South Dakota, National Association, as seller, under a loan sale agreement, and will in turn be sold by the depositor to the trust under the same loan sale agreement. The student loans backing each series will be selected from the portfolio of student loans held by the seller by several criteria, including:

   o Each Loan is guaranteed as to principal and interest by a guarantor (a "Guarantor" or a "Federal Guarantor") and is reinsured by the Department of Education (the "Department") under Federal Family Education Loan Program, known by its acronym FFELP.

   o Each Loan was originated in the United States of America, its territories or its possessions in accordance with an FFELP Program.

   o Each Loan contains terms required by the program and the applicable guarantee agreements (the "Guarantee Agreements").

   o Each Loan provides for periodic payments that will fully amortize the amount financed over its term to maturity, exclusive of any deferral or forbearance periods.

   o Each Loan satisfies any other criteria set forth in the related prospectus supplement.

   No selection procedures believed by the seller to be adverse to the noteholders of any series will be used in selecting the student loans for that series.

   No more than 20% by principal balance of the student loans comprising a trust will be more than 30 days delinquent as of the cut-off date for the trust.

   The student loans that comprise assets of each trust will be held by the eligible lender trustee, as trustee on behalf of the trust. The eligible lender trustee will also enter into, on behalf of the trust, Guarantee Agreements with the Guarantors pursuant to which each of the student loans will be guaranteed by one of the Guarantors. See "Formation of the Trusts--Eligible Lender Trustee".

   The prospectus supplement for each series will provide information about the student loans in the related trust that will include:

   o      the composition of the pool,

   o the distribution of the pool by loan type, payment status, interest rate basis and remaining term to maturity,

   o      the borrowers' states of residence, and

   o the percentages of the student loans guaranteed by the applicable guarantors.

   In the case of each series for which the related trust may acquire or originate student loans after the related cut-off date, information with respect to the student loans eligible to be acquired or originated by the related trust will be set forth in the related prospectus supplement as will information regarding the duration and conditions of any related funding period (a "Funding Period") or revolving period (a "Revolving Period"), the circumstances under which Additional Fundings will be made during the period, and, if Additional Fundings may continue to be made after the period, the circumstances under which the Additional Fundings will be made.

   In addition, if specified in the related prospectus supplement, the assets of the related trust may include specified rights of the depositor to receive excess cashflow ("Excess Cashflow Rights") in respect of student loans that are owned by one or more other Trusts established by the depositor. Excess Cashflow Rights will not exceed 10% of the assets of any trust. The related prospectus supplement will disclose summary data relating to the Excess Cashflow Rights.

THE BANK'S STUDENT LOAN FINANCING BUSINESS

   Loan Origination. EFS originates student loans insured under federally sponsored programs. Loans are primarily sourced through colleges and universities where students and families typically seek financial aid to pay for their education. Loans are also sourced through other Wells Fargo subsidiaries through existing Wells Fargo customer relationships through other Wells Fargo subsidiaries either through direct mail or through the extensive bank store network. See "Federal Family Education Loan Program" in this prospectus for a description of these federally sponsored programs.

   Servicing. During and after the origination process, EFS or its servicing agent surveys the appropriate loan documents for compliance with Department and Guarantor requirements. Once funded, loans are serviced by EFS or third-party servicers under contractual agreements with EFS.

   The Department and the various Guarantors prescribe rules and regulations which govern the servicing of federally insured loans. The rules and regulations include specific procedures for converting loans to repayment status, contacting delinquent borrowers, locating borrowers who can no longer be contacted at their documented address or telephone number, and filing claims for reimbursement on loans in default: Payments under a Guarantor's Guarantee Agreement require strict adherence to these stated due diligence and collection procedures.

   Regulations require that collection efforts commence within fifteen days of any delinquency and continue for the period of delinquency until the loan is deemed to be in default status. During the delinquency period, the holder of the loan must diligently attempt to contact the borrower, in writing and by telephone, at specified intervals. FFELP loans are considered to be in default when they become 270 days delinquent, or in cases where the borrower is determined to be ineligible for all or a portion of the loan.

   A Guarantor may reject any claim for payment under a Guarantee Agreement if the specified due diligence and collection procedures required by that Guarantee Agreement have not been followed and documented or if the claim is not timely filed. Minor errors in due diligence may result in the imposition of interest penalties, rather than a complete loss of the guarantee. In instances in which a claim for payment under a Guarantee Agreement is denied due to servicing or claim-filing errors, the guaranteed status of the affected student loans may be reinstated by following specified procedures to "cure" the violation, typically by obtaining a new signed repayment agreement or on a full monthly payment from the borrower. Interest penalties are commonly incurred on loans that are cured. The recent experience of EFS has been that the significant majority of all rejected claims are cured within two years, either internally or through collection agencies.

   The internal procedures of EFS support compliance with existing Department of Education and guarantor regulations and reporting requirements and provide high quality service to borrowers. EFS utilizes a computerized loan servicing system called HELMS. The HELMS system identifies loans which require due diligence or other servicing procedures and disseminates the necessary loan information to initiate the servicing or collection process. The HELMS system enables EFS to service a high volume of loans in a manner consistent with industry requirements. Wells Fargo also requires its third-party servicers to maintain operating procedures which comply with applicable Department of Education and Guarantor regulations and reporting requirements, and periodically reviews certain operations for compliance. In addition, lenders and third-party servicers are required to undergo annual compliance audits conducted by a qualified independent organization in accordance with standards established by the Comptroller General and the Secretary of Education.

   Consolidation/Repayment Programs. Consolidation and repayment programs made available by Wells Fargo to student loan borrowers will continue to be made available to borrowers with student loans held by a trust. The Bank, through EFS currently participates in the consolidation loan program. Therefore, to the extent set forth in the related prospectus supplement, the transfer and servicing agreements will permit the Bank to purchase student loans from the trust to effect consolidations at the request of borrowers or in specified cases will provide for the trust to originate consolidation loans through the eligible lender trustee. See "Federal Family Education Loan Program--Consolidation Loan Program."

   In addition, the Bank offers some borrowers loan repayment terms that do not provide for level payments over the repayment term of the loan. For example, under the Bank's graduated repayment program, some plans provide for an "interest only" period. During this period, the borrower is required to make payment of accrued interest only. No payment of the principal of the loan is required. At the conclusion of the interest only period, the loan must be amortized through level or graduated payments over the remaining term. Based on FFELP requirements, no single payment amount in a graduated or income-sensitive repayment plan may be more than three times greater than any other payment amount.

   In other cases, the Bank offers borrowers a "graduated phased in" amortization of the principal of the loans. For these loans, a greater portion of the principal amortization of the loan occurs in the later stages of the loan than would be the case if amortization were on a level payment basis.

   The Bank also offers an income-sensitive repayment plan under which repayments are based on the borrower's income. Under this plan, ultimate repayment may be delayed up to five years.

   Incentive Programs. The Bank has offered, and intends to continue to offer, incentive programs to student loan borrowers. The Wells Fargo Student Loan Advantage Program may apply to student loans owned by the trusts.

   o Rate Savings. Under this program, which is available for all Stafford loans that were originated after July 1, 1997, if a borrower makes 48 consecutive scheduled payments in a timely fashion, the effective interest rate is reduced permanently by 2% per annum.

   o Rebate Savings. Under this program, a borrower who makes 24 consecutive scheduled payments in a timely fashion gets a reduction in principal equal to any amount over $250 that was paid as part of the borrower's origination fee on each Stafford loan.

   o Direct Payment. Under the Direct Payment plan, borrowers who make student loan payments electronically through automatic monthly deductions from a savings or checking account receive a 0.25% effective interest rate reduction as long as they continue in this plan.

   We cannot predict how many borrowers will participate in these programs.

   The incentive programs currently or in the future made available by the Bank to borrowers may also be made available by any third-party servicers to borrowers with student loans held by a trust. Any incentive program that effectively reduces borrower payments or principal balances and is not required by the Higher Education Act will be applicable to the trust student loans only if any third-party servicer receives payments from the Bank in an amount sufficient to offset the effective yield reductions.

DELINQUENCIES, DEFAULTS, CLAIMS AND NET LOSSES

   Information about delinquencies, defaults, guarantee claims and net losses on student loans is available in the Department of Education's Loan Programs Data Books, called DOE Data Books. The delinquency, default, claim and net loss experience on any pool of trust student loans may not be comparable m this information.

                    FEDERAL FAMILY EDUCATION LOAN PROGRAM

   The Federal Family Education Loan Program ("FFELP") under Title IV of the Higher Education Act of 1965, as amended (together with all rules and regulations promulgated thereunder by the Department and/or the Guarantor (the "Act")) provides for loans to be made to students or parents of students enrolled in eligible institutions to finance a portion of the costs of attending school. As described in this prospectus, payment of principal and interest with respect to the federal student loans is guaranteed by the applicable Guarantor against default, death, bankruptcy or disability of the applicable borrower and a closing of or a false certification by the borrower's school. The Guarantors are entitled, subject to conditions, to be reimbursed by the Department for 100% to 75% of the amount of each Guarantee Payment made pursuant to a program of federal reinsurance under the Act. In addition, the related eligible lender trustee, as a holder of the federal student loans on behalf of a trust, is entitled to receive from the Department interest subsidy payments and special allowance payments with respect to the federal student loans as described in this prospectus.

   FFELP provides for loans to students and parents of students which are (1) guaranteed by a Guarantor and reinsured by the federal government or (2) directly insured by the federal government. Several types of federal student loans are currently authorized under the Act:

   o      loans to students who demonstrate need ("Federal Stafford Loans");

   o loans to students who do not demonstrate need or who need additional loans to supplement their Federal Stafford Loans ("Federal Unsubsidized Stafford Loans");

   o loans to parents of students ("Federal PLUS Loans") who are dependents and whose estimated costs of attendance exceed the available Federal Unsubsidized Stafford Loans, Federal Stafford Loans and other financial aid; and

   o loans to consolidate the borrower's obligations under various federally authorized student loan programs into a single loan.

   Prior to July 1, 1994, the Act also authorized loans to graduate and professional students, independent undergraduate students and, under limited circumstances, dependent undergraduate students, to supplement their Federal Stafford Loans ("Federal Supplemental Loans to Students" or "Federal SLS Loans"). The description and summaries of the Act, FFELP, the Guarantee Agreements and the other statutes, regulations and amendments referred to in this prospectus describe or summarize the material provisions of the statutes, regulations and agreements but do not purport to be comprehensive and are qualified in their entirety by reference to each statute, regulation or document. There can be no assurance that future amendments or modifications will not materially change any of the terms or provisions of the programs described in this prospectus or of the statutes and regulations implementing these programs. See "Risk Factors--Your interests could be adversely affected by changes in legislation that affect the student loans, the federal guarantors, the seller or the servicer."

LEGISLATIVE AND ADMINISTRATIVE MATTERS

   Both the Act and the regulations promulgated thereunder have been the subject of extensive amendments in recent years and there can be no assurance that further amendment will not materially change the provisions described in this prospectus or the effect thereof. The 1992 Amendments to the Act (the "1992 Amendments") extended the principal provisions of FFELP to October 1, 1998 (or, in the case of borrowers who have received loans prior to that date, September 30, 2002), and the Higher Education Act Amendments of 1998 (the "1998 Reauthorization Bill") further extended the principal provisions of FFELP through June 30, 2003.

   The Omnibus Budget Reconciliation Act of 1993 ("1993 Act") made a number of changes to the federal student loan programs, including imposing fees on lenders or holders of federal student loans and affecting the Department's financial assistance to Federal Guarantors by reducing the percentage of claim payments the Department will reimburse to Federal Guarantors, reducing more substantially the insurance premiums and default collections that Federal Guarantors are entitled to receive and/or retain and allowing the Department to reduce the administrative fees it pays to Federal Guarantors. In addition, this legislation contemplated replacing a minimum of approximately 60% of the FFEL programs with direct lending by the Department by 1998. However, references in the Act regarding a transition from FFELP to direct student loan program were eliminated by the 1998 Reauthorization Bill when Congress determined that both programs would continue to coexist. Notwithstanding these changes, any expansion of the direct loan program may involve increasing reductions in the volume of loans made under the existing programs, which could result in increased costs for the servicer due to reduced economies of scale. It is expected that the volume of new loans held and serviced by the servicer will decrease due to the new program, although the entities have not experienced a reduction to date and any reduction will not necessarily be equal to the percentage by which existing federal student loan programs are replaced by the new program. As these reductions occur, the servicer could experience increased costs due to reduced economies of scale to the extent the volume of loans held by the servicer is reduced. These volume reductions could also reduce revenues received by Federal Guarantors that are available to pay claims on defaulted student loans. Finally, the level of competition in existence in the secondary market for loans made under the existing programs could be reduced, resulting in fewer potential buyers of the federal student loans and lower prices available in the secondary market for those loans. Further, the Department has implemented a direct consolidation loan program, which has further reduced the volume of federal student loans and increased the prepayment of existing FFELP Loans. The volume of existing loans that may be prepaid in this fashion is not determinable. However, the Emergency Student Loan Consolidation Act of 1997 authorizes FFELP loan originators to consolidate direct loans into Federal Consolidation Loans. This provision applies to loan applications received on or after November 13, 1997.

ELIGIBLE LENDERS, STUDENTS AND EDUCATIONAL INSTITUTIONS

   Lenders eligible to make loans under FFELP generally include banks, savings and loan associations, credit unions, pension funds, insurance companies, and with conditions, schools and guarantors. Student loans may only be made to a "qualified student", generally defined as a United States citizen or national or otherwise eligible individual under federal regulations who:

   o has been accepted for enrollment or is enrolled and is maintaining satisfactory academic progress at a participating educational institution,

   o is carrying at least one-half of the normal full-time academic workload for the course of study the student is pursuing, as determined by the institution,

   o has agreed to notify promptly the holder of the loan of any name, address or status change and

   o for Federal Stafford Loans, meets the applicable "need" requirements for the particular loan program.

   Each loan is to be evidenced by an unsecured promissory note.

   Eligible schools include institutions of higher education and proprietary institutions. Institutions of higher education must meet specified standards, which generally provide that the institution:

   o only admits persons who have a high school diploma or its equivalent,

   o      is legally authorized to operate within a state,

   o provides not less than a two-year program with credit acceptable toward a bachelor's degree,

   o      is a public or non-profit institution and

   o is accredited by a nationally recognized accrediting agency or is determined by the Department to meet the standards of an accredited institution.

   Eligible proprietary institutions of higher education include business, trade and vocational schools meeting standards which provide that the institution:

   o only admits persons who have a high school diploma or its equivalent, or persons who are beyond the age of compulsory school attendance and have the ability to benefit from the training offered (as defined in the Act),

   o is authorized by a state to provide a program of vocational education designed to fit individuals for useful employment in recognized occupations,

   o      has been in existence for at least two years,

   o provides at least a six-month training program to prepare students for gainful employment in a recognized occupation and

   o is accredited by a nationally recognized accrediting agency or is specially accredited by the Department.

   With specified exceptions, institutions are excluded from consideration as educational institutions if the institution:

   o      offers more than 50 percent of its courses by correspondence,

   o enrolls 50 percent or more of its students in correspondence courses,

   o has a student enrollment in which more than 25 percent of the students are incarcerated or

   o has a student enrollment in which more than 50 percent of the students are admitted without a high school diploma or its equivalent on the basis of their ability to benefit from the education provided (as defined by statute and regulation).

   Further, schools are specifically excluded from participation if

   o      the educational institution has filed for bankruptcy,

   o the owner, or its chief executive officer, has been convicted or pleaded "nolo contendere" or "guilty" to a crime involving the acquisition, use or expenditure of federal student aid funds, or has been judicially determined to have committed fraud involving funds under the student aid program or

   o the educational institution has a cohort default rate in excess of the rate prescribed by the Act.

   In order to participate in the program, the eligibility of a school must be approved by the Department under standards established by regulation.

FINANCIAL NEED ANALYSIS

   Student loans may generally be made in amounts, subject to limits and conditions, to cover the student's estimated costs of attendance, including tuition and fees, books, supplies, room and board, transportation and miscellaneous personal expenses (as determined by the institution). Each Federal Stafford Loan and Federal Unsubsidized Stafford Loan borrower must undergo a financial need analysis, which requires the borrower to submit a financial need analysis form to a multiple data entry processor that forwards the information to the federal central processor. The central processor evaluates the parents' and student's financial condition under federal guidelines and calculates the family contribution that the student and/or the family is expected to make towards the student's cost of education. After receiving information on the family contribution, the institution then subtracts the family contribution from the cost for the student to attend the institution to determine the student's eligibility for grants, loans, and work assistance. The student's unmet need -measured as the difference between the amount of grants and Federal Stafford Loans for which the borrower is eligible and the student's estimated cost of attendance -may be borrowed through Federal Unsubsidized Stafford Loans subject to annual and aggregate loan limits prescribed in the Act. Parents may finance their family contribution through their own resources or through Federal PLUS Loans.

SPECIAL ALLOWANCE PAYMENTS

   The Act provides for quarterly special allowance payments ("Special Allowance Payments") to be made by the Department to holders of federal student loans to the extent necessary to ensure that the holder receives at least a specified market interest rate of return on the loans. The rates for Special Allowance Payments are based on formulas that differ according to the type of loan, the date the loan was originally made or disbursed and the type of funds used to finance the loan (tax-exempt or taxable). A Special Allowance Payment is made for each of the 3-month periods ending March 31, June 30, September 30 and December 31. The Special Allowance Payment equals the average unpaid principal balance (including interest permitted to be capitalized) of all eligible loans held by the holder during the period multiplied by the special allowance percentage. The special allowance percentage is computed by:

   (1) determining the average of the bond equivalent rates of either 91-day Treasury bills auctioned for the 3-month period, or, in the case of loans first disbursed on or after January 1, 2000 and before July 1, 2003, the quotes of the CP Rate,

   (2) subtracting the applicable borrower interest rate on the loan from the average,

   (3) adding the applicable Special Allowance Margin (as set forth below) to the resultant percentage, and

   (4) dividing the resultant percentage by 4; provided, however, that, if the amount determined by the application of clauses (1), (2) and (3) is in the negative, the Special Allowance Margin is zero.

 DATE OF FIRST DISBURSEMENT     SPECIAL ALLOWANCE MARGIN
------------------------------  ------------------------------------------------------------------
Prior to 10/17/86..............                                3.50%
10/17/86 -09/30/92.............                                3.25%
10/01/92 -06/30/95.............                                3.10%
07/01/95 -06/30/98............. 2.50% (Federal Stafford Loans and Federal Unsubsidized Stafford
                                Loans that are In-School, Grace or Deferment); 3.10% (Federal
                                Stafford Loans and Federal Unsubsidized Stafford Loans that are in repayment and all other loans)

DATE OF FIRST DISBURSEMENT      SPECIAL ALLOWANCE MARGIN
------------------------------  ------------------------------------------------------------------
07/01/98 -12/31/99............. 2.20% (Federal Stafford Loans and Federal Unsubsidized Stafford
                                Loans that are In-School, Grace or Deferment); 2.80% (Federal
                                Stafford Loans and Federal Unsubsidized Stafford Loans that are in repayment) and 3.10% for all other loans

01/01/00 -06/30/03............. 1.74% (Federal Stafford Loans and Federal Unsubsidized Stafford
                                Loans that are In-School, Grace or Deferment); 2.34% (Federal
                                Stafford Loans and Federal Unsubsidized Stafford Loans that are in repayment) and 2.64% for all other loans

   A holder of a PLUS, SLS or Federal Consolidation Loan is eligible to receive Special Allowance Payments during any quarter equal to the amount by which (1) the average of the bond equivalent rates of 91-day Treasury bills auctioned during the quarter (or the CP Rate in the case of PLUS Loans first disbursed, and Federal Consolidation Loans for which the application is received, on or after January 1, 2000, and before July 1, 2003) plus the Interest Rate Margin (2.64% in the case of PLUS Loans first disbursed, and Federal Consolidation Loans for which the application is received, on or after January 1, 2000, and before July 1, 2003) exceeds (2) the specified Borrower Rate. However, Special Allowance Payments are available on variable rate PLUS and SLS Loans first disbursed before July 1, 1994, and PLUS loans first disbursed on or after July 1, 1998, only if the loan is accruing at the maximum interest rate specified by the law and the interest rate for each July 1 to June 30 period (or calculated prior to applying the interest rate maximum or cap) exceeds the maximum interest rate for the loan.

FEDERAL STAFFORD LOANS

   The Act provides for:

   (1) federal insurance or reinsurance of Federal Stafford Loans made by eligible lenders to qualified students,

   (2) federal interest subsidy payments on eligible Federal Stafford Loans to be paid by the Department to holders of the loans in lieu of the borrower making interest payments during in-school, grace and deferral periods ("Interest Subsidy Payments") and

   (3) Special Allowance Payments representing an additional subsidy paid by the Department to the holders of eligible Federal Stafford Loans (the federal reinsurance obligations, together with those obligations referred to in clauses (2) and (3) being collectively referred to in this prospectus as "Federal Assistance").

   Interest. The borrower's interest rate on a Federal Stafford Loan may be fixed or variable. Federal Stafford Loan interest rates are summarized in the chart below.

 TRIGGER DATE(1)                  BORROWER RATE(2)         MAXIMUM RATE    INTEREST RATE MARGIN
------------------------  ------------------------------- -------------  ------------------------
Prior to 01/01/81........  7%                             7%             N/A
01/01/81 -09/12/83.......  9%                             9%             N/A
09/13/83 -06/30/88.......  8%                             8%             N/A
07/01/88 -09/30/92.......  8% for 48 months; thereafter,  8% for 48      3.25%
                           91-Day Treasury + Interest     months, then
                           Rate Margin                    10%
10/01/92 -06/30/94.......  91-Day Treasury + Interest     9%             3.10% Rate Margin
                           Rate Margin
07/01/94 -06/30/95.......  91-Day Treasury + Interest     8.25%          3.10%
                           Rate Margin

TRIGGER DATE(1)                   BORROWER RATE(2)         MAXIMUM RATE    INTEREST RATE MARGIN
------------------------  ------------------------------- -------------  ------------------------
07/01/95 -06/30/98....... 91-Day Treasury + Interest Rate 8.25%          2.50% (In-School, Grace
                          Margin                                         or Deferment); 3.10% (in
                                                                         repayment)
On or after 07/01/98 .... 91-Day Treasury + Interest Rate 8.25%          1.70% (In-School, Grace
                          Margin                                         or Deferment); 2.30% (in
                                                                         repayment)

------------
(1) The Trigger Date for Federal Stafford Loans made before October 1, 1992, is the first day of enrollment period for which a borrower's first Federal Stafford Loan is made and for Federal Stafford Loans made on or after October 1, 1992, the Trigger Date is the date of the disbursement of a borrower's first Federal Stafford Loan. All Federal Stafford Loans disbursed on or after July 1, 1994, have a variable interest rate (with a cap of 8.25%) even if the borrower has older Federal Stafford Loans with a different variable or fixed interest rate.
(2) The rate for variable rate Federal Stafford Loans applicable for any 12-month period beginning on July 1 and ending on June 30, is determined on the preceding June 1 and is equal to the lesser of (a) the applicable Maximum Rate or (b) the sum of (1) the bond equivalent rate of 91-day Treasury bills auctioned at the final auction held prior to June 1 and (2) the applicable Interest Rate Margin.

   The 1992 Amendments provide that, for fixed rate loans made on or after July 23, 1992, and for specified loans made to new borrowers on or after July 1, 1988, the lender must have converted by January 1, 1995, the interest rate on the loans to an annual interest rate adjusted each July equal to:

   o for specified loans made between July 1, 1988, and July 23, 1992, the 91-day Treasury bill rate at the final auction prior to the preceding June 1 plus 3.25%, and

   o for loans made on or after July 23, 1992, and prior to July 1, 1994, the 91-day Treasury bill rate at the final auction prior to the preceding June 1 plus 3.10%.

   The variable interest rate does not apply to loans made prior to July 23, 1992, during the first 48 months of repayment. In all cases, the maximum interest rate charged cannot exceed the loan's prior fixed rate.

   Interest Subsidy Payments. The Department is responsible for paying interest on Federal Stafford Loans while the borrower is a qualified student, during a Grace Period or during Deferral Periods. The Department makes quarterly Interest Subsidy Payments to the owner of Federal Stafford Loans in the amount of interest accruing on the unpaid balance thereof prior to the commencement of repayment or during any Deferral Periods. The Act provides that the owner of an eligible Federal Stafford Loan shall be deemed to have a contractual right against the United States of America to receive Interest Subsidy Payments (and Special Allowance Payments) in accordance with its provisions. Receipt of Interest Subsidy Payments and Special Allowance Payments is conditioned on compliance with the requirements of the Act, including satisfaction of need-based criteria (and the delivery of sufficient information by the borrower and the school to the Department to confirm the foregoing) and continued eligibility of the loan for federal reinsurance. This eligibility may be lost, however, if the loans are not held by an eligible lender, in accordance with the requirement of the Act and the applicable Federal Guarantee Agreements. See "--Eligible Lenders, Students and Educational Institutions" above, "Risk Factors--If an originator or servicer fails to comply with loan origination and servicing procedures for student loans this could result in a loss to the trust of guarantor or Department of Education payments and you could suffer a loss on your notes" and "Description of the Transfer and Servicing Agreements--Servicing Procedures". Each depositor expects that substantially all of the Federal Stafford Loans that are to be conveyed to a trust will be eligible to receive Interest Subsidy Payments and Special Allowance Payments.

   Interest Subsidy Payments and Special Allowance Payments are generally received within 45 days to 60 days after submission to the Department of the applicable claim forms for any given calendar quarter, although there can be no assurance that the payments will in fact be received from the Department within that period. The servicer has agreed to prepare and file with the Department all claims forms and any other required documents or filings on behalf of each eligible lender trustee as owner of the related federal student loans on behalf of each trust. The servicer has also agreed to assist each eligible lender trustee in monitoring, pursuing and obtaining Interest Subsidy Payments and Special Allowance Payments, if any, with respect to federal student loans. Each eligible lender trustee will be required to remit Interest Subsidy Payments and Special Allowance Payments it receives with respect to federal student loans within two business days of receipt thereof to the collection account established with respect to the related trust.

   Loan Limits. The Act requires that loans be disbursed by eligible lenders in at least two separate and equal disbursements; except that for schools with a cohort default rate of less than 10% for the three most recent fiscal years for which data is available, loans for a period of enrollment of not more than one semester, trimester or quarter, or of not more than four months, may be disbursed in a single disbursement. The Act limits the amount a student can borrow in any academic year and the amount he or she can have outstanding in the aggregate. The following chart sets forth the current and historic loan limits.

                                                       ALL STUDENTS
                                                            (1)           INDEPENDENT STUDENTS
                                                      -------------- ----------------------------
                                                        BASE AMOUNT
                                                      SUBSIDIZED AND    ADDITIONAL      MAXIMUM
                                         SUBSIDIZED    UNSUBSIDIZED    UNSUBSIDIZED    AGGREGATE
BORROWER'S ACADEMIC        SUBSIDIZED    ON OR AFTER    ON OR AFTER     ONLY ON OR       TOTAL
LEVEL                      PRE-1/1/87      1/1/87       10/1/93(2)    AFTER 7/1/94(3)    AMOUNT
------------------------  ------------ -------------  -------------- ---------------  -----------
Undergraduate (per year)
 1st year................     $2,500        $2,625         $2,625          $4,000         $6,625
 2nd year................     $2,500        $2,625         $3,500          $4,000         $7,500
 3rd year and above......     $2,500        $4,000         $5,500          $5,000        $10,500
Graduate (per year)......     $5,000        $7,500         $8,500         $10,000        $18,500
Aggregate Limit:
 Undergraduate...........    $12,500       $17,250        $23,000         $23,000        $46,000
 Graduate (including
 undergraduate)..........    $25,000       $54,750        $65,500         $73,000       $138,500

------------
(1) The loan limits are inclusive of both Federal Stafford Loans and Federal Direct Student Loans.
(2) These amounts represent the combined maximum loan amount per year for Federal Stafford and Federal Unsubsidized Stafford Loans. Accordingly, the maximum amount that a student may borrow under a Federal Unsubsidized Stafford Loan is the difference between the combined maximum loan amount and the amount the student received in the form of a Federal Stafford Loan.
(3) Independent undergraduate students, graduate students or professional students may borrow these additional amounts. In addition, dependent undergraduate students may also receive these additional loan amounts if the parents of the students are unable to provide the family contribution amount and do not qualify for a Federal PLUS Loan.

   The annual loan limits are reduced in some instances where the student is enrolled in a program that is less than one academic year or has less than a full academic year remaining in his or her program. The Department has discretion to raise these limits to accommodate highly specialized or exceptionally expensive courses of study.

   Repayment. Repayment of principal on a Federal Stafford Loan generally does not commence while a student remains a qualified student, but generally begins upon expiration of the applicable Grace Period, as described below. Any borrower may voluntarily prepay without premium or penalty any loan and in connection therewith may waive any Grace Period or Deferral Period. In general, each loan must be scheduled for repayment over a period of not more than ten years after the commencement of repayment. New borrowers on or after October 7, 1998 who accumulate outstanding loans under FFELP totaling more than $30,000 are entitled to extended repayment schedules of up to 25 years, subject to minimum repayment amounts, under a standard or graduated payment plan. The Act currently requires minimum annual payments of $600 or, if greater, the amount of accrued interest for that year, unless the borrower and the lender agree to lesser payments. Effective July 1, 1993, the Act and regulations promulgated thereunder require lenders to offer the choice of a standard, graduated or income-sensitive repayment schedule to all borrowers who receive a loan on or after that date.

   Grace Periods, Deferral Periods and Forbearance Periods. Repayment of principal on a Federal Stafford Loan must generally commence following a period of (a) not less than 9 months or more than 12 months (with respect to loans for which the applicable interest rate is 7% per annum) and (b) not more than 6 months (for all other loans) after the borrower ceases to pursue at least a half-time course of study (a "Grace Period"). However, during other periods (each, a "Deferral Period") and subject to certain conditions, no principal repayments need be made. Authorized deferments include, periods when the student has returned to an eligible educational institution on a full-time basis or is pursuing studies pursuant to an approved graduate fellowship program, or when the student is a member of the United States Armed Forces or a volunteer under the Peace Corps Act or the Domestic Volunteer Service Act of 1973, or when the borrower is temporarily totally disabled, or periods when the borrower is seeking but unable to find full-time employment. For new borrowers to whom loans are first disbursed on or after July 1, 1993, payment of principal may be deferred only while the borrower is at least a half-time student or is in an approved graduate fellowship program or is enrolled in a rehabilitation program, or when the borrower is seeking but unable to find full-time employment, subject to a maximum deferment of three years, or when the borrower is experiencing an economic hardship as determined by federal law, also subject to a maximum deferment of three years. The 1992 Amendments also permit and in some cases require forbearance, or postponement of payments, in specified circumstances (each period, a "Forbearance Period") generally based on financial hardship. The 1998 Reauthorization Bill further expanded the situations in which a forbearance can be granted.

FEDERAL UNSUBSIDIZED STAFFORD LOANS

   The Federal Unsubsidized Stafford Loan program created under the 1992 Amendments is designed for students who do not qualify for the maximum Federal Stafford Loan due to parental and/or student income and assets in excess of permitted amounts. The basic requirements for Federal Unsubsidized Stafford Loans are essentially the same as those for the Federal Stafford Loans, including with respect to provisions governing the interest rate, the annual loan limits and the Special Allowance Payments. The terms of the Federal Unsubsidized Stafford Loans, however, differ in some respects. The federal government does not make Interest Subsidy Payments on Federal Unsubsidized Stafford Loans. The borrower must either begin making interest payments within 60 days after the time the loan is disbursed or permit capitalization of the interest by the lender until repayment begins. Subject to the same loan limits established for Federal Stafford Loans, the student may borrow up to the amount of the student's unmet need. Lenders are authorized to make Federal Unsubsidized Stafford Loans for periods of enrollment beginning on or after October 1, 1992.

FEDERAL PLUS AND FEDERAL SLS LOAN PROGRAMS

   The Act authorizes Federal PLUS Loans to be made to parents of eligible dependent students and previously authorized Federal SLS Loans to be made to specified categories of students. After July 1, 1993, only parents who do not have an adverse credit history or who can secure an endorser without an adverse credit history are eligible for Federal PLUS Loans. The basic provisions applicable to Federal PLUS and Federal SLS Loans are similar to those of Federal Stafford Loans with respect to the federal insurance and reinsurance on the loans. However, Federal PLUS and Federal SLS Loans differ from Federal Stafford Loans, particularly because Interest Subsidy Payments are not available under the Federal PLUS and Federal SLS Programs and in some instances Special Allowance Payments are more restricted.

   Loan Limits. Federal PLUS and Federal SLS Loans disbursed prior to July 1, 1993, were limited to $4,000 per academic year with a maximum aggregate amount of $20,000. Federal SLS Loan limits for loans disbursed on or after July 1, 1993, depended upon the class year of the student and the length of the academic year. The annual loan limit for Federal SLS Loans first disbursed on or after July 1, 1993, ranged from $4,000 for first and second year undergraduate borrowers to $10,000 for graduate borrowers, with a maximum aggregate amount of $23,000 for undergraduate borrowers and $73,000 for graduate and professional borrowers. After July 1, 1994, for purposes of new loans being originated, the Federal SLS programs were merged with the Federal Unsubsidized Stafford Loan program with the borrowing limits reflecting the combined eligibility under both programs. The only limit on the annual and aggregate amounts of Federal PLUS Loans first disbursed on or after July 1, 1993, is the cost of the student's education less other financial aid received, including scholarship, grants and other student loans.

   Interest. The interest rate determination for a PLUS or SLS loan is dependent on when the loan was originally made and disbursed and the period of enrollment. The interest rates for PLUS and SLS loans are summarized in the following chart.

                                                                              INTEREST
TRIGGER DATE (1)                 BORROWER RATE (2)        MAXIMUM RATE      RATE MARGIN
---------------------------  ------------------------- -----------------  ---------------
Prior to 10/01/81...........             9%                    9%               N/A
10/01/81 -10/30/82..........            14%                    14%              N/A
11/01/82 -06/30/87..........            12%                    12%              N/A
                               52-Week Treasury(3) +
07/01/87 -09/30/92..........    Interest Rate Margin           12%             3.25%
                               52-Week Treasury(3) +
10/01/92 -06/30/94..........    Interest Rate Margin    PLUS 10%, SLS 11%      3.10%
                               52-Week Treasury(3) +
07/01/94 -06/30/98..........    Interest Rate Margin           9%              3.10%
(SLS repealed 07/01/94)          91-Day Treasury +
After 06/30/98..............    Interest Rate Margin           9%              3.10%

------------
(1) The Trigger Date for PLUS and SLS loans made before October 1, 1992, is the first day of enrollment period for which the loan is made, and for PLUS and SLS loans made on October 1, 1992, and after the Trigger Date is the date of the first disbursement of the loan, respectively.
(2) For PLUS or SLS loans that carry a variable rate, the rate is set annually for 12-month periods beginning on July 1 and ending on June 30 on the preceding June 1 and is equal to the lesser of (a) the applicable maximum rate and (b) the sum of (1) the bond equivalent rate of 52-week Treasury bills (or 91 day Treasury bills in the case of loans made or disbursed on or after June 30, 1998) auctioned at the final auction held prior to June 1, and (2) the applicable Interest Rate Margin.
(3) Beginning on July 1, 2001, the weekly average One-year Constant Maturity Treasury yield replaced the 52-Week Treasury index. The change was necessary based on the pending elimination of the issuance of new 52-Week Treasury Bills.

   Repayment, Deferments. The 1992 Amendments provide Federal SLS borrowers with the option to defer commencement of repayment of principal until the commencement of repayment of Federal Stafford Loans. Otherwise, repayment of principal of Federal PLUS and Federal SLS Loans is required to commence no later than 60 days after the date of the final disbursement of the loan, subject to deferral and forbearance provisions. The deferral provisions which apply for new borrowers to whom loans are first disbursed on or after July 1, 1993, are the same as those which apply to Federal Stafford Loans. Interest Subsidy Payments are not available for the deferments; however, interest may be capitalized during these periods upon agreement of the lender and borrower. Maximum loan repayment periods and minimum payment amounts are the same as for Federal Stafford Loans.

   A borrower may refinance all outstanding Federal PLUS Loans under a single repayment schedule for principal and interest, with the new repayment period calculated from the date of repayment of the most recent included loan. The interest rate of the refinanced loan shall be the weighted average of the rates of all Federal PLUS Loans being refinanced. A second type of refinancing enables an eligible lender to reissue a Federal PLUS Loan which was initially originated at a fixed rate prior to July 1, 1987, in order to permit the borrower to obtain the variable interest rate available on Federal PLUS Loans on and after July 1, 1987. If a lender is unwilling to refinance the original Federal PLUS Loan, the borrower may obtain a loan from another lender for the purpose of discharging the loan and obtaining a variable interest rate.

FEDERAL CONSOLIDATION LOAN PROGRAM

   The Act authorizes a program under which borrowers may consolidate one or more of their student loans into a single loan (each, a "Federal Consolidation Loan") insured and reinsured on a basis similar to Federal Stafford Loans. Federal Consolidation Loans may be made in an amount sufficient to pay outstanding principal, unpaid interest, late charges and collection costs on all federally insured or reinsured FFELP loans selected by the borrower, as well as loans made pursuant to various other federal student loan programs and which may have been made by different lenders. Under this program, a lender may make a Federal Consolidation Loan to an eligible borrower at the request of the borrower if the lender holds one of the borrower's outstanding loans or the borrower certifies that he has been unable to obtain a Federal Consolidation Loan from the holders of the outstanding loans made to him. The 1998 Reauthorization Bill allows lenders to make Federal Consolidation Loans to borrowers with multiple holders of underlying FFELP loans even if the lender does not hold an outstanding loan. A borrower who is unable to obtain a Federal Consolidation Loan from an eligible lender or a Federal Consolidation Loan with an income-sensitive repayment plan acceptable to the borrower may obtain a Consolidation Loan under the direct loan program. Federal Consolidation Loans that were made on or after July 1, 1994, have no minimum loan amount, although Federal Consolidation Loans for less than $7,500 must be repaid in ten years. Applications for Federal Consolidation Loans received on or after January 1, 1993, but prior to July 1, 1994, were available only to borrowers who had aggregate outstanding student loan balances of at least $7,500; for applications received before January 1, 1993, Federal Consolidation Loans are available only to borrowers who have aggregate outstanding student loan balances of at least $5,000. The borrower must be either in repayment status or in a grace period preceding repayment on the loans being consolidated. Defaulted loans may be included in a Federal Consolidation Loan if the borrower either makes satisfactory repayment arrangements with the holder of the defaulted loan or agrees to repay the consolidating lender under an income sensitive repayment schedule. For applications received prior to January 1, 1993, the borrower must not have been delinquent by more than 90 days on any student loan payment; for applications received on or after January 1, 1993, delinquent or defaulted borrowers are eligible to obtain Federal Consolidation Loans if they will reenter repayment through loan consolidation. Borrowers may, within 180 days of the origination of a Federal Consolidation Loan, augment the Federal Consolidation Loan by adding additional loans made prior to or within 180 days of its origination ("Add-on Consolidation Loans"). If the borrower obtains additional loans after the 180-day add-on period, the borrower may consolidate the new loans and the Federal Consolidation Loan. The interest rate and term of the Federal Consolidation Loan, following the consolidation with the related Add-on Consolidation Loans, may be recomputed within the parameters permitted by the Act. For applications received on or after January 1, 1993, married couples who agree to be jointly and severally liable will be treated as one borrower for purposes of loan consolidation eligibility. For applications received on or after November 13, 1997, student loan borrowers may include federal direct loans in Federal Consolidation Loans.

   Federal Consolidation Loans made prior to July 1, 1994, bear interest at a rate which equals the weighted average of interest rates on the unpaid principal balances of outstanding loans, rounded up to the nearest whole one percent, with a minimum rate of 9%. For Federal Consolidation Loans made from applications received on or after July 1, 1994, and prior to November 13, 1997, the weighted average interest rate must be rounded up to the nearest whole percent. Federal Consolidation Loans made from applications received on or after November 13, 1997, through September 30, 1998, will bear interest at the annual variable rate applicable to Stafford Loans in repayment (i.e. the rate based on the 91 day Treasury bill plus 3.1%, capped at 8.25%). Federal Consolidation Loans for which the application is received on or after October 1, 1998 bear interest at a rate equal to the weighted average interest rate of the loans consolidated, rounded up to the nearest one-eighth of one percent and capped at 8.25%. Interest on Federal Consolidation Loans accrues and, for applications received prior to January 1, 1993, is to be paid without Interest Subsidy by the Department. For Federal Consolidation Loans made from applications received between January 1, 1993, and August 9, 1993, all interest is paid by the Department during all periods of Deferment. However, Federal Consolidation Loan made from applications received between August 10, 1993, and November 12,

1997, will only be subsidized if all of the underlying loans were subsidized Federal Stafford Loans. In the case of Federal Consolidation Loans made from applications received on or after November 13, 1997, that portion of the Federal Consolidation Loan that is comprised of Subsidized Stafford Loans will retain its subsidy benefits during periods of deferment.

   Borrowers may elect to accelerate principal payments without penalty. Further, no insurance premium may be charged to a borrower and no insurance premium may be charged to a lender in connection with a Federal Consolidation Loan. However, a fee (not to exceed $50) may be charged to the lender by a Federal Guarantor to cover the costs of increased or extended liability with respect to Federal Consolidation Loan, and lenders must pay a Monthly Rebate Fee at an annualized rate of 1.05% for loans disbursed on or after October 1, 1993 (0.62% for loans for which applications were received between October 1, 1998, and January 31, 1999). Special Allowance Payments are made on Federal Consolidation Loans whenever the formula exceeds the borrower's interest rate.

   Repayment of Federal Consolidation Loans begins within 60 days after the date on which the last disbursement discharging the underlying loans is made. Repayment schedule options must include, for applications received on or after January 1, 1993, graduated and income sensitive repayment plans, with maximum repayment terms, subject to limits applicable to the sum of the Federal Consolidation Loan and the amount of the borrower's other eligible student loans outstanding. The lender may, at its option, include the graduated and income sensitive repayment plans for applications received prior to that date. Generally, depending on the total of loans outstanding, repayment may be scheduled over periods no shorter than ten but not more than 25 years in length. For applications received on or after January 1, 1993, the maximum maturity schedule is 30 years for Federal Consolidation Loans of $60,000 or more.

   All eligible loans of a borrower paid in full through consolidation are discharged in the consolidation process when the new Federal Consolidation Loan is issued.

FEDERAL GUARANTORS

   The Act authorizes Federal Guarantors to support education financing and credit needs of students at post-secondary schools. The Act encourages every state either to establish its own agency or to designate another Federal Guarantor in cooperation with the Secretary of Education (the "Secretary"). Under various programs throughout the United States of America, Federal Guarantors insure and sometimes service guaranteed student loans. The Federal Guarantors are reinsured by the federal government for from 80% to 100% of each default claim paid, depending on their claims experience, for loans disbursed prior to October 1, 1993, from 78% to 98% of each default claim paid for loans disbursed on or after October 1, 1993, and prior to October 1, 1998, and from 75% to 95% of each default claim paid for loans disbursed on or after October 1, 1998. Federal Guarantors are reinsured by the federal government for 100% of death, disability, bankruptcy, closed school and false certification claims paid. Loans guaranteed under the lender of last resort provisions of the Act are also 100% guaranteed and reinsured. See "--Federal Insurance and Reinsurance of Federal Guarantors" below.

   Federal Guarantors collect a one-time insurance premium ranging up to 1% of the principal amount of each guaranteed loan, depending on the Federal Guarantor. Federal Guarantors were prohibited from charging insurance premiums on loans made under the Federal Unsubsidized Stafford Loan program prior to July 1, 1994. On the loans made prior to July 1, 1994, the Act required that a 6.5% combined loan origination fee and insurance premium be paid by the borrower on Federal Unsubsidized Stafford Loans; this fee was passed through to the Department by the originating lender. Effective July 1, 1994, the maximum insurance premium and origination fee for Federal Stafford Loans and Federal Unsubsidized Stafford Loans are 1% and 3%, respectively (the origination fee is passed through to the Department by the originating lender).

   Each federal student loan to be sold to an eligible lender trustee on behalf of a trust will be guaranteed as to principal and interest by a Federal Guarantor pursuant to a Guarantee Agreement between the Federal Guarantor and the applicable eligible lender trustee. The applicable prospectus supplement for each trust will identify each related Federal Guarantor for the federal student loans held by the trust as of the applicable closing date and the amount of the federal student loans it is guaranteeing for the trust.

   The 1993 Act granted the Department broad powers over Federal Guarantors and their reserves. These powers include the authority to require a Federal Guarantor to return all reserve funds to the Department if the Department determines the action is necessary to ensure an orderly termination of the Federal Guarantor, to serve the best interests of the student loan programs or to ensure the proper maintenance of the Federal Guarantor's funds or assets. The Department is also now authorized to direct a Federal Guarantor to return a portion of its reserve funds which the Department determines is unnecessary to pay the program expenses and contingent liabilities of the Federal Guarantor and/or to cease any activities involving the use of the Federal Guarantor's reserve funds or assets which the Department determines is a misapplication or otherwise improper. The Department may also terminate a Federal Guarantor's reinsurance agreement if the Department determines that the action is necessary to protect the federal fiscal interest. These various changes create a significant risk that the resources available to the Federal Guarantors to meet their guarantee obligations will be significantly reduced. The 1998 Reauthorization Bill restructured guarantor funding such that Federal Guarantors are provided with additional flexibility in choosing how to spend certain funds they receive.

FEDERAL INSURANCE AND REINSURANCE OF FEDERAL GUARANTORS

   A federal student loan is considered to be in default for purposes of the Act when the borrower fails to make an installment payment when due or to comply with other terms of the loan, and if the failure persists for a period of time as specified by the Act. Under specified circumstances a loan deemed ineligible for Federal Reinsurance may be restored to eligibility. Procedures for the restoration of eligibility are discussed above.

   If the loan in default is covered by federal loan insurance in accordance with the provisions of the Act, the Department is to pay the applicable Federal Guarantor, as insurance beneficiary, the amount of the loss sustained thereby, upon notice and determination of the amount, within 90 days of the notification, subject to reduction as described below.

   If the loan is guaranteed by a Federal Guarantor, the eligible lender is reimbursed by the Federal Guarantor for 100% (or not more than 98% for loans disbursed on or after October 1, 1993) of the unpaid principal balance of the defaulted loan plus accrued and unpaid interest thereon so long as the eligible lender has properly originated and serviced the loan. Under the Act, the Department enters into a guarantee agreement with each Federal Guarantor, which provides for federal reinsurance for amounts paid to eligible lenders by the Federal Guarantor with respect to defaulted loans.

   Pursuant to the agreements, the Department also agrees to reimburse a Federal Guarantor for 100% of the amounts expended in connection with a claim resulting from the death, bankruptcy, total and permanent disability of a borrower, the death of a student whose parent is the borrower of a Federal PLUS Loan or claims by borrowers who received loans on or after January 1, 1986, and who are unable to complete the programs in which they are enrolled due to school closure or borrowers whose borrowing eligibility was falsely certified by the eligible institution; these claims are not included in calculating a Federal Guarantor's claims rate experience for federal reinsurance purposes. The Department also agrees to reimburse a Federal Guarantor for 100% of the amounts expended in connection with claims on loans made under the lender of last resort provisions. The Department is also required to repay the unpaid balance of any loan if the borrower files for relief under Chapter 12 or 13 of the Bankruptcy Code or files for relief under Chapter 7 or 11 of the Bankruptcy Code and there is an undue hardship determination made by the bankruptcy court. In addition, the Department is authorized to acquire the loans of borrowers who are at high risk of default and who request an alternative repayment option from the Department.

   The amount of the reinsurance payment to the Federal Guarantor for default claims is subject to reduction based upon the annual default claims rate of the Federal Guarantor, calculated to equal the amount of federal reinsurance claims paid by the Department to the Federal Guarantor during any fiscal year as a percentage of the original principal amount of guaranteed loans in repayment at the end of the prior federal fiscal year. The formula is summarized as follows:

                                           Reimbursement to Federal Guarantor by the
Claims Rate of Federal Guarantor        Department of Education (1)
--------------------------------------  -----------------------------------------------
0% to and including 5%................. 100%
Greater than 5% to and including 9% ... 100% of claims to and including 5%; 90% of claims greater than 5%
Greater than 9%........................ 100% of claims to and including 5%; 90% of claims greater than 5% to and including 9%;
                                        and 80% of claims greater than 9%

------------
(1) The federal reimbursement has been reduced to 98%, 88% and 78% for loans disbursed on or after October 1, 1993, and prior to October 1, 1998, and 95%, 85% and 75% for loans disbursed on or after October 1, 1998.

   The claims experience is not accumulated from year to year, but is determined solely on the basis of claims in any one federal fiscal year compared with the original principal balance of loans in repayment at the beginning of that year.

   The 1992 Amendments addressed education loan industry concerns regarding the Department's commitment to providing support in the event of Federal Guarantor failures. Pursuant to the 1992 Amendments, Federal Guarantors are required to maintain specified reserve fund levels. The levels are defined as 0.5% of the total attributable amount of all outstanding loans guaranteed by the Federal Guarantor for the fiscal year of the Federal Guarantor that begins in 1993, 0.7% for the Federal Guarantor's fiscal year beginning in 1994, 0.9% for the Federal Guarantor's fiscal year beginning in 1995, and 1.1% for the Federal Guarantor's fiscal year beginning on or after January 1, 1996. Effective with the 1998 Reauthorization Bill, Federal Guarantors must maintain a minimum reserve level of at least 0.25 percent. If the Federal Guarantor fails to achieve the minimum reserve level in any two consecutive years, if the Federal Guarantor's federal annual claims rate equals or exceeds 9% or if the Department determines the Federal Guarantor's administrative or financial condition jeopardizes its continued ability to perform its responsibilities, the Department may require the Federal Guarantor to submit and implement a management plan to address the deficiencies. The Department may terminate the Federal Guarantor's agreements with the Department if the Guarantor fails to submit the required plan, or fails to improve its administrative or financial condition substantially, or if the Department determines the Federal Guarantor is in danger of financial collapse. In this event, the Department is required to assume responsibility for the functions of the Federal Guarantor and in connection therewith is authorized to undertake specified actions to assure the continued payment of claims, including maturity advances to Federal Guarantors to cover immediate cash needs, transferring of guarantees to another Federal Guarantor, or transfer of guarantees to the Department itself. No assurance can be made that the Department will under any given circumstance exercise its right to terminate a reimbursement agreement with a Federal Guarantor or make a determination that the Federal Guarantor is unable to meet its guarantee obligations.

   The Act requires that, subject to compliance with the Act, the Secretary must pay all amounts, which may be required to be paid under the Act as a result of specified events of death, disability, bankruptcy, school closure or false certification by the educational institution described in the Act. It further provides that Federal Guarantors shall be deemed to have a contractual right against the United States of America to receive reinsurance in accordance with its provisions. In addition, the 1992 Amendments provide that if the Department determines that a Federal Guarantor is unable to meet its insurance obligations, holders of loans may submit insurance claims directly to the Department until the obligations are transferred to a new Federal Guarantor capable of meeting the obligations or until a successor Federal Guarantor assumes the obligations. No assurance can be made that the Department would under any given circumstances assume the obligation to assure satisfaction of a guarantee obligation by exercising its right to terminate a reimbursement agreement with a Federal Guarantor or by making a determination that the Federal Guarantor is unable to meet its guarantee obligations.

HISTORICAL INFORMATION

   Emergency Student Loan Consolidation Act of 1997. On November 13, 1997, President Clinton signed into law the Emergency Student Loan Consolidation Act of 1997, which made significant changes to the Federal Consolidation Loan program. These changes include: (1) providing that federal direct student loans are eligible to be included in a Federal Consolidation Loan; (2) changing the borrower interest rate on new Federal Consolidation Loans (previously a fixed rate based on the weighted average of the loans consolidated, rounded up to the nearest whole percent) to the annually variable rate applicable to Stafford Loans in repayment status (i.e. the rate based on the 91 day Treasury bill plus 3.1%, capped at 8.25%); (3) providing that the portion of a Federal Consolidated Loan that is comprised of Subsidized Stafford Loans retains its subsidy benefits during periods of deferment; and (4) establishing prohibitions against various forms of discrimination in the making of Consolidation Loans. Except for the last of the above changes, all such provisions expired on September 30, 1998. The combination of the change to a variable rate and the 8.25% interest cap reduced the lender's yield in most cases below the rate that would have been applicable under the previous weighted average formula.

   FY 1998 Budget. In the 1997 Budget Reconciliation Act (P.L. 105-33), several changes were made to the Act impacting the FFELP. These provisions include, among other things, requiring Federal Guarantors to return $1 billion of their reserves to the U.S. Treasury by September 1, 2002 (to be paid in annual installments), greater restrictions on use of reserves by Federal Guarantors and a continuation of the Administrative Cost Allowance payable to Federal Guarantors (which is a fee paid to Guarantors equal to 0.85% of new loans guaranteed).

   1998 Amendments. On May 22, 1998, Congress passed, and on June 9, 1998, the President signed into law, a temporary measure relating to the Higher Education Act and FFELP loans as part of the Intermodal Surface Transportation Efficiency Act of 1998 (the "1998 Amendments") that revised interest rate changes under the FFELP that were scheduled to become effective on July 1, 1998. For loans made during the period July 1, 1998, through September 30, 1998, the borrower interest rate for Stafford Loans and Unsubsidized Stafford Loans is reduced to a rate of 91-day Treasury Bill Rate plus 2.30% (1.70% during school, grace and deferment), subject to a maximum rate of 8.25%. As described below, The formula for Special Allowance Payments on Stafford Loans and Unsubsidized Stafford Loans is calculated to produce a yield to the loan holder of 91-day Treasury Bill Rate plus 2.80% (2.20% during school, grace and deferment). The 1998 Amendments also adjusted the interest rate on PLUS Loans disbursed on or after July 1, 1998, and before October 1, 1998, to a rate of 91-day T-bill plus 3.10%, subject to a maximum rate of 9%, but did not affect the rate change on Federal Consolidation Loans during the same period which is fixed at the rate of 91-day T-bill established at the final auction held prior to June 1, 1998, plus 3.10% subject to a maximum rate of 8.25%. The formula for Special Allowance Payments for PLUS Loans provides that no Special Allowance Payments will be paid unless the interest rate formula described in the preceding sentence produces a rate which exceeds 9%.

   1998 Reauthorization Bill. On October 7, 1998, President Clinton signed into law the Higher Education Amendments of 1998 (the "1998 Reauthorization Bill"), which enacted significant reforms in the FFELP. The major provisions of the 1998 Reauthorization Bill include the following:

   o All references to a "transition" to full implementation of the Federal Direct Loan Program were deleted from the FFELP statute.

   o Guarantor reserve funds were restructured so that Federal Guarantors are provided with additional flexibility in choosing how to spend certain funds they receive.

   o The minimum Federal Guarantor reserve level requirement is reduced from 0.50% of the total attributable amount of all outstanding loans guaranteed to 0.25% of the total attributable amount of all outstanding loans guaranteed.

   o Additional recall of reserve funds by the Secretary were mandated, amounting to $85 million in fiscal year 2002, $82.5 million in fiscal year 2006, and $82.5 million in fiscal year 2007. However, certain minimum reserve levels are protected from recall.

   o The administrative cost allowance was replaced by two (2) new payments, a Student Loan processing and issuance fee equal to 65 basis points (40 basis points for loans made on or after October 1, 2003) paid at the time a loan is guaranteed, and an account maintenance fee of 12 basis points (10 basis points for fiscal years 2001-2003) paid annually on outstanding guaranteed student loans.

   o The percentage of collections on defaulted student loans a Guarantor is permitted to retain is reduced from 27% to 24% (23% beginning on October 1, 2003) plus the complement of the reinsurance percentage applicable at the time a claim was paid to the lender on the Student Loan.

   o Federal reinsurance provided to Federal Guarantors is reduced from 98% to 95% for student loans first disbursed on or after October 1, 1998.

   o The delinquency period required for a loan to be declared in default is increased from 180 days to 270 days for loans on which the first day of delinquency occurs on or after the date of enactment of the 1998 Reauthorization Bill.

   o Interest rates charged to borrowers on Stafford Loans, and the yield for Stafford Loan holders established by the 1998 Amendments, were made permanent for loans disbursed prior to 7/1/2003.

   o Federal Consolidation Loan interest rates were revised to equal the weighted average of the loans consolidated rounded up to the nearest one-eighth of 1%, capped at 8.25%. When the 91-day Treasury Bill Rate plus 3.1% exceeds the borrower's interest rate, Special Allowance Payments are made to make up the difference.

   o The lender-paid offset fee on Federal Consolidation Loans of 1.05% is reduced to .62% for Loans made pursuant to applications received on or after October 1, 1998, and on or before January 31, 1999.

   o The Direct Consolidation Loan interest rate calculation was revised to reflect the rate for Federal Consolidation Loans, and will be effective for loans on which applications are received on or after February 1, 1999.

   o Lenders are required to offer extended repayment schedules to new borrowers after the enactment of the 1998 Reauthorization Bill who accumulate after such date outstanding loans under FFELP totaling more than $30,000. This repayment plan is offered over up to a 25-year period on a standard or graduated payment plan.

   o The Secretary is authorized to enter into six (6) voluntary flexible agreements with Federal Guarantors under which various statutory and regulatory provisions can be waived.

   o Federal Consolidation Loan lending restrictions are revised to allow lenders who do not hold one of the borrower's underlying federal loans to issue a Federal Consolidation Loan to a borrower whose underlying Federal Loans are held by multiple holders.

   o Inducement restrictions were revised to permit Federal Guarantors and lenders to provide assistance to schools comparable to that provided to schools by the Secretary under the federal direct student loan program.

   o The Secretary is now required to pay off student loan amounts owed by borrowers due to failure of the borrower's school to make a tuition refund allocable to the student loan.

   o Discharge of FFELP and certain other student loans in bankruptcy is now limited to cases of undue hardship regardless of whether the student loan has been in repayment for seven (7) years prior to the bankruptcy filing.

   o All of the Federal Guarantors will be subject to the new recall of reserves and reduced reinsurance provisions for Federal Guarantors. The new recall of reserves and reduced reinsurance for Federal Guarantors increases the risk that resources available to the Federal Guarantors to meet their guarantee obligations will be significantly reduced.

1999 AMENDMENT

   The Work Incentives Improvement Act of 1999 passed by Congress in late November 1999 and signed into law by President Clinton on December 17, 1999, included a change in the reference index for determining lender yield of Stafford loans, PLUS loans and Federal Consolidation loans. The formula used to calculate Special Allowance Payments for loans first disbursed on or after January 1, 2000, and before July 1, 2003, is based on the 90-day Commercial Paper (financial) rates in effect for each of the days in such quarter as reported by the Federal Reserve in Publication H-15 (the "CP Rate"). Under the new formula, special allowance rates for Stafford Loans and unsubsidized Stafford Loans will be calculated to provide the loan holder with a minimum yield equal to the CP Rate plus 1.74 percent during in-school periods, grace periods and deferment periods, and the CP Rate plus 2.34 percent during repayment periods; PLUS loans and Consolidation loans will be calculated based on the CP Rate plus 2.64 percent.

DEPARTMENTS OF LABOR, HEALTH AND HUMAN SERVICES, AND EDUCATION, AND RELATED AGENCIES APPROPRIATIONS ACT, 2001.

   On December 21, 2000, former President Clinton signed into law the Department of Labor, Health and Human Services, and Education, and Related Agencies Appropriations Act, 2001 (P.L. No. 106-544) (the "Consolidated Appropriations Act"). In response to the Department of Treasury's announced intention to discontinue auctions of new 52-week Treasury Bills, the Consolidated Appropriations Act amended the Higher Education Act to tie the calculation of interest rates on variable rate SLS and PLUS Loans for periods beginning on or after July 1, 2001, to the weekly average 1-year constant maturity Treasury yield. This revision is not expected to materially affect the yield to holders of SLS or PLUS loans.

ELECTRONIC SIGNATURES IN GLOBAL AND NATIONAL COMMERCE ACT

   The Electronic Signatures in Global National Commerce Act, commonly referred to as the "E-Sign Act," became law on June 30, 2000. The E-Sign Act generally covers all transactions and related records required to be in writing. Under the E-Sign Act, FFELP guaranty agencies, lenders, schools and borrowers are authorized to use electronic records and electronic signatures in lieu of traditional paper records and handwritten signatures. This authority took effect June 30, 2001. In April 2001, the Department issued standards for electronic signatures in electronic student loan transactions ("Standards"). In the Standards, the Department of Education stated that a lender or holder whose processes for electronic signatures and related electronic records satisfy the Standards will be protected from the loss of Federal benefits on a Student Loan if the Student Loan is determined to be legally unenforceable by a court based solely on the processes used for the electronic signature or related records.

                     WEIGHTED AVERAGE LIVES OF THE NOTES

   The weighted average lives of the notes of any series will generally be influenced by the rate at which the principal balances of the related student loans are paid, which payment may be in the form of scheduled amortization or prepayments. For this purpose, the term "prepayments" includes prepayments in full or in part including as a result of

   o      borrower default, death, disability or bankruptcy,

   o consolidation of student loans through the origination of Federal Consolidation Loans,

   o      a closing of or a false certification by the borrower's school,

   o subsequent liquidation of the loans or collection of Guarantee Payments with respect to the loans, and student loans being purchased by the seller or the servicer for administrative reasons.

   All of the student loans are prepayable at any time without penalty to the borrower. The rate of prepayment of student loans is influenced by a variety of economic, social and other factors, including as described below and in the applicable prospectus supplement. In general, the rate of prepayments may tend to increase to the extent that alternative financing becomes available at prevailing interest rates which fall significantly below the interest rates applicable to the student loans. However, because many of the student loans bear interest that either actually or effectively is floating, it is impossible to predict whether changes in prevailing interest rates will be similar to or will vary from changes in the interest rates on the student loans. In addition, under specified circumstances, the seller or the servicer will be obligated to repurchase or arrange for the repurchase of student loans from a given trust under the related loan sale agreement or loan servicing agreement, as applicable, as a result of breaches of applicable representations and warranties or covenants. See "Description of the Transfer and Servicing Agreements--Sale of Student Loans; Representations and Warranties" and "--Servicer Covenants". See also "Description of the Transfer and Servicing Agreements--Termination--Optional Redemption" regarding the servicer's option to purchase the student loans from a given trust. Also, in the case of a trust having a Funding Period or Revolving Period, the addition of student loans to the trust during that period could affect the weighted average lives of the notes of the related series. See "Description of the Transfer and Servicing Agreements--Additional Fundings".

   On the other hand, scheduled payments with respect to, and maturities of, the student loans may be extended, including pursuant to applicable grace, deferral and forbearance periods. The rate of payment of principal of the notes and the yield on the notes may also be affected by the rate of defaults resulting in losses on student loans, by the severity of those losses and by the timing of those losses, which may affect the ability of the Guarantors to make Guarantee Payments with respect thereto.

   In light of the above considerations, there can be no assurance as to the amount of principal payments to be made on the notes of a given series on each payment date, since the amount will depend, in part, on the rate of principal collections on the related pool of student loans, which cannot be predicted. Any reinvestment risks resulting from a faster or slower incidence of prepayment of student loans will be borne entirely by the noteholders of a given series. The related prospectus supplement may set forth additional information with respect to the maturity and prepayment considerations applicable to the particular pool of student loans and the related series of notes.

POOL FACTORS AND TRADING INFORMATION

   The "Pool Factor" for each class of notes will be a seven-digit decimal which the servicer will compute prior to each payment date indicating the remaining outstanding principal amount of the class of notes, respectively, as of that payment date (after giving effect to distributions to be made on the payment date), as a fraction of the initial outstanding principal amount of the class of the notes. Each Pool Factor will be 1.0000000 as of the applicable closing date, and then will decline to reflect reductions in the outstanding principal amount of the applicable class of notes. A noteholder's portion of the aggregate outstanding principal amount of the related class of notes, is the product of (1) the original denomination of that noteholder's note and (2) the applicable Pool Factor.

   If so provided in the related prospectus supplement with respect to a trust, the noteholders will receive reports on or about each payment date concerning the payments received on the student loans, the student loan pool balance (as calculated in the manner described in the related prospectus supplement, the "Pool Balance"), the applicable Pool Factor and various other items of information. Noteholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law. See "Information Regarding the Notes--Reports to Noteholders".

                           DESCRIPTION OF THE NOTES

   With respect to each trust, one or more classes of notes of a given series will be issued pursuant to the terms of an indenture between the trust and the indenture trustee specified in the related prospectus supplement, a form of which has been filed as an exhibit to the registration statement of which this prospectus is a part. The following summary describes terms of the notes and the indenture. The summary does not purport to be complete and is qualified in its entirety by reference to all the provisions of the notes and the indenture.

   Unless otherwise specified in the related prospectus supplement, each class of notes will initially be represented by one or more notes, in each case registered in the name of the nominee of DTC except as set forth below. Unless otherwise specified in the related prospectus supplement, the notes will be available for purchase in denominations of $1,000 and integral multiples thereof in book-entry form only. The depositors have been informed by DTC that DTC's Nominee will be Cede, unless another nominee is specified in the related prospectus supplement. Accordingly, the nominee is expected to be the holder of record of the notes of each class. Unless and until definitive notes are issued under the limited circumstances described in this prospectus or in the related prospectus supplement, no noteholder will be entitled to receive a physical certificate representing a note. All references in this prospectus and in the related prospectus supplement to actions by noteholders of notes held in book-entry form refer to actions taken by DTC upon instructions from its participating organizations (the "Participants") and all references in this prospectus to distributions, notices, reports and statements to noteholders refer to distributions, notices, reports and statements to DTC or its nominee, as the case may be, as the registered holder of the notes for distribution to noteholders in accordance with DTC's procedures with respect thereto. See "Information Regarding the Notes--Book-Entry Registration" and "--Definitive Notes".

PRINCIPAL OF AND INTEREST ON THE NOTES

   The timing and priority of payment, seniority, allocations of losses, interest at a per annum interest rate and amount of or method of determining payments of principal and interest on each class of notes of a given series will be described in the related prospectus supplement. The right of holders of any class of notes to receive payments of principal and interest may be senior or subordinate to the rights of holders of any other class or classes of notes of the series, as described in the related prospectus supplement. Unless otherwise provided in the related prospectus supplement, payments of interest on the notes of the series will be made prior to payments of principal thereon. Each class of notes may have a different interest rate, which may be a fixed, variable or adjustable interest rate or any combination of the foregoing. The related prospectus supplement will specify the interest rate for each class of notes of a given series or the method for determining the interest rate. See also "Information Regarding the Notes--Fixed Rate Notes" and "--Floating Rate Notes". One or more classes of the notes of a series may be redeemable in whole or in part under the circumstances specified in the related prospectus supplement, including as a result of the exercise by the servicer, or another party named in the related prospectus supplement, of its option to purchase the related student loans.

   Within a series of notes, each class will have the priority with respect to payments of interest described in the related prospectus supplement. The related prospectus supplement will also specify the payment dates -the fixed dates which may occur semi-annually, quarterly, monthly or at some other interval, on which payments of principal and/or interest will be due and payable -for each class of notes. See "Description of the Transfer and Servicing Agreements--Distributions" and "--Credit and Cash Flow Enhancement".

   In the case of a series of notes which includes two or more classes of notes, the sequential order and priority of payment in respect of principal and interest, and any schedule or formula or other provisions applicable to the determination thereof, of each class will be set forth in the related prospectus supplement. Payments in respect of principal and interest of any class of notes will be made on a pro rata basis among all the noteholders of the class.

   In the case of a series of notes relating to a trust having a Prefunding Account or Collateral Reinvestment Account, the notes of the series will be redeemed in part on the payment date on or immediately following the last day of the related Funding Period or Revolving Period, respectively, in the event that any amount remains on deposit in the applicable account after giving effect to all Additional Fundings on or prior to the date, in an aggregate principal amount described in the related prospectus supplement.

THE INDENTURE

   Modification of Indenture. With respect to each trust, with the consent of the holders of a majority of the outstanding notes of the related series, the indenture trustee and the trust may execute a supplemental indenture to add provisions to, or change in any manner or eliminate any provisions of, the indenture with respect to the notes, or to modify (except as provided below) in any manner the rights of the related noteholders.

   Unless otherwise specified in the related prospectus supplement with respect to a series of notes, however, without the consent of the holder of each outstanding note affected thereby, no supplemental indenture will:

   o change the due date of any installment of principal of or interest on any note or reduce the principal amount thereof, the interest rate specified thereon or the redemption price with respect thereto or change any place of payment where or the coin or currency in which any note or any interest thereon is payable,

   o impair the right to institute suit for the enforcement of provisions of the related indenture regarding payment,

   o reduce the percentage of the aggregate amount of the outstanding notes of the series, the consent of the holders of which is required for any supplemental indenture or the consent of the holders of which is required for any waiver of compliance with provisions of the related indenture or of defaults thereunder and their consequences as provided for in the indenture,

   o modify or alter the provisions of the related indenture regarding the voting of notes held by the applicable trust, the depositor, an affiliate of either of them or any obligor on the notes,

   o reduce the percentage of the aggregate outstanding amount of the notes, the consent of the holders of which is required to direct the related eligible lender trustee on behalf of the applicable trust to sell or liquidate the student loans if the proceeds of the sale would be

   o insufficient to pay the principal amount and accrued but unpaid interest on the outstanding notes of the series,

   o decrease the percentage of the aggregate principal amount of the notes required to amend the sections of the related indenture which specify the applicable percentage of aggregate principal amount of the notes necessary to amend the related indenture or other related agreements, or

   o permit the creation of any lien ranking prior to or on a parity with the lien of the related indenture with respect to any of the collateral for the notes of the series or, except as otherwise permitted or contemplated in the indenture, terminate the lien of the indenture on any collateral or deprive the holder of any note of the security afforded by the lien of the indenture.

   Unless otherwise specified in the applicable prospectus supplement, the applicable trust and the related indenture trustee may also enter into supplemental indentures without obtaining the consent of noteholders of the series, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the related indenture or of modifying in any manner the rights of noteholders of the series so long as the action will not, in the opinion of counsel satisfactory to the applicable indenture trustee, materially and adversely affect the interest of any noteholder of the series.

   Events of Default; Rights upon Event of Default. With respect to the notes of a given series, unless otherwise specified in the related prospectus supplement, an "Event of Default" under the related indenture will consist of the following:

   (1) a default for five days or more in the payment of any interest on any note after the same becomes due and payable;

   (2) a default in the payment of the principal of or any installment of the principal of any note when the same becomes due and payable;

   (3) a default in the observance or performance of any covenant or agreement of the applicable trust made in the related indenture which default materially and adversely affects the rights of noteholders and the continuation of any default for a period of 30 days after notice thereof is given to the applicable trust by the applicable indenture trustee or to the applicable trust and the applicable indenture trustee by the holders of at least 25% in principal amount of the notes then outstanding; provided, however, that if the trust demonstrates that it is making a good faith attempt to cure the default, the 30-day period may be extended by the indenture trustee to 90 days;

   (4) any representation or warranty made by the applicable trust in the related indenture or in any certificate delivered pursuant thereto or in connection therewith having been incorrect in a material respect as of the time made, and the breach is not cured within 30 days after notice thereof is given to the trust by the applicable indenture trustee or to the trust and the applicable indenture trustee by the holders of at least 25% in principal amount of the notes of the series then outstanding; provided, however, that if the trust demonstrates that it is making a good faith attempt to cure the breach, the 30-day period may be extended by the indenture trustee to 90 days, or

   (5) events of bankruptcy, insolvency, receivership or liquidation of the trust.

   However, the amount of principal required to be distributed to noteholders of a series under the related indenture on any payment date will generally be limited to amounts available after payment of all prior obligations of the trust. Therefore, unless otherwise specified in the related prospectus supplement, the failure to pay principal on a class of notes generally will not result in the occurrence of an Event of Default until the final scheduled payment date for the class of notes.

   If, with respect to any series of notes, interest is paid at a variable rate based on an index, the related prospectus supplement may provide that, in the event that, for any payment date, the interest rate as calculated based on the index is less than an alternate rate calculated for the payment date based on interest collections on the student loans (the amount of the difference, the "Index Shortfall Carryover"), the interest rate for the payment date shall be the alternate rate and the Interest Shortfall Carryover shall be payable as described in the prospectus supplement. Unless otherwise provided in the prospectus supplement, payment of the Index Shortfall Carryover shall be lower in priority than payment of interest on the notes at the interest rate (whether the interest rate is based on the index or the alternate rate) and, accordingly, the nonpayment of the Interest Shortfall Carryover on any payment date shall not generally constitute a default in the payment of interest on the notes.

   If an Event of Default should occur and be continuing with respect to the notes of any series, the related indenture trustee or holders of a majority in principal amount of the notes then outstanding may declare the principal of the notes to be immediately due and payable. Unless otherwise specified in the related prospectus supplement, the declaration may be rescinded by the holders of a majority in principal amount of the notes then outstanding if

   o the eligible lender trustee on behalf of the related trust has paid or deposited with the indenture trustee a sum sufficient to pay (1) all payments of principal of and interest on all notes and all other amounts that would then be due under the related indenture or upon the notes if the Event of Default giving rise to the acceleration had not occurred, and (2) all sums paid or advanced by the indenture trustee under the related indenture and the reasonable compensation, expenses, disbursements and advances of the indenture trustee and its agents and counsel, and

   o all Events of Default, other than the nonpayment of the principal of the notes that has become due solely by the acceleration, have been cured or, under the circumstances described below, waived.

   If the notes of any series have been declared to be due and payable following an Event of Default with respect thereto, the related indenture trustee may, in its discretion, exercise remedies as a secured party, require the related eligible lender trustee to sell the student loans or elect to have the related eligible lender trustee maintain possession of the student loans and continue to apply collections with respect to the student loans as if there had been no declaration of acceleration. Unless otherwise specified in the related prospectus supplement, however, the related indenture trustee is prohibited from directing the related eligible lender trustee to sell the student loans following an Event of Default, other than a default in the payment of any principal or a default for five days or more in the payment of any interest on any note with respect to any series, unless

   o      the holders of all the outstanding notes consent to the sale,

   o the proceeds of the sale are sufficient to pay in full the principal of and the accrued interest on the outstanding notes at the date of the sale, or

   o the related indenture trustee determines that the collections on the student loans would not be sufficient on an ongoing basis to make all payments on the notes as the payments would have become due if the obligations had not been declared due and payable, and the related indenture trustee obtains the consent of the holders of 66 2/3% of the aggregate principal amount of the notes then outstanding.

   Subject to the provisions of the applicable indenture relating to the duties of the related indenture trustee, if an Event of Default should occur and be continuing with respect to a series of notes, the related indenture trustee will be under no obligation to exercise any of the rights or powers under the applicable indenture at the request or direction of any of the holders of the notes, if the indenture trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with the request. Subject to the provisions for indemnification and other limitations contained in the related indenture, the holders of a majority in principal amount of the outstanding notes of a given series will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the indenture trustee and the holders of a majority in principal amount of the notes then outstanding may, in specified cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the applicable indenture that cannot be modified without the waiver or consent of all the holders of the outstanding notes.

   Unless otherwise specified in the related prospectus supplement, no holder of notes of any series will have the right to institute any proceeding with respect to the related indenture, unless:

   o the holder previously has given to the applicable indenture trustee written notice of a continuing Event of Default,

   o the holders of not less than 25% in principal amount of the outstanding notes have requested in writing that the indenture trustee institute the proceeding in its own name as indenture trustee,

   o the holder or holders have offered the indenture trustee reasonable indemnity,

   o the indenture trustee has for 60 days failed to institute the proceeding, and

   o no direction inconsistent with the written request has been given to the indenture trustee during the 60-day period by the holders of a majority in principal amount of the outstanding notes.

   In addition, each indenture trustee and the related noteholders will covenant that they will not at any time institute against the applicable trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

   With respect to any trust, none of the related indenture trustee, the related depositor, the seller, the administrator, the servicer or the eligible lender trustee in its individual capacity, or any of their respective owners, beneficiaries, agents, officers, directors, employees, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the notes or for the agreements of the trust contained in the indenture.

   Covenants. Each indenture will provide that the related trust may not consolidate with or merge into any other entity, unless

   o the entity formed by or surviving the consolidation or merger is organized under the laws of the United States of America, any state thereof or the District of Columbia,

   o the entity expressly assumes the trust's obligation to make due and punctual payments upon the notes of the related series and the performance or observance of every agreement and covenant of the trust under the related indenture,

   o no Event of Default shall have occurred and be continuing immediately after the merger or consolidation,

   o the trust has been advised that the ratings of the notes of the related series would not be reduced or withdrawn by the rating agencies as a result of the merger or consolidation, and

   o the trust has received an opinion of counsel to the effect that the consolidation or merger would have no material adverse federal tax consequence to the trust or to any noteholder of the related series.

   Each trust will not, among other things,

   o except as expressly permitted by the applicable indenture, the applicable Transfer and Servicing Agreements or related documents (collectively, the "Related Documents"), sell, transfer, exchange or otherwise dispose of any of the assets of the trust,

   o claim any credit on or make any deduction from the principal and interest payable in respect of the notes of the related series (other than amounts withheld under the Code or applicable state law) or assert any claim against any present or former holder of the notes because of the payment of taxes levied or assessed upon the trust, except as contemplated by the Related Documents, dissolve or liquidate in whole or in part,

   o permit the validity or effectiveness of the applicable indenture to be impaired or permit any person to be released from any covenants or obligations with respect to the notes under the applicable indenture except as may be expressly permitted thereby, or

   o permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of the trust or any part thereof, or any interest in the trust or the proceeds thereof, except as expressly permitted by the Related Documents.

   No trust may engage in any activity other than as specified under the section of the related prospectus supplement entitled "Formation of the Trust". No trust will incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the notes of the related series and the applicable indenture or otherwise in accordance with the Related Documents.

   Annual Compliance Statement. Each trust will be required to file annually with the applicable indenture trustee a written statement as to the fulfillment of its obligations under the related indenture.

   Indenture Trustee's Annual Report. Each indenture trustee will be required to mail each year to all related noteholders a brief report relating to, among other things, its eligibility and qualification to continue as the indenture trustee under the applicable indenture, any amounts advanced by it under the indenture, the amount, interest rate and maturity date of indebtedness owing by the trust to the applicable indenture trustee in its individual capacity, the property and funds physically held by the applicable indenture trustee and any action taken by it that materially affects the related notes and that has not been previously reported.

   Satisfaction and Discharge of Indenture. An indenture will be discharged with respect to the collateral securing the related notes upon the delivery to the related indenture trustee for cancellation of all the notes or, with limitations, upon deposit with the indenture trustee of funds sufficient for the payment in full of all the notes.

   The Indenture Trustee. The indenture trustee for a series of notes will be specified in the related prospectus supplement. The indenture trustee for any series may resign at any time, in which event the trust will be obligated to appoint a successor trustee for the series. The trust may also remove any indenture trustee if the indenture trustee ceases to be eligible to continue under the related indenture or if the indenture trustee becomes insolvent. In addition, the administrator for any series may remove the related indenture trustee at any time. In such circumstances, the trust will be obligated to appoint a successor trustee for the applicable series of notes. Any resignation or removal of the indenture trustee and appointment of a successor trustee for any series of notes does not become effective until acceptance of the appointment by the successor trustee for the series.

                       INFORMATION REGARDING THE NOTES

FIXED RATE NOTES

   Each class of notes may bear interest at a fixed rate per annum or at a variable or adjustable rate per annum, as more fully described below and in the applicable prospectus supplement. Each class of fixed rate notes will bear interest at the applicable per annum interest rate, specified in the applicable prospectus supplement. Unless otherwise set forth in the applicable prospectus supplement, interest on each class of fixed rate notes will be computed on the basis of a 360-day year of twelve 30-day months. See "Description of the Notes--Principal of and Interest on the Notes".

FLOATING RATE NOTES

   Each class of floating rate notes will bear interest at a rate per annum determined by reference to an interest rate basis, or base rate, plus or minus the spread, if any, or multiplied by the spread multiplier, if any, in each case as specified in the related prospectus supplement. The "spread" is the number of basis points (one basis point equals one one-hundredth of a percentage point) that may be specified in the applicable prospectus supplement as being applicable to the class, and the "spread multiplier" is the percentage that may be specified in the applicable prospectus supplement as being applicable to the class. The interest rate on floating rate notes will adjust on designated dates or at the end of designated interest reset periods which will be described in the prospectus supplement.

   The applicable prospectus supplement will designate a base rate for a given floating rate note based on LIBOR, commercial paper rates, Federal funds rates, U.S. Government treasury notes rates, negotiable certificates of deposit rates or another rate or rates as set forth in the prospectus supplement.

   As specified in the applicable prospectus supplement, floating rate notes of a given class may also have either or both of the following (in each case expressed as a rate per annum): (1) a maximum limitation, or ceiling, on the rate at which interest may accrue during any interest period and (2) a minimum limitation, or floor, on the rate at which interest may accrue during any interest period. In addition to any maximum interest rate that may be applicable to any class of floating rate notes, the interest rate applicable to any class of floating rate notes will in no event be higher than the maximum rate permitted by applicable law, as the same may be modified by United States law of general application.

   Each trust with respect to which a class of floating rate notes will be issued will appoint, and enter into agreements with, a calculation agent to calculate interest rates on each class of floating rate notes issued with respect thereto. The applicable prospectus supplement will set forth the identity of the calculation agent for each class of floating rate notes of a given series, which may be the administrator, the eligible lender trustee or the indenture trustee with respect to the series. All determinations of interest by the calculation agent shall, in the absence of manifest error, be conclusive for all purposes and binding on the holders of floating rate notes of a given class. Unless otherwise specified in the applicable prospectus supplement, all percentages resulting from any calculation of the rate of interest on a floating rate note will be rounded, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward.

BOOK-ENTRY REGISTRATION

   Persons acquiring beneficial ownership interests in the notes may hold their interests through DTC in the United States or Clearstream Banking, societe anonyme or Euroclear Systems in Europe. Notes will be registered in the name of Cede & Co. as nominee for DTC. Clearstream and Euroclear will hold omnibus positions with respect to the notes on behalf of Clearstream Participants and the Euroclear Participants, respectively, through customers' notes accounts in Clearstream's and Euroclear's name on the books of their respective depositaries which in turn will hold the positions in customers' notes accounts in the depositaries' names on the books of DTC.

   DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the UCC and a "clearing agency" registered pursuant to Section 17A of the Securities Exchange Act of 1934. DTC was created to hold notes for its Participants and to facilitate the clearance and settlement of notes transactions between Participants through electronic book-entries, thereby eliminating the need for physical movement of certificates. Participants include notes brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others including banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

   Noteholders that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, notes held through DTC may do so only through Participants and Indirect Participants. In addition, noteholders will receive all distributions of principal and interest from the related indenture trustee through Participants and Indirect Participants. Under a book-entry format, noteholders may experience some delay in their receipt of payments, since the payments will be forwarded by the indenture trustee to DTC's nominee. DTC will forward the payments to its Participants, which thereafter will forward them to Indirect Participants or noteholders. Except for the depositor or an affiliate of the depositor with respect to any series of notes, it is anticipated that the only "noteholder" will be DTC's nominee. Noteholders will not be recognized by the indenture trustee as noteholders, as the terms are used in each indenture, and noteholders will be permitted to exercise the rights of noteholders only indirectly through DTC and its Participants.

   Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers of notes among Participants on whose behalf it acts with respect to the notes and to receive and transmit distributions of principal of, and interest on, the notes. Participants and Indirect Participants with which noteholders have accounts with respect to the notes similarly are required to make book-entry transfers and receive and transmit the payments on behalf of their respective noteholders. Accordingly, although noteholders will not possess notes, the DTC rules provide a mechanism by which Participants will receive payments and will be able to transfer their interests.

   Because DTC can only act on behalf of Participants, which in turn act on behalf of Indirect Participants and specified banks, the ability of a noteholder to pledge notes to persons or entities that do not participate in the DTC system, or to otherwise act with respect to the notes, may be limited due to the lack of a physical certificate for the notes.

   DTC has advised the depositors that it will take any action permitted to be taken by a noteholder under the related indenture only at the direction of one or more Participants to whose accounts with DTC the notes are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that the actions are taken on behalf of Participants whose holdings include the undivided interests.

   Except as required by law, neither the administrator nor the indenture trustee will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the notes held by DTC's nominee or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

DEFINITIVE NOTES

   Unless otherwise specified in the related prospectus supplement the notes of a given series will be issued in fully registered, certificated form ("Definitive Notes") to noteholders or their respective nominees, rather than to DTC or its nominee, only if:

   o the related administrator advises the indenture trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the notes and the administrator is unable to locate a qualified successor,

   o the administrator, at its option, elects to terminate the book-entry system through DTC, or

   o after the occurrence of an Event of Default or a Servicer Default, noteholders representing at least a majority of the outstanding principal amount of the notes, as the case may be, of the series advise the indenture trustee through DTC in writing that the continuation of a book-entry system through DTC (or a successor thereto) with respect to the notes is no longer in the best interest of the holders of the notes.

   Upon the occurrence of any event described in the immediately preceding paragraph, the indenture trustee will be required to notify all applicable noteholders of a given series through Participants of the availability of Definitive Notes. Upon surrender by DTC of the Definitive Notes representing the corresponding notes and receipt of instructions for re-registration, the indenture trustee will reissue the notes as Definitive Notes to the noteholders.

   Distributions of principal of, and interest on, the Definitive Notes will thereafter be made by the indenture trustee in accordance with the procedures set forth in the related indenture directly to holders of Definitive Notes in whose names the Definitive Notes were registered at the close of business on the applicable record date specified for the notes in the related prospectus supplement. Distributions will be made by check mailed to the address of the holder as it appears on the register maintained by the indenture trustee. The final payment on any Definitive Note, however, will be made only upon presentation and surrender of the Definitive Note at the office or agency specified in the notice of final distribution to applicable noteholders.

   Definitive Notes will be transferable and exchangeable at the offices of the indenture trustee or of a registrar named in a notice delivered to holders of Definitive Notes. No service charge will be imposed for any registration of transfer or exchange, but the indenture trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

LIST OF NOTEHOLDERS

   Unless otherwise specified in the related prospectus supplement, holders of notes evidencing not less than 25% of the aggregate outstanding principal balance of the notes may, by written request to the related indenture trustee, obtain access to the list of all noteholders maintained by the indenture trustee for the purpose of communicating with other noteholders with respect to their rights under the related indenture or the notes. The indenture trustee may elect not to afford the requesting noteholders access to the list of noteholders if it agrees to mail the desired communication or proxy, on behalf and at the expense of the requesting noteholders, to all noteholders of the series.

REPORTS TO NOTEHOLDERS

   With respect to each series of notes, on each payment date, the indenture trustee will provide to noteholders of record as of the related record date a statement setting forth substantially the same information as is required to be provided on the periodic report provided to the related indenture trustee and the related trust described under "Description of Transfer and Servicing Agreements--Statements to Indenture Trustee and Trust."

   The statements will be filed with the SEC during the period required by Rule 15d-1 under the Securities Exchange Act of 1934, as amended, and will not be filed with the SEC thereafter. The statements provided to noteholders will not constitute financial statements prepared in accordance with generally accepted accounting principles.

   Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of each trust, the indenture trustee will mail to each person who at any time during the calendar year was a noteholder with respect to the trust and received any payment thereon, a statement containing information for the purposes of the noteholder's preparation of federal income tax returns. See "Federal Income Tax Consequences."

             DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS

   The following is a summary of terms of each loan sale agreement under which a depositor will first purchase student loans from Wells Fargo Bank South Dakota, National Association, as seller, or another seller identified in the related prospectus supplement, and under which the eligible lender trustee on behalf of a trust will purchase the same student loans from such depositor; each loan servicing agreement under which the servicer will service the student loans; each administration agreement, pursuant to which the administrator will undertake administrative duties with respect to a trust and the student loans; and each trust agreement, pursuant to which a trust will be created (collectively, the "Transfer and Servicing Agreements"). Forms of each of the Transfer and Servicing Agreements have been filed as exhibits to the Registration Statement of which this prospectus is a part. However, this summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the transfer and servicing agreements.

SALE OF STUDENT LOANS; REPRESENTATIONS AND WARRANTIES

   On the closing date, the seller will sell and assign to the related eligible lender trustee on behalf of the depositor, without recourse, except as provided in the loan sale agreement, its entire interest in the student loans and all collections received and to be received with respect thereto for the period on and after the cut-off date provided for pursuant to the loan sale agreement. Immediately upon giving effect to that sale, the depositor will sell and assign to the eligible lender trustee on behalf of the trust, without recourse, except as provided in the loan sale agreement, its entire interest in the same student loans and all collections received and to be received with respect thereto for the period on and after the cut-off date. The same eligible lender trustee will act as eligible lender for both the depositor, in its purchase and sale of the student loans, and the trust in its purchase and holding of the student loans. Each student loan will be identified in a schedule appearing as an exhibit to the loan sale agreement.

   In each loan sale agreement, the seller will make representations and warranties with respect to the student loans to a trust for the benefit of the noteholders of a given series, including, among other things, that:

   o each student loan, on the date on which it is transferred to the trust, is free and clear of all security interests, liens, charges and encumbrances and no offsets, defenses or counterclaims with respect thereto have been asserted or threatened;

   o the information provided with respect to the student loans is true and correct as of the cut-off date; and

   o each student loan, at the time it was originated, complied and, at the closing date, complies in all material respects with applicable federal and state laws (including, without limitation, the Act) and applicable restrictions imposed by FFELP or any Guarantee Agreement.

   Unless otherwise provided in the related prospectus supplement, following the discovery by or notice to the seller of a breach of any representation or warranty with respect to any student loan that materially and adversely affects the interests of the related noteholders in the student loan (it being understood that any breach that does not affect any Guarantor's obligation to guarantee payment of the student loan will not be considered to have a material adverse effect), the seller will, unless the breach is cured within 60 days, repurchase the student loan from the related eligible lender trustee, as of the first day following the end of the 60-day period that is the last day of a Collection Period, at a price equal to the unpaid principal balance owed by the applicable borrower plus accrued interest thereon to the day of repurchase (the "Purchase Amount"). Alternatively, the seller may, at its option, remit all or a portion of the Purchase Amount by substituting into the related trust a student loan that meets criteria set forth in the related loan sale agreement for the student loan as to which the breach has occurred. In addition, the seller will reimburse the related Trust for any accrued interest amounts that a Guarantor refuses to pay pursuant to its Guarantee Agreement, or for any Interest Subsidy Payments and Special Allowance Payments that are lost or that must be repaid to the Department with respect to a student loan as a result of a breach of any representation or warranty by the seller.

The repurchase, substitution and reimbursement obligations of the seller will constitute the sole remedy available to or on behalf of a trust and the related noteholders for any uncured breach. The seller's repurchase and reimbursement obligations are contractual obligations pursuant to a loan sale agreement that may be enforced against the seller, but the breach of which will not constitute an Event of Default.

   To assure uniform quality in servicing and to reduce administrative costs, the servicer will be appointed custodian of the promissory notes representing the student loans and any other related documents by the related eligible lender trustee on behalf of each trust. The seller's and the servicer's records and computer systems will reflect the sale and assignment by the seller of the student loans to the related eligible lender trustee on behalf of the related trust, and Uniform Commercial Code financing statements reflecting the sale and assignment will be filed by the administrator.

ADDITIONAL FUNDINGS

   In the case of a trust having a Prefunding Account or a Collateral Reinvestment Account, the trust will use funds on deposit in the account from time to time during the related Funding Period or Revolving Period, respectively, (1) to make interest payments to noteholders in lieu of collections of interest on the student loans to the extent interest is not paid currently but is capitalized and added to the principal balance of the student loans and (2) to fund the addition of student loans to the trust under the circumstances and having the characteristics described in the related prospectus supplement ("Additional Fundings"). The additional student loans may be purchased by the trust from the depositor or may be originated by the trust, if and to the extent specified in the related prospectus supplement.

   There can be no assurance that substantially all of the amounts on deposit in any Prefunding Account or Collateral Reinvestment Account will be expended during the related Funding Period or Revolving Period, respectively. If the amount initially deposited into a Prefunding Account or a Collateral Reinvestment Account for a series has not been reduced to zero by the end of the related Funding Period or Revolving Period, respectively, the amounts remaining on deposit in the Prefunding Account or Collateral Reinvestment Account will be distributed to the related noteholders in the amounts described in the related prospectus supplement.

   If and to the extent specified in the related prospectus supplement, the related trust may use distributions on the student loans, or may exchange student loans with the depositor, in order to pay for Additional Fundings after any Funding Period or Revolving Period.

ACCOUNTS

   With respect to each trust, the Administrator will establish and maintain with the applicable indenture trustee one or more accounts, in the name of the indenture trustee on behalf of the related noteholders, into which all payments made on or with respect to the related student loans will be deposited (the "Collection Account"). Any other accounts to be established with respect to a trust, including any Reserve Account, any prefunding account (the "Prefunding Account") and any collateral reinvestment account (the "Collateral Reinvestment Account"), will be described in the related prospectus supplement.

   For any series of notes, funds in the Collection Account, any Reserve Account, any Prefunding Account, any Collateral Reinvestment Account and any other accounts identified in the related prospectus supplement (collectively, the "Trust Accounts") will be invested as provided in the applicable trust indenture in Eligible Investments. "Eligible Investments" are generally limited to investments acceptable to the rating agencies as being consistent with the rating of the notes. Except as described below or in the related prospectus supplement, Eligible Investments are limited to obligations or notes that mature not later than the business day immediately preceding the next applicable payment date. However, to the extent permitted by the rating agencies, funds in any Reserve Account may be invested in notes that will not mature prior to the date of the next distribution with respect to the notes and will not be sold to meet any shortfalls. Thus, the amount of

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cash in any Reserve Account at any time may be less than the balance of the
Reserve Account. If the amount required to be withdrawn from any Reserve Account to cover shortfalls in collections on the related student loans (as provided in the related prospectus supplement) exceeds the amount of cash in the Reserve Account, a temporary shortfall in the amounts distributed to the related noteholders could result, which could, in turn, increase the average lives of the notes of the series. Except as otherwise specified in the related prospectus supplement, investment earnings on funds deposited in the Trust Accounts, net of losses and investment expenses, will be deposited in the Collection Account on each payment date and will be treated as collections of interest on the related student loans.

   Each Trust Account will be maintained as either

   o a segregated account with a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), which has either a long-term unsecured debt rating acceptable to the rating agencies or a short-term unsecured debt rating or certificate of deposit rating acceptable to the rating agencies, and whose deposits are insured by the Federal Deposit Insurance Corporation or

   o a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in the account, so long as any of the notes of the depository institution have a credit rating from each rating agency in one of its generic rating categories which signifies investment grade.

SERVICING PROCEDURES

   Under each loan servicing agreement, the servicer is responsible for servicing, and performing all other related tasks with respect to, all the student loans acquired from time to time on behalf of each trust. The servicer is required under the related loan servicing agreement to be responsible for performing all services and duties customary to the servicing of student loans including all collection practices, to do so in the same manner as the servicer has serviced student loans for parties other than the trust and to do so in compliance with, and to otherwise comply with, all standards and procedures provided for in the Act, the Guarantee Agreements and all other applicable federal and state laws. The servicer is required to maintain its eligibility as a third-party servicer under the Act.

   Without limiting the foregoing, the duties of the servicer with respect to each trust under the related loan servicing agreement include, but are not limited to, the following: collecting and depositing into the Collection Account all payments with respect to the student loans, including claiming and obtaining any Guarantee Payments, any Interest Subsidy Payments and Special Allowance Payments with respect to the student loans, responding to inquiries from borrowers under the student loans, investigating delinquencies and sending out statements and payment coupons. In addition, the servicer will keep ongoing records with respect to the student loans and collections thereon and will furnish monthly and annual statements with respect to the information to the administrator, in accordance with the servicer's customary practices with respect to the seller and as otherwise required in the related loan servicing agreement.

   The servicer may from time to time perform all or a portion of its servicing obligations under an applicable loan servicing agreement through subservicing agreements with unrelated third-party student loan servicers. The servicer expects to perform substantially all of its servicing duties through subservicers. The loan servicing agreement provides that the servicer will remain liable for its servicing duties and obligations under the loan servicing agreement as if the servicer were servicing the student loans directly.

   The loan servicing agreement provides that the servicer shall terminate all of the rights and obligations of a subservicer with respect to all student loans being serviced by it in the event of a breach by the subservicer of the subservicing agreement if the servicer reasonably considers the

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termination to be in the best interests of the noteholders. Upon termination or expiration of any subservicing agreement, the servicer agrees to take all appropriate steps to maintain adequate provisions for the administration, servicing, custody and collection of the student loans, including without limitation, the appointment of any successor subservicer, consistent with the terms of a subservicing agreement. In the event a subservicer is removed, the servicer will continue to be responsible for servicing the related student loans. In the event the servicer is terminated, the successor servicer will succeed to all of the rights and obligations of the predecessor servicer under each of the subservicing agreements, including the right to terminate the subservicer as described above. The termination of the servicer would not result in the termination of any subservicer.

PAYMENTS ON STUDENT LOANS

   With respect to each trust, the servicer will deposit into the related Collection Account, within two business days after receipt of freely available funds, all payments on student loans and all proceeds of student loans received by it during each collection period specified in the related prospectus supplement (each, a "Collection Period"). The eligible lender trustee will deposit into the Collection Account, within two business days after receipt, all Interest Subsidy Payments and all Special Allowance Payments with respect to the student loans received by it during each Collection Period.

   However, in the event that the servicer satisfies the necessary requirements, including the affirmation by the rating agencies of their ratings of the notes at the initial level, then so long as Wells Fargo Bank South Dakota, National Association is the servicer and provided that there exists no Servicer Default, the servicer and the eligible lender trustee will pay all the amounts referred to in the preceding paragraph that would otherwise be deposited into the Collection Account to the servicer, and the servicer will not be required to deposit those amounts into the Collection Account until on or before the business day immediately preceding each payment date. In that event, the servicer will deposit the aggregate Purchase Amount of Student Loans repurchased by the Seller and purchased by the servicer into the Collection Account on or before the business day preceding each payment date. Pending deposit into the Collection Account, collections may be invested by the servicer at its own risk and for its own benefit, and will not be segregated from other funds of the servicer.

SERVICER COVENANTS

   With respect to each trust, the servicer will covenant in the related loan servicing agreement that:

   o it will duly satisfy all obligations on its part to be fulfilled under or in connection with the student loans, maintain in effect all qualifications required in order to service the student loans and comply in all material respects with all requirements of law in connection with servicing the student loans, the failure to comply with which would have a materially adverse effect on the related noteholders;

   o it will not permit any rescission or cancellation of a student loan except as ordered by a court of competent jurisdiction or other government authority or as otherwise consented to by the related eligible lender trustee and the related indenture trustee;

   o it will do nothing to impair the rights of the related noteholders in the student loans; and

   o it will not reschedule, revise, defer or otherwise compromise with respect to payments due on any student loan except pursuant to any applicable deferral or forbearance periods or otherwise in accordance with its guidelines for servicing student loans in general and those of the seller in particular and any applicable FFELP or Guarantor requirements.

   Under the terms of each loan servicing agreement, unless otherwise specified in the related prospectus supplement, if the administrator or the servicer discovers, or receives written notice, that any covenant of the servicer set forth above has not been complied with in all material respects and the noncompliance has not been cured within 60 days thereafter and has a materially adverse effect on the interest of the related noteholders in any student loan, unless the breach is cured or unless the seller is otherwise required to purchase the related student loan as a result of a breach of the seller's warranties in the related loan sale agreement, the servicer will arrange for the purchase of the student loan as of the first day following the end of the 60-day period that is the last day of a Collection Period. In that event, the servicer will arrange to be deposited into the Collection Account an amount equal to the Purchase Amount of the student loan and the related trust's interest in any purchased student loan will be automatically assigned to the servicer or its designee. Upon the assignment, the servicer or its designee will be entitled to all payments made on the student loan. In addition, if so specified in the related prospectus supplement, the servicer will reimburse the related trust for any accrued interest amounts that a Guarantor refuses to pay pursuant to its Guarantee Agreement, or for any prior Interest Subsidy Payments and Special Allowance Payments that are lost or that must be repaid to the Department with respect to a student loan, as a result of a breach of any covenant of the servicer.

SERVICER COMPENSATION

   Unless otherwise specified in the related prospectus supplement with respect to any trust, the servicer will be entitled to receive the servicing fee for each Collection Period at the specified percentage per annum set forth in the related prospectus supplement of the average Pool Balance for the related Collection Period together with any other administrative fees and similar charges specified in the related prospectus supplement, as compensation for performing the functions as servicer for the related trust described above. The servicing fee (together with any portion of the servicing fee that remains unpaid from prior payment dates) will be paid prior to any payment in respect of the related notes, as specified in the applicable prospectus supplement.

   The servicing fee will compensate the servicer for performing the functions of a third-party servicer of student loans as an agent for their beneficial owner, including collecting and posting all payments, responding to inquiries of borrowers on the student loans, investigating delinquencies, pursuing, filing and directing the payment of any Guarantee Payments, Interest Subsidy Payments or Special Allowance Payments, accounting for collections and furnishing periodic accounting reports to the administrator.

DISTRIBUTIONS

   With respect to each series of notes, beginning on the payment date specified in the related prospectus supplement, distributions of principal and interest on each class of the notes entitled thereto will be made by the indenture trustee to the noteholders of the series. The timing, calculation, allocation, order, source, priorities of and requirements for all payments to each class of noteholders of the series will be set forth in the related prospectus supplement.

   With respect to each trust, collections on the related student loans will be distributed from the Collection Account on each payment date to noteholders to the extent provided in the related prospectus supplement. Credit and cash flow enhancement, including a Reserve Account, will be available to cover any shortfalls in the amount available for distribution to the extent specified in the related prospectus supplement. As more fully described in the related prospectus supplement, and unless otherwise specified in the related prospectus supplement, distributions in respect of principal and/or interest of a class of notes of a given series will be subordinate to distributions in respect of interest on one or more other classes of the series.

CREDIT AND CASH FLOW ENHANCEMENT

   The amounts and types of credit enhancement arrangements and the provider thereof, if applicable, with respect to each class of notes of a given series, if any, will be set forth in the related prospectus supplement. If and to the extent provided in the related prospectus supplement, credit enhancement may be in the form of subordination of one or more classes of notes, Reserve Accounts, over-collateralization, letters of credit, credit or liquidity facilities, surety bonds, guaranteed investment contracts, repurchase obligations, interest rate swaps, interest rate caps, interest rate floors, currency swaps, other agreements with respect to third party payments or other support, cash deposits or other arrangements described in the related prospectus supplement or any combination of two or more of the foregoing. If specified in the applicable prospectus supplement, credit enhancement for a class of notes may cover one or more other classes of notes of the same series, and credit enhancement for a series of notes may cover one or more other series of notes.

   The presence of a Reserve Account and other forms of credit enhancement for the benefit of any class or series of notes is intended to enhance the likelihood of receipt by the noteholders of the class or series of the full amount of principal and interest due thereon and to decrease the likelihood that the noteholders will experience losses. Unless otherwise specified in the related prospectus supplement, the credit enhancement for a class or series of notes will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance and interest thereon. If losses occur which exceed the amount covered by any credit enhancement or which are not covered by any credit enhancement, noteholders of any class or series will bear their allocable share of deficiencies, as described in the related prospectus supplement. In addition, if a form of credit enhancement covers more than one series of notes, noteholders of any series will be subject to the risk that the credit enhancement will be exhausted by the claims of noteholders of other series.

   If so provided in the related prospectus supplement, pursuant to the related loan sale agreement, the depositor will establish for a series or class of notes an account, as specified in the related prospectus supplement (the "Reserve Account"), which will be maintained in the name of the applicable indenture trustee. Unless otherwise provided in the related prospectus supplement, the Reserve Account will be funded by an initial deposit by the depositor on the closing date in the amount set forth in the related prospectus supplement. As further described in the related prospectus supplement, the amount on deposit in the Reserve Account will be increased on each payment date thereafter up to the Specified Reserve Account Balance (as defined in the related prospectus supplement) by the deposit in the Reserve Account of the amount of collections on the related student loans remaining on each payment date after the payment of all other required payments and distributions on the date. Amounts in the Reserve Account will be available to cover shortfalls in amounts due to the holders of those classes of notes specified in the related prospectus supplement in the manner and under the circumstances specified in the related prospectus supplement. The related prospectus supplement will also specify to whom and the manner and circumstances under which amounts on deposit in the Reserve Account (after giving effect to all other required distributions to be made by the applicable trust) in excess of the Specified Reserve Account Balance (as defined in the related prospectus supplement) will be distributed.

STATEMENTS TO INDENTURE TRUSTEE AND TRUST

   Prior to each payment date with respect to each series of notes, the administrator will prepare and provide to the related indenture trustee and the related eligible lender trustee as of the close of business on the last day of the preceding Collection Period a statement, which will include the following information (and any other information so specified in the related prospectus supplement) with respect to the payment date or the preceding Collection Period as to the notes of the series, to the extent applicable:

   (1) the amount of the distribution allocable to principal of each class of the notes;

   (2) the amount of the distribution allocable to interest on each class of the notes, together with the interest rates applicable with respect thereto;

   (3) the Pool Balance as of the close of business on the last day of the preceding Collection Period; (4) the aggregate outstanding principal amount and the Pool Factor of each class of the notes as of the payment date, each after giving effect to payments allocated to principal reported under clause (1) above;

   (4) the amount of the servicing fee and the administration fee paid to the servicer and the administrator, respectively, with respect to the Collection Period;

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
   (5) the interest rate for the next period for any class of notes of the series with variable or adjustable rates;

   (6) the amount of the aggregate realized losses, if any, for the Collection Period;

   (7)      the Noteholders' Interest Carryover Shortfall and the
            Noteholders' Principal Carryover Shortfall (each as defined in the related prospectus supplement), if any, in each case as applicable to each class of notes, and the change in the amounts from the preceding statement;

   (8) the aggregate Purchase Amounts for student loans, if any, that were repurchased in the Collection Period;

   (9) the balance of the Reserve Account (if any) on the payment date, after giving effect to changes in the Reserve Account on the payment date;

   (10) for each date during the Funding Period (if any), the remaining Prefunding Amount or, for each date during the Revolving Period (if any), the amount on deposit in the Collateral Reinvestment Account; and

   (11) the principal balance and number of student loans conveyed to or originated by the trust during the Collection Period.

   Each amount set forth pursuant to subclauses (1), (2), (5) and (8) with respect to the notes of any series will be expressed as a dollar amount per $1,000 of the initial principal amount of the notes.

EVIDENCE AS TO COMPLIANCE

   Each loan servicing agreement will provide that a firm of independent public accountants will furnish to the related trust and indenture trustee annually a statement (based on the examination of documents and records and on the accounting and auditing procedures considered appropriate under the circumstances) as to compliance by the servicer during the preceding twelve months (or, in the case of the first certificate, the period from the applicable closing date) with all applicable standards under the loan servicing agreement relating to the servicing of student loans, the servicer's accounting records and computer files with respect thereto and other matters.

   Each loan servicing agreement will also provide for delivery to the related trust and indenture trustee, concurrently with the delivery of each statement of compliance referred to above, of a certificate signed by an officer of the servicer stating that, to his knowledge, the servicer has fulfilled its obligations under the loan servicing agreement throughout the preceding twelve months (or, in the case of the first certificate, the period from the applicable closing date) or, if there has been a default in the fulfillment of any obligation, describing each default. The servicer has agreed to give the administrator, the related indenture trustee and eligible lender trustee notice of Servicer Defaults under the loan servicing agreement.

   Copies of the statements and certificates may be obtained by noteholders by a request in writing addressed to the indenture trustee.

MATTERS REGARDING THE SERVICER

   Each loan servicing agreement will provide that the servicer may not resign from its obligations and duties as servicer thereunder, except upon determination that the servicer's performance of the duties is no longer permissible under applicable law. No resignation will become effective until the related indenture trustee or a successor servicer has assumed the servicer's servicing obligations and duties under the loan servicing agreement.

   Each loan servicing agreement will further provide that neither the servicer nor any of its directors, officers, employees or agents will be under any liability to the related trust or the related noteholders for taking any action or for refraining from taking any action pursuant to the related loan servicing agreement, or for errors in judgment; provided, however, that, unless otherwise limited in the related prospectus supplement, neither the servicer nor any person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of the servicer's duties thereunder or by reason of reckless disregard of its obligations and duties thereunder. In addition, each loan servicing agreement will provide that the servicer is under no obligation to appear in, prosecute, or defend any legal action that is not incidental to its servicing responsibilities under the loan servicing agreement and that, in its opinion, may cause it to incur any expense or liability. Each loan servicing agreement will, however, provide that the servicer may undertake any reasonable action that it deems necessary or desirable in respect of the loan servicing agreement and the interests of the noteholders.

   Under the circumstances specified in each loan servicing agreement, any entity into which the servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the servicer is a party, or any entity succeeding to the business of the servicer, which corporation or other entity in each of the foregoing cases assumes the obligations of the servicer, will be the successor of the servicer under the loan servicing agreement.

SERVICER DEFAULT

   Except as otherwise provided in the related prospectus supplement, "Servicer Default" under each loan servicing agreement will occur in the event of:

   o any failure by the servicer to deliver to the indenture trustee for deposit in any of the Trust Accounts any required payment, which failure continues unremedied for three business days after written notice from the indenture trustee or the related eligible lender trustee is received by the servicer or after discovery by the servicer,

   o any failure by the servicer to observe or perform in any material respect any other covenant or agreement of the servicer under the related loan servicing agreement,

   o any limitation, suspension or termination by the Secretary of the servicer's eligibility to service student loans which materially and adversely affects its ability to service the student loans in the related trust, or

   o the servicer becoming insolvent based on the criteria set forth in the loan servicing agreement.

RIGHTS UPON SERVICER DEFAULT

   Unless otherwise specified in the related prospectus supplement, as long as a Servicer Default under a loan servicing agreement remains unremedied, the related indenture trustee, or holders of notes of the related series evidencing not less than 75% in principal amount of the then outstanding notes, may terminate all the rights and obligations of the servicer under the loan servicing agreement, whereupon a successor servicer appointed by the related indenture trustee or the indenture trustee will succeed to all the responsibilities, duties and liabilities of the servicer under the loan servicing agreement, and will be entitled to similar compensation arrangements. If, however, a bankruptcy trustee or similar official has been appointed for the servicer, and no Servicer Default other than the appointment has occurred, the trustee or official may have the power to prevent the indenture trustee or the noteholders from effecting a transfer. In the event that the indenture trustee is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a successor whose regular business includes the servicing of student loans. The indenture trustee may make the arrangements for compensation to be paid, which in no event may be greater than the servicing compensation to the servicer under the loan servicing agreement, unless the compensation arrangements will not result in a downgrading of the notes by any rating agency. In the event a Servicer Default occurs and is continuing, the indenture trustee or the noteholders, as described above, may remove the servicer, without the consent of the related eligible lender trustee. Moreover, only the indenture trustee or the noteholders, and not the eligible lender trustee, have the ability to remove the servicer if a Servicer Default occurs and is continuing.

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WAIVER OF PAST DEFAULTS

   With respect to each trust, unless otherwise specified in the related prospectus supplement, the holders of notes evidencing at least a majority in principal amount of the then outstanding notes, in the case of any Servicer Default which does not adversely affect the indenture trustee or the noteholders of the related series, may, on behalf of all the noteholders, waive any default by the servicer in the performance of its obligations under the related loan servicing agreement and its consequences, except a default in making any required deposits to or payments from any of the Trust Accounts in accordance with the loan servicing agreement. Therefore, the noteholders have the ability, except as noted above, to waive defaults by the servicer. No waiver will impair the noteholders' rights with respect to subsequent defaults.

AMENDMENT

   Unless otherwise provided in the related prospectus supplement, each of the Transfer and Servicing Agreements may be amended by the parties thereto, without the consent of the related noteholders, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Transfer and Servicing Agreements or of modifying in any manner the rights of the noteholders; provided that the action will not, in the opinion of counsel satisfactory to the related indenture trustee and eligible lender trustee, materially and adversely affect the interest of any noteholder. Unless otherwise provided in the related prospectus supplement, each of the Transfer and Servicing Agreements may also be amended by the depositor, the administrator, the servicer, the related eligible lender trustee and the related indenture trustee, as applicable, with the consent of the holders of notes of the related series evidencing at least a majority in principal amount of the then outstanding notes for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Transfer and Servicing Agreements or of modifying in any manner the rights of the noteholders; provided, however, that no amendment may (1) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments (including any Guarantee Payments) with respect to the student loans or distributions that are required to be made for the benefit of the noteholders, or (2) reduce the aforesaid percentage of the notes which are required to consent to any amendment, without the consent of the holders of all the outstanding notes.

PAYMENT OF NOTES

   Upon the payment in full of all outstanding notes of a given series and the satisfaction and discharge of the related indenture, the eligible lender trustee will succeed to all the rights of the indenture trustee, under the related loan servicing agreement, except as otherwise provided in the related loan servicing agreement.

TERMINATION

   With respect to each trust, the obligations of the related depositor, the seller, the servicer, the administrator, the related eligible lender trustee and the related indenture trustee pursuant to the related Transfer and Servicing Agreements will terminate upon (1) the maturity or other liquidation of the last related student loan and the disposition of any amount received upon liquidation of any remaining student loans and (2) the payment to the noteholders of the related series of all amounts required to be paid to them pursuant to the Transfer and Servicing Agreements.

   Optional Redemption. If so specified in the related prospectus supplement, in order to avoid excessive administrative expense, the servicer or another party will be permitted at its option to purchase from the related eligible lender trustee, as of the end of any Collection Period immediately preceding a payment date, if the then outstanding Pool Balance is a percentage specified in the related prospectus supplement (not to exceed 30%) of the Pool Balance as of the applicable cut-off date, all remaining related student loans at a price equal to the aggregate Purchase Amounts thereof as of the end of the Collection Period, which amounts will be used concurrently to retire the related notes.

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Upon termination of a trust, as more fully described in the related prospectus supplement, all right, title and interest in the student loans and other funds of the trust, after giving effect to any final distributions to noteholders of the related series therefrom, will be conveyed and transferred to the related depositor or other party.

   Auction of Student Loans. If so provided in the related prospectus supplement, all remaining student loans held by a trust will be offered for sale by the indenture trustee on any payment date occurring on or after a date specified in the prospectus supplement. Unrelated third parties may offer bids for the student loans. Neither the seller nor its affiliates (including the depositor) may bid for the student loans. The indenture trustee will accept the highest bid equal to or in excess of the aggregate Purchase Amounts of the student loans as of the end of the Collection Period immediately preceding the related payment date. The proceeds of the sale will be used to redeem all related notes.

ADMINISTRATION AGREEMENT

   The Bank or an affiliate named in the related prospectus supplement, in its capacity as administrator, will enter into an administration agreement with each trust and the related indenture trustee pursuant to which the administrator will agree, to the extent provided in the administration agreement, to provide the notices and to perform other administrative obligations required by the related indenture, the related trust agreement, the related loan sale agreement and the related loan servicing agreement. Unless otherwise specified in the related prospectus supplement with respect to any trust, as compensation for the performance of the administrator's obligations under the applicable administration agreement and as reimbursement for its expenses related thereto, the administrator will be entitled to an administration fee as specified in the related prospectus supplement.

   Except as otherwise provided in the related prospectus supplement, an "Administrator Default" will occur under an administration agreement in the event of:

   o a failure by the administrator to direct the indenture trustee to make any required distributions from any of the Trust Accounts, which failure continues unremedied for three business days after written notice from the indenture trustee or the eligible lender trustee of the failure,

   o any failure by the administrator to observe or perform in any material respect any other covenant or agreement of the administrator in the administration agreement or

   o an insolvency event specified in the administration agreement occurs with respect to the administrator.

   Unless otherwise specified in the related prospectus supplement, the procedures for terminating the rights and obligations of the administrator and appointing a successor administrator following the occurrence of an Administrator Default under the administration agreement and for waiving defaults by the administrator under the administration agreement will be identical to those for replacing the servicer and appointing a successor servicer following the occurrence of a Servicer Default under the loan servicing agreement and for waiving defaults by the servicer under the loan servicing agreement, except that the procedures will apply to the administrator and the administration agreement rather than the servicer and the loan servicing agreement.

                      LEGAL ASPECTS OF THE STUDENT LOANS

TRANSFER OF STUDENT LOANS

   Each of the seller and the depositor intends that the transfer of the student loans by the seller to the related eligible lender trustee on the depositor's behalf and then to the eligible lender trustee on behalf of each trust will constitute a valid sale and assignment of the student loans. Notwithstanding the foregoing, if the transfer of the student loans is deemed to be an assignment of collateral as security for the benefit of a trust, a security interest in the student loans may, pursuant to the provisions of 20 U.S.C. Section Section . 1087-2(d)(3), be perfected either through the taking of possession of the

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loans or by the filing of notice of the security interest in the manner provided by the applicable Uniform Commercial Code ("UCC") for perfection of security interests in accounts. A financing statement or statements covering the student loans will be filed under the UCC to protect the interest of the eligible lender trustee in the event the transfer by the seller is deemed to be an assignment of collateral as security for the benefit of the trust.

   If the transfer of the student loans is deemed to be an assignment as security for the benefit of a trust, there are limited circumstances under the UCC in which prior or subsequent transferees of student loans coming into existence after the closing date could have an interest in the student loans with priority over the related eligible lender trustee's interest. A tax or other government lien on property of the seller arising prior to the time a student loan comes into existence may also have priority over the interest of the related eligible lender trustee in the student loan. Under the related loan sale agreement, however, the seller will warrant that it has caused the student loans to be transferred to the related eligible lender trustee on behalf of a trust free and clear of the lien of any third party. In addition, the seller will covenant that it will not sell, pledge, assign, transfer or grant any lien on any student loan held by a trust (or any interest in any student loan held by a trust) other than to the related eligible lender trustee on behalf of a trust, except as provided below.

   Pursuant to each loan servicing agreement, the servicer as custodian on behalf of the related trust will have custody of the promissory notes evidencing the student loans following the sale of the student loans to the related eligible lender trustee. Although the accounts and computer records of the seller and servicer will be marked to indicate the sale and although the seller will cause UCC financing statements to be filed with the appropriate authorities, the student loans will not be physically segregated, stamped or otherwise marked to indicate that the student loans have been sold to the eligible lender trustee. If, through inadvertence or otherwise, any of the student loans were sold to another party, or a security interest in any student loan were granted to another party, that purchased (or took the security interest in) any of the student loans in the ordinary course of its business and took possession of the student loans, then the purchaser (or secured party) might acquire an interest in the student loans superior to the interest of the eligible lender trustee if the purchaser (or secured party) acquired (or took a security interest in) the student loans for new value and without actual knowledge of the related eligible lender trustee's interest. See "Description of the Transfer and Servicing Agreements--Sale of Student Loans; Representations and Warranties".

   With respect to each trust, in the event of a Servicer Default resulting solely from specified events of insolvency or bankruptcy that may occur with respect to the seller or the servicer, a court, trustee-in-bankruptcy, conservator, receiver or liquidator may have the power to prevent either the related indenture trustee or noteholders of the related series from appointing a successor servicer. See "Description of the Transfer and Servicing Agreements--Rights upon Servicer Default".

CONSUMER PROTECTION LAWS

   Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon lenders and servicers involved in consumer finance. Also, some state laws impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon lenders who fail to comply with their provisions. These requirements are generally inapplicable to student loans, but a trust may be liable for violations of consumer protection laws that may apply to the student loans, either as assignee or as the party directly responsible for obligations arising after the transfer. For a discussion of a trust's rights if the student loans were not originated or serviced in compliance in all material respects with applicable laws, see "Description of the Transfer and Servicing Agreements--Sale of Student Loans; Representations and Warranties" and "--Servicer Covenants".

    LOAN ORIGINATION AND SERVICING PROCEDURES APPLICABLE TO STUDENT LOANS

   The Act, including the implementing regulations thereunder, imposes specified requirements, guidelines and procedures with respect to originating and servicing student loans. Generally, those

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procedures require that completed loan applications be processed, a determination of whether an applicant is an eligible borrower under applicable standards be made, the borrower's responsibilities under the loan be explained to him or her, the promissory note evidencing the loan be executed by the borrower and then that the loan proceeds be disbursed in a specified manner by the lender. After the loan is made, the lender must establish repayment terms with the borrower, properly administer deferrals and forbearances and credit the borrower for payments made thereon. If a borrower becomes delinquent in repaying a loan, a lender or a servicing agent must perform collection procedures (primarily telephone calls and collection letters) which vary depending upon the length of time a loan is delinquent. The servicer has agreed pursuant to the related loan servicing agreement to perform collection and servicing procedures on behalf of the related trust. However, failure to follow these procedures or failure of the originator of the loan to follow procedures relating to the origination of any student loans could result in adverse consequences. Any failure could result in the Department's refusal to make reinsurance payments to the Federal Guarantors or to make Interest Subsidy Payments and Special Allowance Payments to the eligible lender trustee with respect to the student loans or in the Federal Guarantors' refusal to honor their Guarantee Agreements with the eligible lender trustee with respect to the student loans. Failure of the Federal Guarantors to receive reinsurance payments from the Department could adversely affect the Federal Guarantors' ability or legal obligation to make Guarantee Payments to the related eligible lender trustee with respect to the student loans.

   Loss of any Guarantee Payments, Interest Subsidy Payments or Special Allowance Payments could adversely affect the amount of available funds on any payment date and the related trust's ability to pay principal and interest on the notes of the related series. Under specified circumstances, unless otherwise specified in the related prospectus supplement, the related trust has the right, pursuant to the related loan sale agreement and loan servicing agreement, to cause the seller to repurchase any student loan, or to cause the servicer to arrange for the purchase of any student loan, if a breach of the representations, warranties or covenants of the seller or the servicer, as the case may be, with respect to the student loan has a material adverse effect on the interest of the trust in the student loan and the breach is not cured within any applicable cure period. See "Description of the Transfer and Servicing Agreements--Sale of Student Loans; Representations and Warranties" and "--Servicer Covenants". The failure of the seller to so purchase, or of the servicer to arrange for the purchase of, a student loan, if so required, would constitute a breach of the related loan sale agreement and loan servicing agreement, enforceable by the related eligible lender trustee on behalf of the related trust or by the related indenture trustee on behalf of the noteholders of the related series, but would not constitute an Event of Default under the indenture.

STUDENT LOANS GENERALLY NOT SUBJECT TO DISCHARGE IN BANKRUPTCY

   Student loans are generally not dischargeable by a borrower in bankruptcy pursuant to the U.S. Bankruptcy Code, unless excepting the debt from discharge will impose an undue hardship on the debtor and the debtor's dependents.

                       FEDERAL INCOME TAX CONSEQUENCES

   The following is, in the opinion of Sidley Austin Brown & Wood LLP, a summary of all material federal income tax consequences of the purchase, ownership and disposition of the notes. This summary does not purport to deal with federal income tax consequences applicable to all categories of holders, some of which may be subject to special rules. For example, it does not discuss the tax treatment of noteholders that are insurance companies, regulated investment companies or dealers in notes. Moreover, there are no cases or Internal Revenue Service rulings on similar transactions involving debt and/or equity interests issued by a trust with terms similar to those of the notes. As a result, the IRS may disagree with all or a part of the discussion below. Prospective investors are urged to consult their own tax advisors in determining the federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the notes.

   The following summary is based upon current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury regulations promulgated thereunder and judicial or ruling

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
authority, all of which are subject to change, which change may be retroactive. Each trust will be provided with an opinion of Federal Tax Counsel regarding federal income tax matters discussed below. An opinion of counsel, however, is not binding on the IRS or the courts. No ruling on any of the issues discussed below will be sought from the IRS. For purposes of the following summary, references to the trust, the notes and related terms, parties and documents shall be deemed to refer, unless otherwise specified in this prospectus, to each trust and the notes and related terms, parties and documents applicable to the trust. EACH PROSPECTIVE INVESTOR SHOULD CONSULT WITH ITS TAX ADVISOR AS TO THE FEDERAL, STATE, LOCAL, FOREIGN AND ANY OTHER TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES SPECIFIC TO THE PROSPECTIVE INVESTOR.

TAX CHARACTERIZATION OF THE TRUST

   Any party that retains or acquires 100% of the equity interests of the trust agrees by this retention or acquisition to disregard the trust as an entity separate from such sole equity holder. Sidley Austin Brown & Wood LLP will deliver its opinion that a trust which issues one or more classes of notes to investors and all the equity interests of which are retained by the related depositor or an affiliate thereof will not be a separate entity that is an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes, assuming that the terms of the trust agreement and related documents will be complied with so that, among other things, no election will be made to treat the trust as a corporation for federal income tax purposes.

   Absent the election to be treated as a corporation for federal income tax purposes, Treasury regulations provide that for federal income tax purposes the trust will be disregarded as an entity separate from the sole holder of the equity interests in the trust.

TAX CONSEQUENCES TO HOLDERS OF THE NOTES

   Treatment of the Notes as Indebtedness. The depositor will agree, and the noteholders will agree by their purchase of notes, to treat the notes as debt for federal income tax purposes. Sidley Austin Brown & Wood LLP will, except as otherwise provided in the related prospectus supplement, deliver an opinion to the trust that the notes will be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the notes is correct.

   Possible Alternative Treatments of the Notes. If, contrary to the opinion of counsel, the IRS successfully asserted that one or more classes of notes did not represent debt for federal income tax purposes, the class or classes of notes might be treated as equity interests in the trust. If so treated, the trust could, in the view of Sidley Austin Brown & Wood LLP, be treated as a publicly traded partnership that would be taxable as a corporation. In this case, the entity would be subject to federal income taxes at corporate tax rates on its taxable income generated by student loans. An entity-level tax could result in reduced distribution to noteholders and noteholders could be liable for a share of the tax.

   Furthermore, even if the trust were not taxable as a corporation, the treatment of notes as equity interests in a partnership could have adverse tax consequences to holders of the notes. For example, income from classes of notes to tax-exempt entities (including pension funds) might be "unrelated business taxable income", income to foreign holders may be subject to U.S. withholding tax and U.S. tax return filing requirements, and individual holders might be subject to limitations on their ability to deduct their share of trust expenses.

   Original Issue Discount. The discussion below assumes that all payments on the notes are denominated in U.S. dollars, that the interest formula for the notes meets the requirements for "qualified stated interest" under Treasury regulations (the "OID Regulations") relating to original issue discount ("OID"), and that any OID on the notes (i.e., any excess of the stated redemption price at maturity of the notes, generally the principal amount of the notes, over their issue price) is less than a de minimis amount (i.e., 0.25% of their principal amount multiplied by the weighted number of full years included in their term), all within the meaning of the OID regulations. If these

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
conditions are not satisfied with respect to any given series of notes, additional tax considerations with respect to the notes will be disclosed in the related prospectus supplement. The OID Regulations do not address their application to debt instruments including the notes that are subject to prepayment based on the prepayment of other debt instruments. The legislative history of the OID provisions of the Code provides, however, that the calculation and accrual of OID should be based on the prepayment assumption used by the parties in pricing the transaction. In the event that any of the notes are issued with OID, the prepayment assumption will be set forth in the related prospectus supplement. Furthermore, although premium amortization and accrued market discount on debt instruments including the notes, which are subject to prepayment based on the payments on other debt instruments, are to be determined under regulations yet to be issued, the legislative history of these Code provisions provides that the same prepayment assumption used to calculate OID, whether or not the debt instrument is issued with OID, should be used.

   Interest Income on the Notes. Based on the above assumptions, except as discussed in the following paragraph, the notes will not be considered issued with OID. The stated interest thereon will be taxable to a noteholder as ordinary interest income when received or accrued in accordance with the noteholder's method of tax accounting. Under the OID Regulations, a holder of a note that was issued with a de minimis amount of OID must include the OID in income, on a pro rata basis, as principal payments are made on the note. Alternatively, a noteholder may elect to accrue all interest, discount (including de minimis market discount or OID) and premium in income as interest, based on a constant yield method. If an election were made with respect to a note with market discount, the noteholder would be deemed to have made an election to include in income currently market discount with respect to all debt instruments having market discount that the noteholder acquires during the year of the election and thereafter. Similarly, a noteholder that makes this election for a note that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the noteholder owns at the beginning of the first taxable year to which the election applies or acquires thereafter. The election to accrue interest, discount and premium under a constant yield method with respect to a note is irrevocable. A purchaser who buys a note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

   Qualified Stated Interest, which is taxable in accordance with the holder's method of accounting, is interest that is unconditionally payable (i.e., payments can be compelled or the debt instrument provides terms and conditions that make the likelihood of late payment or nonpayment remote) at least annually at a single fixed rate (or certain variable rates). The depositor intends to treat the interest paid on the notes as Qualified Stated Interest.

   A holder of a note that has a fixed maturity date of not more than one year from the issue date of the note (each, a "Short-Term Note") may be subject to special rules. An accrual basis holder of a Short-Term Note (and specified cash method holders, including regulated investment companies, banks and notes dealers, as set forth in Section 1281 of the Code) generally will be required to report interest income as interest accrues on a ratable basis over the term of each interest period or, at the election of the holder, on a constant yield basis. Cash basis holders of a Short-Term Note will, in general, be required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the Short-Term Note). However, a cash basis holder of a Short-Term Note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note until the taxable disposition of the Short-Term Note. A cash basis taxpayer may elect under Section 1282 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the Short-Term Note in income as it accrues, and would not be subject to the interest expense deferral rule referred to in the preceding sentence. Special rules apply if a Short-Term Note is purchased for more or less than its principal amount.

   Sale or Other Disposition. If a noteholder sells a note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the note. The adjusted tax basis of a note to a particular noteholder will equal the holder's

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
cost for the note, increased by any market discount, acquisition discount, OID and gain previously included by the noteholder in income with respect to the note and decreased by the amount of bond premium (if any) previously amortized and by the amount of principal payments previously received by the noteholder with respect to the note. Any gain or loss will be capital gain or loss if the note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Any gain or loss would be long-term capital gain or loss if the noteholder's holding period exceeded one year. Capital losses generally may be used only to offset capital gains.

   Foreign Holders. Interest paid (or accrued) to a noteholder who is a nonresident alien, foreign corporation or other person that is not a United States person as the term is defined in the Code and the Treasury regulations thereunder (a "foreign person") generally will be considered "portfolio interest". Interest paid or accrued to a foreign person that is an individual or corporation for federal income tax purposes generally will not be subject to United States federal income tax and withholding tax, provided, that:

   o the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person

   o the foreign person is not actually or constructively a "10 percent shareholder" of the trust or the depositor (including a holder of 10% of the outstanding equity interests in the trust) or a "controlled foreign corporation" with respect to which the trust or the depositor is a "related person" within the meaning of the Code, and

   o the foreign person provides the trustee or other person who is otherwise required to withhold U.S. tax with respect to the notes with an appropriate statement (on IRS Form W-8 BEN or a similar form), signed under penalty of perjury, certifying that the beneficial owner of the note is a foreign person and providing the foreign person's name and address.

   If a note is held through a clearing organization or specified other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by an IRS Form W-8 BEN or substitute form provided by the foreign person that owns the note. A non-U.S. Holder that is not an individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding the notes on its own behalf may have substantially increased reporting requirements. In particular, in the case of notes held by a foreign partnership (or foreign trust), the partnership (or trust) will be required to provide the certification from each of its partners (or beneficiaries), and the partnership (or trust) will be required to provide certain additional information. If the interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable tax treaty.

   Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a foreign person generally will be exempt from United States federal income and withholding tax, provided that (1) the gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (2) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

   If the interest, gain or income on a note held by a foreign person is effectively connected with the conduct of a trade or business in the United States by the foreign person (although exempt from the withholding tax previously discussed if the holder provides an appropriate statement), the holder generally will be subject to United States federal income tax on the interest, gain or income at regular federal income tax rates. In addition, if the foreign person is a foreign corporation, it may be subject to a branch profits tax equal to 30% of its "effectively connected earnings and profits" within the meaning of the Code for the taxable year, as adjusted for specified items, unless it qualifies for a lower rate under an applicable tax treaty (as modified by the branch profits tax rules).

   Backup Withholding. Each holder of a note (other than an exempt holder including a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement

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
account or nonresident alien who provides certification as to status as a nonresident) will be required to provide, under penalty of perjury, a certificate setting forth the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt noteholder fail to provide the required certification, the related trust will be required to withhold on the amount otherwise payable to the holder and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

RECENT LEGISLATION

   Sections 860H through 860L to the Code (the "FASIT Provisions") provide for a new type of entity for federal income tax purposes known as a "financial asset securitization investment trust" (a "FASIT"). The legislation providing for the new FASIT entity, however, did not become effective until September 1, 1997, and many technical issues are to be addressed in Treasury regulations yet to be finalized. In general, the FASIT legislation enables trusts including the trust to elect to be treated as a pass-through entity not subject to federal entity-level income tax (except with respect to prohibited transactions) and to issue securities that would be treated as debt for federal income tax purposes. Proposed Treasury regulations pertaining to FASITs were published in the Federal Register on February 7, 2000. With the exception of rules relating to anti-abuse and governing transitional entities, the proposed FASIT regulations will not be binding until those regulations are filed as final regulations with the Federal Register. The anti-abuse rule contained in the proposed FASIT regulations would permit the Commissioner to disregard a FASIT election, reallocate items of income, deductions and credits, recharacterize regular interests, and redesignate the holder of the ownership interest if the principal purpose of forming or using the FASIT was to achieve a tax result inconsistent with the underlying purpose of the FASIT provisions. The effective date of the anti-abuse rule and the provisions governing transition entities is February 4, 2000. If a trust is intended to qualify as a FASIT for federal income tax purposes, the prospectus supplement will so indicate.

   THE FEDERAL TAX DISCUSSIONS SET FORTH ABOVE ARE INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A NOTEHOLDER'S PARTICULAR TAX SITUATION. PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF NOTES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

                             ERISA CONSIDERATIONS

   The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code impose requirements on employee benefit plans and on other retirement plans and arrangements, including individual retirement accounts and annuities and collective investment funds and separate accounts (and, as applicable, insurance company general accounts) in which the plans, accounts or arrangements are invested that are subject to the fiduciary responsibility and prohibited transaction provisions of ERISA and Section 4975 of the Code ("Plans") and on persons who are fiduciaries with respect to the Plans in connection with the investment of Plan assets. Some employee benefit plans, including governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. Accordingly, assets of the plans may be invested in notes without regard to the ERISA considerations described below, subject to the provisions of other applicable federal and state law. Any plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the exclusive benefit rule under Section 401(a)(2) of the Code and the prohibited transaction rules set forth in Section 503 of the Code.

   ERISA generally imposes on Plan fiduciaries general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. In addition, Section 406 of ERISA and Section 4975 of the Code prohibit a broad range of transactions involving assets of Plan and persons (parties

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in interest under ERISA and disqualified persons under the Code, collectively, "Parties in Interest") who have specified relationships to the Plan unless a statutory, regulatory or administrative exemption is available. Unless such an exemption is available, some Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code or a penalty imposed pursuant to
Section 502(i) of ERISA. These prohibited transactions generally are set forth in Section 406 of ERISA and Section 4975 of the Code.

   Unless otherwise specified in the related prospectus supplement, the notes of each series may be purchased by a Plan. The trust, the depositor, any underwriter, the eligible lender trustee, the indenture trustee, the servicer, the administrator, any provider of credit support or any of their affiliates may be considered to be or may become Parties in Interest with respect to specified Plans. Prohibited transactions under Section 406 of ERISA and Section 4975 of the Code may arise if a note is acquired by a Plan with respect to which the persons are Parties in Interest unless the transactions are subject to one or more statutory or administrative exemptions, including: Prohibited Transaction Class Exemption ("PTCE") 96-23, which exempts specified transactions effected on behalf of a Plan by an "in-house asset manager"; PTCE 90-1, which exempts specified transactions between insurance company separate accounts and Parties in Interest; PTCE 91-38, which exempts specified transactions between bank collective investment funds and Parties in Interest; PTCE 95-60, which exempts specified transactions between insurance company general accounts and Parties in Interest; or PTCE 84-14, which exempts specified transactions effected on behalf of a Plan by a "qualified professional asset manager". There can be no assurance that any of these class exemptions will apply with respect to any particular Plan investment in notes or, even if it were deemed to apply, that any exemption would apply to all prohibited transactions that may occur in connection with the investment. Accordingly, prior to making an investment in the notes, investing Plans should determine whether the trust, the depositor, any underwriter, the eligible lender trustee, the indenture trustee, the servicer, the Administrator, or any provider of credit support or any of their affiliates is a Party in Interest with respect to the Plan and, if so, whether the transaction constitutes a prohibited transaction or is subject to one or more statutory, regulatory or administrative exemptions.

   Any Plan fiduciary considering whether to invest in notes on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to the investment. Each Plan fiduciary also should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the notes is appropriate for the Plan, considering the overall investment policy of the Plan and the composition of the Plan's investment portfolio, as well as whether the investment is permitted under the governing Plan instruments.

   A plan fiduciary considering the purchase of notes of a given series should consult its tax and/or legal advisors regarding whether the assets of the related trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

                             PLAN OF DISTRIBUTION

   Subject to the terms and conditions set forth in one or more underwriting agreements with respect to the notes of a series, the depositor will agree to sell or cause the related trust to sell to the underwriter(s) named in the prospectus supplement, and each of the underwriters will severally agree to purchase, the principal amount of each class of notes of the related series set forth in the related underwriting agreement and in the prospectus supplement. One or more classes of a series may not be subject to an underwriting agreement. Any of these classes will be retained by the depositor or an affiliate thereof or sold in a private placement.

   In the underwriting agreement with respect to any given series of notes, the applicable underwriter(s) will agree, subject to the terms and conditions set forth in the underwriting agreement, to purchase all the notes offered by the prospectus supplement if any of those securities are

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
purchased. In the event of a default by any underwriter, each underwriting agreement will provide that, in certain circumstances, purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

   Each prospectus supplement will either:

   o set forth the price at which each class of notes being offered thereby initially will be offered to the public and any concessions that may be offered to dealers participating in the offering of the notes or

   o specify that the related notes are to be resold by the underwriter(s) in negotiated transactions at varying prices to be determined at the time of sale.

   After the initial public offering of any notes, the public offering prices and concessions may be changed.

   Each underwriting agreement will provide that the seller and the depositor will indemnify the related underwriters against specified civil liabilities, including liabilities under the Securities Act of 1933, or contribute to payments the several underwriters may be required to make in respect thereof. Each trust may invest funds in its Trust Accounts in investments permitted by the applicable indenture that are acquired from the underwriters or from the seller or any of their affiliates.

   Underwriters may engage in over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids with respect to the notes in accordance with Regulation M under the Securities Exchange Act of 1934. Over-allotment transactions involve syndicate sales in excess of the offering size, which creates a syndicate short position. The underwriters do not have an "overallotment" option to purchase additional securities in the offering, so syndicate sales in excess of the offering size will result in a naked short position. The underwriters must close out any naked short position through syndicate covering transactions in which the underwriters purchase securities in the open market to cover the syndicate short position. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the securities in the open market after pricing that would adversely affect investors who purchase in the offering. Stabilizing transactions permit bids to purchase the security so long as the stabilizing bids do not exceed a specified maximum. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction. These over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids may cause the prices of the securities to be higher than they would otherwise be in the absence of these transactions. Neither the depositor nor any of the underwriters will represent that they will engage in any of these transactions or that these transactions, once commenced, will not be discontinued without notice.

   Under each underwriting agreement, the closing of the sale of any class of notes subject to the underwriting agreement will be conditioned on the closing of the sale of all other classes of notes of that series.

   The place and time of delivery for any series of notes in respect of which this prospectus is delivered will be set forth in the accompanying prospectus supplement.

   If so specified in the related prospectus supplement, this prospectus and the accompanying prospectus supplement may be used by Wells Fargo Brokerage Services, LLC, an affiliate of the depositor and the related trust, in connection with offers and sales related to market-making transactions in the related series of notes. In that event, the related prospectus supplement will specify that Wells Fargo Brokerage Services, LLC may act as principal or agent in the market-making sales which will be made at prices related to prevailing market prices at the time of sale. Alternatively, if so specified in the related prospectus supplement, Wells Fargo Brokerage Services, LLC may act as an underwriter for the related series of notes but will not make a secondary market for the notes.

                          FORWARD-LOOKING STATEMENTS

   This prospectus includes words such as "expects," "intends," "anticipates," "estimates" and similar words and expressions. Such words and expressions are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties including, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond the control of the seller or the depositors. The forward-looking statements made in this prospectus are accurate as of the date stated on the cover of the prospectus. The depositors have no obligation to update or revise any such forward-looking statement.

                             RATINGS OF THE NOTES

   Any class of notes offered under this prospectus will be:

   o rated by at least one nationally recognized statistical rating agency or organization that initially rates the series at the request of the applicable depositor, and

   o identified in the prospectus supplement as being in one of the rating agency's four highest rating categories, which are referred to as investment grade.

   The security ratings of the notes should be evaluated independently from similar ratings on other types of securities. A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the rating agencies. The rating does not address the expected schedule of principal repayments other than to say that principal will be returned no later than the final maturity date. There is no assurance that the ratings initially assigned to any notes will not be lowered or withdrawn by the rating agency. In the event the rating initially assigned to any securities is subsequently lowered for any reason, no person or entity will be obligated to provide any credit enhancement unless otherwise specified in the related prospectus supplement.

                            REPORTS TO NOTEHOLDERS

   Unless and until notes in definitive registered form are issued, monthly and annual reports containing information concerning each trust and prepared by the servicer will be sent on behalf of the trust to Cede & Co., as nominee of DTC and the registered holder of the related global securities, pursuant to the sale and servicing agreement. These reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. The servicer does not intend to send any financial reports of Wells Fargo & Company or Wells Fargo Bank to noteholders. The servicer will file with the SEC all required annual, monthly and special SEC reports and other information about the trust.

                     WHERE YOU CAN FIND MORE INFORMATION

   The depositors have filed a registration statement with the SEC relating to the securities. This prospectus and the prospectus supplement for each series are parts of our registration statement. This prospectus does not contain, and the prospectus supplement will not contain, all of the information in our registration statement. For further information, please see our registration statement and the accompanying exhibits which we have filed with the SEC. This prospectus and any prospectus supplement may summarize contracts and/or other documents. For further information, please see the copy of the contract or other document filed as an exhibit to the registration statement. You can obtain copies of the registration statement from the SEC upon payment of the prescribed charges, or you can examine the registration statement free of charge at the SEC's offices. Reports and other information filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Regional Offices of the SEC at Seven World Trade Center, 13th Floor, New York, New York 10048; and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of the material can be obtained from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. You can obtain information on the operation of the Public Reference Section by calling 1-800-732-0330. The SEC also maintains a site on the World Wide Web at "http://www.sec.gov" at which users can view and download copies of reports, proxy and information statements and other information filed electronically through the EDGAR system.

                          INCORPORATION BY REFERENCE

   The SEC allows us to "incorporate by reference" information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that we file later with the SEC will automatically update the information in this prospectus. In all cases, you should rely on the most recently printed information rather than contradictory information included in this prospectus or the prospectus supplement. Information that will be incorporated by reference with respect to a series will be filed under the name of the trust acting as issuer of that series.

   As a recipient of this prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), at no cost, by writing us at Wells Fargo Center, MAC # N9305-173, Sixth and Marquette, Minneapolis, Minnesota 55479, Attention: Corporate Secretary or calling us at: (612) 667-2367.

                                LEGAL MATTERS

   Relevant legal matters relating to the issuance of the notes of any series will be passed upon for the depositor by Sidley Austin Brown & Wood LLP.

                           INDEX OF PRINCIPAL TERMS

                                               PAGE
                                             --------
1992 Amendments ............................    19
1993 Act ...................................    19
1998 Reauthorization Bill ..................    19
Act ........................................    18
Add-on Consolidation Loans .................    27
Additional Fundings ........................    45
Bank .......................................    14
Code .......................................    55
Collateral Reinvestment Account ............    45
Collection Account .........................    45
Collection Period ..........................    47
CP Rate ....................................    33
Deferral Period ............................    25
Definitive Notes ...........................    42
Department .................................    15
EFS ........................................    14
Eligible Investments .......................    45
ERISA ......................................    59
Event of Default ...........................    37
Excess Cashflow Rights .....................    16
FASIT ......................................    59
FASIT Provisions ...........................    59
Federal Consolidation Loan .................    27
Federal Guarantor ..........................    15
Federal PLUS Loans .........................    18
Federal SLS Loans ..........................    18
Federal Stafford Loans .....................    18
Federal Supplemental Loans to Students  ....    18
Federal Unsubsidized Stafford Loans  .......    18
FFELP ......................................    18
Forbearance Period .........................    25
Funding Period .............................    16
Grace Period ...............................    25
Guarantee Agreements .......................    15
Guarantor ..................................    15
Index Shortfall Carryover ..................    37
Indirect Participants ......................    41
Interest Subsidy Payments ..................    22
OID ........................................    56
OID Regulations ............................    56
Participants ...............................    35
Parties in Interest ........................    60
Plans ......................................    59
Pool Balance ...............................    35
Pool Factor ................................    34
Prefunding Account .........................    45
PTCE .......................................    60
Purchase Amount ............................    44

                               64

                                               PAGE
                                             --------
Related Documents ..........................    39
Reserve Account ............................    49
Revolving Period ...........................    16
Secretary ..................................    28
Short-Term Note ............................    57
Special Allowance Payments .................    21
Transfer and Servicing Agreements ..........    44
Trust Accounts .............................    45
UCC ........................................    54
Wells Fargo ................................    14
Wells Fargo Student Loans I ................    14
Wells Fargo Student Loans II ...............    14
Wells Fargo Student Loans III ..............    14
Wells Fargo Student Loans IV ...............

================================================================================


                                  $554,147,000

                       FLOATING RATE ASSET-BACKED NOTES


                     WELLS FARGO STUDENT LOAN TRUST 2001-1
                                    ISSUER









                                   --------


                    P R O S P E C T U S  S U P P L E M E N T


                               NOVEMBER 15, 2001



                                   --------

SALOMON SMITH BARNEY                                    BEAR, STEARNS & CO. INC.

                      WELLS FARGO BROKERAGE SERVICES, LLC



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